Filed pursuant to Rule 424(b)(5)

Registration No. 333-279272

Premium Catering (Holdings) Limited

2,000,000 shares

This is an initial public offering of our ordinary shares, of par value at US$0.0000005 per share (the “Shares”). We are offering, on a firm commitment basis, 1,650,000 shares. Certain existing shareholders (“Selling Shareholders”) are offering an aggregate of 350,000 shares to be sold in the offering pursuant to this prospectus. We will not receive any proceeds from the sale of the shares to be sold by the Selling Shareholders. The initial public offering price of the shares is US$4.75 per share.

Prior to this offering, there has been no public market for our shares. We are approved to list our Shares on the Nasdaq under the symbol “PC”. This offering is contingent upon the listing of our shares on the Nasdaq.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 15 to read about factors you should consider before buying our shares.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Singapore through our wholly-owned subsidiary, Premium Catering. The shares offered in this offering are shares of our Company, a Cayman Islands holding company and not shares of the operating subsidiary. Investors in this offering will not directly hold equity interests in Premium Catering.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 13 and page 13 of this prospectus for more information.

Initial public offering price(1)	US$	4.75	US$	9,500,000	(4)
Underwriting discounts and commissions(2)	US$	0.356	US$	712,000
Proceeds to our Company before expenses(3)	US$	4.394	US$	7,250,100
Proceeds to the Selling Shareholders before expenses(1)(3)	US$	4.394	US$	1,537,900

(1) The initial public offering price per share is US$4.75.

(2) We have agreed to pay the underwriter a discount equal to 7.5% of the gross proceeds of the offering. For all investors referred directly by the Company to the Representative, the Company shall pay an underwriter discount equal to 4.5% of the aggregate gross proceeds raised from such investors. For purposes of the amounts set forth in this table assumes the Company does not refer any investors in this offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 127.

(3) Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 121.

(4) Includes US$7,837,500 gross proceeds from the sale of 1,650,000 shares offered by our Company and US$1,662,500 gross proceeds from the sale of 350,000 shares offered by the Selling Shareholders.

If we complete this offering, net proceeds will be delivered to us and the Selling Shareholders on the closing date.

The underwriter expects to deliver the shares to the purchasers against payment on or about September 26, 2024.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Bancroft Capital, LLC

The date of this prospectus is September 25, 2024.

Until October 20, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we, the Selling Shareholders nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholders nor the underwriter take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholders nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus outside the United States.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys including the Frost & Sullivan Report, a third party global research organization, commissioned by our Company. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	changes in the laws, regulations, policies and guidelines in Singapore;
●	the regulatory environment in Singapore;
●	competition in the food catering industry in Singapore;
●	the overall economic environment and general market and economic conditions in Singapore;
●	our ability to execute our strategies;
●	our ability to continue as a going concern;
●	changes in the need for capital and the availability of financing and capital to fund these needs;
●	our ability to anticipate and respond to changes in the market in which we operate, and in client demands, trends and preferences;
●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, typhoons and other adverse weather and natural conditions that affect our business or assets;
●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;
●	exposure to risks associated with food safety; and
●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The market for food catering may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of our Company adopted on August 9, 2024 and as supplemented, amended or otherwise modified from time to time. A copy of the Amended and Restated Memorandum and Articles of Association are filed as Exhibit 3.2 to our Registration Statement of which this prospectus forms a part.

“Better Access” means Better Access Enterprises Limited, a company incorporated in the BVI with limited liability on August 28, 2023 and is wholly-owned by Ms. Tsoi, Kuen Fuk Cherry, an Independent Third Party and which owns 4.30% of our issued and outstanding shares prior to this offering.

“Board” means the board of directors of our Company.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“Central Kitchen” means our central kitchen, storage and head office located at 21 Chin Bee Avenue, Singapore 619942, and where the context permits, shall also include the previous central kitchen located at 8A Admiralty Street #04-03, Food Exchange@Admiralty, Singapore 757437 and/or 8A Admiralty Street #06-36, Food Exchange@Admiralty, Singapore 757437.

“Company” means Premium Catering (Holdings) Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on May 30, 2023

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“COVID-19” means the Coronavirus Disease 2019.

“Directors” means the directors of our Company.

“EPHR” means the Environmental Public Health (Food Hygiene) Regulations of Singapore, as amended, supplemented and/or otherwise modified from time to time.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“Food Stall” means the food stall selling Indian food operated at Stall 1 (#01-K4), JTK Food and Beer House, located at 11A Jalan Tukang Road, #01-K3, Singapore 619267, which ceased operations on December 31, 2023.

“Frost & Sullivan” means Frost & Sullivan Limited, a business consulting firm involved in market research, analysis and growth strategy consulting and an Independent Third Party.

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“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors.

“Halal food” means food in accordance with the dietary standard as prescribed in the Muslim scripture, the Quran, or otherwise permissible for eating by Islamic law.

“Hero Global” means Hero Global Enterprises Limited, a company incorporated in the BVI with limited liability on August 16, 2021 and is our controlling shareholder, wholly-owned by Mr. Yu.

“HFCAA” means the Holding Foreign Companies Accountable Act.

“Independent Directors” means the independent non-Executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of our Company.

“MOM” means the Ministry of Manpower in Singapore.

“Mr. Gao” means Mr. Gao Lianquan, our Executive Director and Chief Executive Officer.

“Mr. Yu” means Mr. Yu Chun Yin, our Executive Director and controlling shareholder through Hero Global.

“Ms. Kong” means Ms. Kong Chan, an Independent Third Party, and which holds 4.90% of our issued and outstanding shares prior to this offering.

“MUIS” means Majlis Ugama Islam Singapura.

“NEA” means National Environmental Agency of Singapore.

“PCAOB” means the Public Company Accounting Oversight Board.

“Premium Catering” means Premium Catering Private Limited, a company incorporated in Singapore with limited liability on March 30, 2012 and an indirect wholly-owned subsidiary of our Company.

“Resale Shareholders” means collectively Mr. Gao, United Source, Ms. Kong, Trillion Able, and True Sage and each a “Resale Shareholder”.

“S$” means Singapore dollar(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholders” mean collectively Ms. Kong as to 25,000 shares and Mr. Gao as to 325,000 shares, each being existing shareholders of our Company that are selling a portion of their shares pursuant to this prospectus.

“SFA” means the Singapore Food Agency.

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“Smart Incubator” means our custom-made compartmentalized, heated and insulated food vending locker we use to deliver budget prepared meals to our customers at designated dormitories or work sites in a secured, hygienic and contactless manner.

“Starry Grade” means Starry Grade Limited, a company incorporated in the BVI with limited liability on September 4, 2023, and a direct wholly-owned subsidiary of our Company.

“Trillion Able” means Trillion Able International Limited, a company incorporated in the BVI with limited liability on August 15, 2023 and is wholly-owned by Mr. Cheung Yik Hang, an Independent Third Party and owns 4.90% of our issued and outstanding shares prior to this offering.

“True Sage” means True Sage International Limited, a company incorporated in the BVI with limited liability on November 4, 2022 and is wholly-owned by Mr. Ng Hao Feng, and holds 4.90% of our issued and outstanding shares prior to this offering.

“United Source” means United Source Ventures Limited, a company incorporated in the BVI with limited liability on August 31, 2021 and owned by Mr. Lam Chi Hei as to 73% and ZH Global Multi-Asset Fund OFC (acting for the account of Fuyu Fund) as to 27%, both Independent Third Parties and which owns 4.50% of our issued and outstanding shares prior to this offering.

“US$”, “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

“WSQ” means the Food and Beverage Workforce Skills Qualification system launched on July 12, 2006 by SkillsFuture Singapore as the national qualifications system for the food and beverage industry.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Mission

Our mission is to provide exceptional catering services to foreign workers and others ensuring they are nourished, energized and satisfied throughout their workday. We are committed to delivering a variety of delicious, authentic and high quality meals that not only meet the dietary needs and preferences of consumers of our meals, but in a clean, efficient and easily accessible manner.

Overview

We are a certified Halal food caterer specializing in Indian, Bangladesh and Chinese cuisine and we have over 11 years of experience in the catering services industry in Singapore. Mr. Gao, our founder, Executive Director and Chief Executive Officer, is a veteran in the catering industry. Adopting the motto, “Your Welfare Is Our Top Priority”, Mr. Gao set up the Central Kitchen in 2012 under the brand “Premium Catering” to supply budget prepared meals to foreign construction workers (whether individually or through the construction companies that employ them) in Singapore. Over our 11 years of operations, we have expanded and diversified our business to (i) supply budget prepared meals to a wider spectrum of customers, including, among others, foreign workers, students and other individuals residing in dormitories as well as foreign workers working in the construction, marine and manufacturing industries); (ii) operate the Food Stall in the canteen of a dormitory; and (iii) provide buffet catering services for private functions as well as corporate and community events, in Singapore. We also provide ancillary delivery services. As at September 30, 2023 and December 31, 2023, we have a Central Kitchen and a Food Stall, employing a total of 47 and 45 employees respectively with a fleet of five delivery vans. On December 31, 2023 we ceased operating the Food Stall.

We endeavor to leverage our successful track record, our brand image and the experience of our management team to embark on an expansion plan to increase our market share in the catering services industry in Singapore through automation, increasing the number of our food stalls as well as active promotion of our services.

Our primary source of revenue is food catering. For the fiscal years ended June 30, 2022 and June 30, 2023 and for the six-month period ended December 31, 2022 and 2023, we recorded revenue of approximately S$5.3 million, S$5.2 million, S$2.6 million and S$2.8 million respectively, primarily contributed by the revenue from the supply of budget prepared meals to a wider spectrum of customers, including, among others, foreign workers, students and other individuals residing in dormitories as well as foreign workers working in the marine and manufacturing industries. Our net income (loss) amounted to approximately S$0.5 million, S$(0.4) million, $S0.02 million and S$(0.5) million for the years ended June 30, 2022 and 2023 and for the six-month period ended December 2022 and 2023, respectively.

Our Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. For the year ended June 30, 2023 and six-month period ended December 2023, our Company reported net loss of S$0.4 million and S$0.5 million respectively. As of June 30, 2023 and December 31, 2023, our Company’s working capital deficit was S$0.4 million and S$1.5 million. Management has considered supplementing its available sources of funds through the cash generated from operations, other available sources of financing from Singapore banks and other financial institutions, financial comfort from our Company’s related party and financial support from our Company’s controlling shareholder. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on our Company’s business. All of these factors raise substantial doubt about the ability of our Company to continue as a going concern. The consolidated financial statements for the fiscal years ended June 30, 2023 and 2022 and for the six-month period ended December 2022 and 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

Competitive Strengths

We believe our competitive strengthens lie with the following:

●	our strong market recognition in the catering services industry in Singapore;
●	our strong commitment to quality of our food and services and food safety;
●	our deployment of an efficient and standardized management system;
●	our established and stable relationship with our major suppliers; and
●	our team of experienced managerial personnel.

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Growth strategies

Our principal objective is to sustain continuous growth in our business and strengthen our market position in the food catering industry with the following strategies:

●	Automation of our production line such as installing automated tray dispensers, rice loaders and feeding system, curry dispenser, soup dispenser, label applicator, heat sealing process and a built-in inspection system to bring up our production capacity to approximately 40,000 budget pre-packed meals

●

Open and/or acquire more food stalls in dormitory canteens or near worksites and/or dormitories, and increase our corporate catering business to cover a more diversified range of functions given our Halal certification, such as weddings, housewarming, conferences, seminars and opening ceremonies

●

Invest and upgrade our computer system by installing an enterprise resource planning (“ERP”) system that manages and integrates our Group’s activities in real-time to facilitate our allocation of manpower and resources in an efficient manner, and link the ERP system with our Smart Incubators to streamline the process of food preparation, delivery and collection

●

Enhanced marketing and sales strategies which shall include reaching out to non-profit organizations such as the Singapore Contractors Association Limited and the Dormitory Association Singapore Limited as well as conducting more door-to-door visits to construction work sites and dormitories

●	Close monitoring and forecast of our pricing policy so that we keep abreast with costs of ingredients, operating costs and trends and spending patterns of customers

Risks and Challenges

Investing in our shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 15 of this prospectus, which you should carefully consider before making a decision to purchase shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

●

social, economic, political and legal developments or instability, as well as any changes in government policies in Singapore could materially and adversely affect our business, results of operations, financial condition and business prospects;

●	exposure to risks associated with food safety may subject us to liability claims and damage to our reputation;
●

any deterioration in the market conditions of the industries where our customers work leading to the decline of hiring of foreign workers may affect our business, results of operations, financial condition and business prospects;

●	we may be unable to control our food costs and labor costs;
●	disruption in the operations of our Central Kitchen could have a material adverse effect on our business and results of operations;
●	changes in existing laws, regulations and government policies may cause us to incur additional costs;
●

The report of our independent registered public accounting firm on our consolidated financial statements includes an explanatory paragraph questioning our ability to continue as a going concern. We recorded net losses in the past and may not be able to continue as a going concern or achieve or maintain profitability in the future;

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●	our operating results could be materially harmed if we are unable to accurately forecast consumer demand for our products and services or we fail to adopt to such changes;
●	our success depends on our ability to maintain our reputation. If events occur that damage our reputation, our business and financial results may be harmed;
●	we face dynamic competition from a wide variety of competitors and failure to compete successful could result in a loss of market share, decreased revenue and profitability;
●	we may implement business strategies and future plans that may not be successful;
●	we may need additional capital, and financing may not be available on terms acceptable to us, or at all; and
●	we may incur liabilities that are not covered by insurance.

Risks Related to Our Securities and This Offering

●	an active trading market for our shares may not be established or, if established, may not continue and the trading price for our shares may fluctuate significantly;

●	we may not maintain the listing of our shares on the Nasdaq which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions;

●	the trading price of our Shares may be volatile, which could result in substantial losses to investors;

●	certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the relevant company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our shares;

●	if securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline;

●	the sale or availability for sale of substantial amounts of our shares, including the shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could adversely affect the market price;

●	short selling may drive down the market price of our shares;

●	because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution;

●	you must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price;

●	if we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected;

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●	if we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences;

●	as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards;

●	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law;

●	recently introduced economic substance legislation of the Cayman Islands may impact us or our operations;

●	certain judgments obtained against us by our shareholders may not be enforceable;

●	we are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;

●	we are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies;

●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us;

●	we will incur significantly increased costs and devote substantial management time as a result of the listing of our shares on the Nasdaq;

●	if we fail to meet applicable listing requirements, Nasdaq may delist our Shares from trading, in which case the liquidity and market price of our shares could decline; and

●	the shares being delisted under the HFCAA if the PCAOB is unable to inspect auditors who are located in Singapore.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company on May 30, 2023. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 6 Woodlands Walk, Singapore 738398. Our telephone number at this location is+ 65 6970 1488. Our principal website address is https://premium-catering.com.sg. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a “Controlled Company”

Upon completion of this offering, our issued and outstanding shares will consist of 16,000,000 Ordinary Shares. We will be a controlled company as defined under the Nasdaq Capital Market Company Guide Section 801(a), immediately after the completion of this offering, Hero Global will own approximately 10,547,250 Ordinary Shares, or 65.93% of our total issued and outstanding Ordinary Shares, representing approximately 65.93% of the total voting power. Consequently, our controlling shareholders will have the ability to determine all matters requiring approval by shareholders. Because, we will be a “controlled company” within the meaning of the Nasdaq Capital Market Rules, we are eligible for certain exemptions from the corporate governance requirements of the Nasdaq Capital Market listing rules. In the event that we were to lose our “controlled company” status, we intend to rely on the Nasdaq rules that permit a foreign private issuer to follow its home country requirements to some extent concerning corporate governance issues.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

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Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, which includes the following:

●	that our Company is not required to seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuance of Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our shares for less than the greater of book or market value of the shares.

The Offering

Offering Price	The initial public offering price is US$4.75 per share.

Shares offered by us	1,650,000 shares.

Shares offered by the Selling Shareholders	350,000 shares (of which Ms. Kong is selling 25,000 shares and Mr. Gao is selling 325,000 shares).

Shares issued and outstanding prior to this offering	14,350,000 shares.

Shares to be issued and outstanding immediately after this offering	16,000,000 shares.

Use of proceeds	We currently intend to use the net proceeds from this offering (i) to upgrade and integrate our information technology system; (ii) for automation of our production services; (iii) to strengthen our environmental, social, and governance (“ESG”); (iv) to expand and renew our fleet of delivery trucks; (v) for possible strategic acquisitions; (vi) for marketing and branding; (vii) to repay an interest free loan made by a shareholder to us for paying of expenses in connection with obtaining a listing of our shares; and; (viii) for general working capital and corporate purposes. See “Use of Proceeds” on page 29.

Lock-up	We, each of our Directors and Executive Officers and certain principal shareholders have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares or any other securities convertible into or exercisable or exchangeable for shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares. See “shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements” on page 128.

Risk factors	Investing in our shares involves risks. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Shares.

Listing	We have been approved to list the shares on the Nasdaq Capital Market.

Proposed trading symbol	PC

Transfer agent	Transhare Corporation

Payment and settlement	The underwriter expects to deliver the shares against payment therefor through the facilities of the Depository Trust Company on September 26, 2024.

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Social, economic, political and legal developments or instability, as well as any changes in government policies, in Singapore, could materially and adversely affect our business, results of operations, financial condition and business prospects

Our major assets and business operation is located in Singapore and, during the fiscal year ended June 30, 2023, all of our revenue was derived from Singapore. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments in Singapore. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies and introduction of new rules or regulations concerning our industry (such as the restriction on foreign labour), as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to a reduction in the number of foreign labour as well as can affect the industries in which the foreign workers work, such as construction and shipping, affect our business, results of operations, financial condition and business prospects. Our Directors anticipate that Singapore will continue to be the principal base of our business operations in the near future. There is no assurance that any future changes in the existing government policies, economic, social and political conditions and the business environment in Singapore, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of COVID-19, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on our business operations. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the foreign labor, as well as environmental or health and safety matters, in Singapore.

Going Concern and History of Net Losses

Our Company’s audited annual consolidated financial statements for the year ended June 30, 2023 (the “2023 Financial Statements”) and unaudited interim consolidated financial statement for the six-month period ended December 31, 2023, including the report of the independent registered public accounting firm with respect thereto, were prepared assuming that our Company will continue as a going concern, which assumes that our Company will be able to realize its assets and satisfy its liabilities in the normal course of business for the foreseeable future. As discussed in Note 2 to the 2023 Financial Statements, our Company has incurred losses and has negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern.

For the year ended June 30, 2023, our Company generated a net loss of S$441,745 and a working capital deficit of S$352,500. For the six-month period ended December 31, 2023, our Company generated a net loss of S$455,890 and a working capital deficit of S$1,521,742. The continued operations of our Company are dependent on management’s ability to manage costs, raise additional equity or debt, and on future profitable operations. Whether and when our Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due is uncertain. Furthermore, there can be no assurances that our Company will be able to raise funds through future debt or equity issuances. As a result of these conditions, management has concluded, in making its going concern assessment, that there are material uncertainties related to events and conditions that may cast significant doubt upon our Company’s ability to continue as a going concern.

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Exposure to risks associated with food safety may subject us to liability claims and damage to our reputation

Our Group is exposed to risks associated with food safety which may subject us to liability claims, damage our reputation and/or affect our relationship with our customers. Our main business activity is the preparation and supply of food. As a result, we are particularly exposed to damage resulting from actual or perceived issues regarding the safety or quality of the food provided by us. For the fiscal years ended June 30, 2023 and 2022, and for the six-month period ended December 31, 2023 and 2022, we did not experience any food safety issues. However, claims of illness, food poisoning and injury relating to contaminated, spoiled, mislabeled or adulterated food can require costly measures to investigate and remediate to, such as withdrawing products or destroying supplies and inventory that are unfit for consumption. We rely on strict adherence by employees to standards for food handling and preparation. Claims related to food quality or food mishandling are common in the food service industry and a number of these claims may exist at any given time. If we are found to be negligent in food safety, we may be exposed to significant liability, which could have an adverse impact on our Group’s results of operations. Even if any such claims are without merit, any negative publicity as a result of allegations of unsafe food service can have a significant impact on our Group’s reputation.

Any deterioration in the market conditions of the industries where our customers work leading to the decline of hiring of foreign workers may affect our business, results of operations, financial condition and business prospects

We primarily provide meal services to foreign workers reside in dormitories in the construction, marine and manufacturing industries. General economic, social and political conditions affecting these industries may reduce their requirement for foreign workers and in turn reduce the demand for our Group’s services and affect our overall operations. Worldwide downturns in the construction, marine and manufacturing industries may be experienced as a result of generally weak economic conditions leading to fewer hires and requirement for staff, in particular foreign workers. As such, our Group is dependent on the number of foreign workers in these industries which, in turn, is dependent on those industries’ performance and demand.

We may be unable to control our food costs and labor costs

Our business relies on our ability to purchase food supplies and prepare meals on a cost-efficient basis. Food costs are variable and prices are subject to the risk of inflation. Inflation in the price of food can be driven by several factors, such as scarcity due to poor weather conditions, increased oil and transport prices and overall population growth. In addition, because our business also require that we maintain a sizeable workforce, we are also sensitive to labor costs. In order to operate efficiently, it is important that we accurately predict and manage staffing levels. Failure to accurate manage food costs and labor costs or if we fail to pass on these increased costs could have a material and adverse affect on our financial performance.

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Disruption in the operations of our Central Kitchen could have a material adverse effect on our business and results of operations

We have established a Central Kitchen where our semi-processed or processed food are prepared. The purpose of the Central Kitchen is to centralise the process of ingredient preparation which would, in turn, bring about cost-saving and increase efficiency of the restaurant operations. Any disruption of operations at our Central Kitchen, such as electricity or water suspensions, for whatever reason, may result in our failure to prepare meals to our customers in a timely manner, or at all, which may cause part or all of our operations to suspend. If we are unable to offer our meals timely, we may experience a significant reduction in revenue and our brand value may suffer, resulting in a material adverse effect on our business and results of operations. As such, the disruptions at the Central Kitchen may potentially increase our cost and time in preparation of the meals leading to a decrease in revenue which ultimately have an adverse impact on our financial performance.

Changes in existing laws, regulations and government policies may cause us to incur additional costs

Our business operations are governed by various laws, regulations and government policies in Singapore. The SFA food safety regulations may change from time to time. We may be unable to comply with all these requirements in time, or at all, or we may need to incur substantial costs to be compliant, which may adversely affect our business operations and financial condition.

Our operating results could be materially harmed if we are unable to accurately forecast consumer trends and demand for our products and services or we fail to adapt to such change

We believe that our success is, to a significant extent, attributable to the ability of our Group’s to understand the types, variety and taste of food that foreign workers and other consumers crave and our ability to keep abreast with changes in their preference and seasonal ingredients. Due to the highly subjective nature of the consumer market and changes in tastes, we may be unable to capture or predict the future trend and continue to develop appealing and tasteful food products for our customers’ workers. If we fail to (i) capture, predict or respond timely to our customers’ workers’ preferences; or (ii) introduce appealing and tasteful products in a timely manner, our business and results of operations may be adversely affected.

Our success depends on our ability to maintain our reputation. If events occur that damage our reputation, our business and financial results may be harmed

Our business, results of operations and prospects depend, in part, on our ability to maintain our reputation for providing high quality food products and services. We could lose existing or potential clients if our reputation were to be associated with any negative publicity, including negative complaints raised by unsatisfied clients, poor food quality, contamination etc. that comes to the public’s attention. If we fail to successfully maintain, promote and position our brand and protect our reputation, our business, financial condition and operating results may be adversely affected.

We face dynamic competition from a wide variety of competitors and failure to compete successful could result in a loss of market share, decreased revenue and profitability

Our Group faces a dynamic competitive landscape marked by intense competition from a variety of players. Any inability by us to compete successfully with our competitors and adapt to changing market conditions could result in a loss in market share, decreased revenue and/or lower profitability. Our Group’s competitors range from small, local businesses to listed companies with substantial financial resources. We compete based on several factors, including the quality of our food products, the timeliness of deliveries, the variety of food products and our ability to tailor the food and services we offer to a client’s particular needs and our ability to manage costs effectively. If our clients and customers do not perceive the quality and cost value of our services, or if there is insufficient demand for our food products and services, our Group’s business, results of operations and financial position could be materially adversely affected.

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We may implement business strategies and future plans that may not be successful

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, our technology, competition and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully, as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all

Although our current cash and cash equivalents, anticipated cash flows from operating activities, other available sources of financing from Singapore banks and other financial institutions and the proceeds from this offering will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. The issuance and sale of additional equity would result in further dilution to our shareholders. The occurrence of any of these risks could adversely affect our operations or financial condition.

We may incur liabilities that are not covered by insurance

Our Group may incur liabilities that are not covered by insurance. We have taken out various types of insurance policies including general liability coverage and directors’ liability insurance. We may not always be able to accurately foresee all activities and situations in order to ensure that they are fully covered by the terms of its insurance policies and, as a result, we may not be covered by insurance in specific instances. While we seek to maintain appropriate levels of insurance, not all claims are insurable and we may experience major incidents of a nature that is not covered by insurance. We maintain an amount of insurance protection that we believes is adequate, but there can be no assurance that our insurance coverage will be sufficient or effective under all circumstances and against all liabilities to which our Group may be subject. Our Group may be unable to maintain our current insurance coverage or do so at a reasonable cost, which could have an adverse effect on our Group’s business, results of operations and financial position in the event of an uninsured loss.

We may expose to interest rate risk for the bank borrowings outstanding

We currently have five bank facilities of which four are fixed interest rate term loans taken out by Premium Catering in aggregate of approximately S$1.6 million with maturity dates of between September 2025 and July 2026, one is variable interest rate short term facility taken out by Premium Catering in the amount of S$0.2 million with maturity dates of between July 2023 and October 2023. Singapore banks have increased interest rates, as most loans are based on the Singapore Overnight Rate Average (SORA) or the Singapore Interbank Offered Rate (SIBOR) which moves historically in tandem with the interest rates set by the US Federal Reserve. Four of the facilities taken out by Premium Catering are at a fixed interest rate and were not affected by the rate increase. As a result of the rate hike, borrowing costs for the Group increased by S$2,843 and S$8,233 for the fiscal year ended June 30, 2023 and for the six-month period ended December 31, 2023. Despite the effect of the rate increase on our Group not being significant, if rates continue to rise and we are unable to pass this increased cost to our customers, our financial performance may be materially and adversely affected.

Risks Related to Our Securities and This Offering

An active trading market for our shares may not be established or, if established, may not continue and the trading price for our shares may fluctuate significantly

We cannot assure you that a liquid public market for our shares will be established. If an active public market for our shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

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We may not maintain the listing of our shares on the Nasdaq which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions

We intend to list our shares on the Nasdaq concurrently with this offering. In order to continue listing of our shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our Shares will continue to be listed on the Nasdaq in the future.

If the Nasdaq delists our shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our shares;

●	reduced liquidity for our shares;

●	a determination that our shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our shares are listed on the Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our shares may be volatile, which could result in substantial losses to investors

The trading price of our shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

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In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the relevant company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our shares

In addition to the risks addressed above in “— The trading price of our shares may be volatile, which could result in substantial losses to investors,” our shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our shares. In addition, investors of our shares may experience losses, which may be material if the price of our shares declines after this offering or if such investors purchase shares of our shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade(s) our shares, the market price for our shares would likely decline. If one or more of these analysts cease(s) to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our shares, including the shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could adversely affect the market price

Sales of substantial amounts of our shares in the public market after the completion of this offering and from the sale of shares held by our Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 14,350,000 shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by the Resale Shareholders and registered for sale under the Resale Prospectus may also be sold in the public market and the Resale Shareholders’ shares are not subject to lock-up agreements. There will be 16,000,000 shares outstanding immediately after this offering. In connection with this offering, our Directors and Executive Officers named in the section “Management,” have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriter, subject to certain exceptions, unless the underwriters release these securities from these restrictions. In connection with sale of shares by the Resale Shareholders, they may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our shares

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$4.485 per share, representing the difference between our as adjusted net tangible book value per share of US$0.265 as of December 31, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and the initial public offering price of US$4.75 per share. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price

We intend to use the net proceeds of this offering due to us as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds due to us from this offering may be placed in investments that do not produce income or that lose value.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

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Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

We currently lack personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements, which could result in (i) our failure to maintain effective internal control over financial reporting; (ii) result in errors in our financial statements; (iii) result in failure to meet our reporting obligations; and (iv) cause investors to lose confidence in our financial information.

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If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a “controlled company,” we are exempt from certain Nasdaq corporate governance requirements, which may result in our independent directors not having as much influence as they would if we were not a controlled company.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules, because one of our shareholders, namely Hero global, holds more than 50% of our voting power. Consequently, Hero global will have the ability to determine all matters requiring approval by shareholders. Therefore, for so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that:

●	a majority of our board of directors must be independent directors;
●	our compensation committee must be composed entirely of independent directors; and
●	our corporate governance and nomination committee must be composed entirely of independent directors.

Although we currently comply with the above governance requirements, that may change in the future.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards

As a foreign private issuer that has applied to list our shares on the Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of shares, such as transactions, other than a public offering, involving the sale of 20% or more of our shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. We intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. We will also be subject to the U.S. securities laws. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands (as compared to the U.S. law) as well as from English common law. The decisions of the English courts are of highly persuasive authority, but are not binding on Cayman Islands courts (except for those decisions handed down from the Judicial Committee of the Privy Council to the extent that these have been appealed from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are broadly similar to those in other common law jurisdiction, but there may be differences in the statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, if shareholders want to proceed against our Company outside of the Cayman Islands, they will need to demonstrate that they have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no guarantee that the courts of the Cayman Islands would automatically recognize or enforce against us judgments of courts of Singapore or the United States predicated upon the civil liability provisions of the Singapore securities laws or the federal securities laws of the United States or any state. In addition, the courts of the Cayman Islands will not recognize and enforce a judgment predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are taxes, fines or penal in nature, or otherwise contrary to public policy, including punitive damages.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Memorandum and Articles of Association, the register of mortgages and charges and any special resolutions passed by shareholders) or to obtain copies of registers of shareholders of these companies. Our Directors are not required under our Amended and Restated Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Recently introduced economic substance legislation of the Cayman Islands may impact us or our operations

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as we are a tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on us or our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on us.

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Certain judgments obtained against us by our shareholders may not be enforceable

We are a Cayman Islands exempted company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current Directors and Executive Officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Service of court documents on a Cayman Islands company can be effected by serving the documents at our Company’s registered office and it may be possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our Directors and Executive Officers, they will need to ensure that they comply with the rules of the jurisdiction where our Directors and Executive Officers are located. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our Directors and Executive Officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our Executive Officers, Directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, depending on where our Directors and Executive Officers are located.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on December 31, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or Executive Officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our Executive Officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our shares on the Nasdaq

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If we fail to meet applicable listing requirements, Nasdaq may delist our shares from trading, in which case the liquidity and market price of our Shares could decline

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Shares;

●	reduced liquidity for our Shares;

●	a determination that our shares are “penny stock”, which would require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

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The shares being delisted under the HFCAA if the PCAOB is unable to inspect auditors who are located in Singapore

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our Company’s shares from being traded on a national securities exchange or in the over-the- counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to the laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Onestop Assurance PAC is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in April 2022. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments add uncertainties to our offering, and we cannot assure you whether the Nasdaq or regulatory authorities would not apply additional and/or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Singapore

Shook Lin & Bok LLP, our counsel as to Singapore legal matters has advised that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our Executive Officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

USE OF PROCEEDS

We expect to receive approximately US$6,079,465 of net proceeds from this offering after deducting underwriting discounts and commissions of US$587,713 and estimated offering expenses of approximately US$1,170,223 (including $102,500 in non-accountable offering expenses) payable by us. We will not receive any proceeds from the sale of the shares by the Selling Shareholders.

We currently intend to use:

(i)	9% or approximately US$563,352 of the net proceeds due to us to upgrade and integrate our information technology system such as improving our information technology infrastructure and implementation of a new ERP system which includes data storage, electronic documentation, an optimized accounting system, mobile job order capabilities and meals tracking management system;

(ii)	18% or approximately US$1,064,109 of the net proceeds due to us to for automation of our production services;

(iii)	9% or approximately US$563,352 of the net proceeds due to us to strengthen our ESG;

(iv)	18% or approximately US$1,064,109 of the net proceeds due to us to expand and renew our fleet of delivery trucks;

(v)	15% or approximately US$913,730 for possible strategic acquisitions. As of the date of this prospectus, no acquisition targets have been identified;

(vi)	9% or approximately US$563,352 of the net proceeds due to us to for marketing and branding;

(vii)	8% or approximately US$500,000 to repay an interest free loan from Hero Global in the aggregate amount of US$500,000 to us in connection with the paying of expenses of obtaining a listing of our shares. The amount outstanding under the loan as at the date of this prospectus is approximately US$500,000 and is repayable on the earlier of our listing or October 31, 2024; and

(viii)	The balance of the net proceeds of approximately $847,461 due to us for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 1,650,000 shares in this offering at an initial public offering price of US$4.75 per share, after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As at December 31, 2023
Shareholders’ Equity	Actual	As adjusted
	US$’000	US$’000

Shares, par value US$0.0000005 per share, 1,000,000,000,000 shares authorized, 20,000,000 shares outstanding on an actual basis, 21,650,000 shares issued and outstanding on an as adjusted basis**	*	*
Additional paid-in capital	454	6,533
Capital reserves	-	-
Accumulated other comprehensive loss	-	-
Retained earnings	(790)	(790)
	(335)	5,743
Total Shareholders’ Equity	(335)	5,743

Indebtedness
Bank borrowings	1,240	1,240
Total Indebtedness	1,240	1,240
Total Capitalization	905	6,983

*Amount denotes less than US$1,000.

** Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

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DIVIDEND POLICY

When considering the distribution of a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit, retained earnings, or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

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DILUTION

Investors purchasing our shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our shares and the pro forma as adjusted net tangible book value per share of our shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding shares. After giving effect to the sale of shares in this offering by our Company at an initial public offering price of US$4.75 per share, after deducting US$587,813 in underwriting discounts and commissions and estimated offering expenses payable by our Company of approximately US$1,170,223 (including $102,500 in non-accountable offering expenses), the pro forma as adjusted net tangible book value as of December 31, 2023 would have been approximately US$5.74 million, or US$0.265 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.282 per share to our existing stockholders and an immediate dilution of US$4.485 per share to new investors purchasing shares in this offering.

The following table illustrates this dilution on a per Share basis to new investors.

US$
Initial public offering price per share	4.75
Historical net tangible book value per share as of December 31, 2023	(0.017)
Increase in as adjusted net tangible book value per Share attributable to the investors in this offering	0.282
Pro forma net tangible book value per share after giving effect to this offering	0.265
Dilution per Share to new investors participating in this offering	4.485

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following consolidated financial data as of December 31, 2023, June 30, 2023 and 2022 and for the six-month period ended December 31, 2023 and 2022 and financial years ended June 30, 2023 and 2022 have been derived from our unaudited interim condensed consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus. The summary financial data set forth below should be read in conjunction with, and are qualified by reference to, “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

UNAUDITED INTERIM CONDENSED STATEMENTS OF INCOME (LOSS) /COMPREHENSIVE INCOME (LOSS)

(Amount in dollar, except for share and per share data, or otherwise noted)

	For the six-month period ended December 31,
	2022	2023	2023
	S$	S$	US$(1)

Revenues, net	2,607,720	2,829,507	2,144,703

Cost of revenues	(1,980,577)	(2,195,076)	(1,663,819)

Gross profit	627,143	634,431	480,884

Operating expenses:
Selling and distribution	(4,384)	(26,519)	(20,101)
General and administrative	(546,937)	(1,001,759)	(759,311)
Total operating expenses	(551,321)	(1,028,278)	(779,412)

Income (Loss) from operations	75,822	(393,847)	(298,528)

Other income (expense):
Interest expense	(42,661)	(86,770)	(65,770)
Government grants	2,790	4,863	3,686
Other income	21,300	19,864	15,056
Total other income/(expense), net	(18,571)	(62,043)	(47,028)

Income (Loss) before income taxes	57,251	(455,890)	(345,556)

Income tax expense	(73,732)	-	-

NET INCOME (LOSS)/ COMPREHENSIVE INCOME (LOSS)	(16,481)	(455,890)	(345,556)

Net income/ (loss) per share attributable to shareholders
Basic and diluted(2)	(0.00)	(0.02)	(0.02)

Weighted average number of Shares outstanding
Basic and diluted(2)	20,000,000	20,000,000	20,000,000

(1)	Calculated at the rate of US$1.3193= S$1, as set forth in the statistical release of the Federal Reserve System on December 31, 2023.
(2)	Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

33

CONSOLIDATED STATEMENTS OF INCOME (LOSS) /COMPREHENSIVE INCOME (LOSS)

(Amount in dollar, except for share and per share data, or otherwise noted)

	Year ended June 30,
	2022	2023	2023
	S$	S$	US$(1)

Revenues, net	5,266,589	5,213,810	3,855,513

Cost of revenues	(3,997,436)	(4,066,566)	(3,007,148)

Gross profit	1,269,153	1,147,244	848,365

Operating expenses:
Selling and distribution	(11,000)	(27,719)	(20,497)
General and administrative	(1,062,174)	(1,516,758)	(1,121,614)
Total operating expenses	(1,073,174)	(1,544,477)	(1,142,111)

Income (Loss) from operations	195,979	(397,233)	(293,746)

Other income (expense):
Interest expense	(76,418)	(134,430)	(99,409)
Government grants	169,675	22,270	16,468
Other income	258,097	67,648	50,024
Total other income/(expense), net	351,354	(44,512)	(32,917)

Income (Loss) before income taxes	547,333	(441,745)	(326,663)

Income tax expense	(33,999)	-	-

NET INCOME (LOSS)/ COMPREHENSIVE INCOME (LOSS)	513,334	(441,745)	(326,663)

Net income/ (loss) per share attributable to Shareholders
Basic and diluted(2)	0.03	(0.02)	(0.02)

Weighted average number of shares outstanding
Basic and diluted(2)	20,000,000	20,000,000	20,000,000

(1)	Calculated at the rate of US$1.3523= S$1, as set forth in the statistical release of the Federal Reserve System on June 30, 2023.
(2)	Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

34

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Amount in dollar, except for share and per share data, or otherwise noted)

	As of June 30, 2023	As of December 31, 2023	As of December 31, 2023
	S$	S$	US$(1)

ASSETS
Current assets:
Cash and cash equivalents	117,527	116,787	88,522
Accounts receivable, net	702,746	704,565	534,045
Amount due from related parties	210,834	81,152	61,512
Inventories	40,192	24,996	18,946
Deposits, prepayments and other receivables	1,523,906	1,178,054	892,938
Total current assets	2,595,205	2,105,554	1,595,963

Non-current assets:
Property and equipment, net	301,624	251,073	190,308
Operating lease right-of-use assets	4,806,881	4,287,623	3,249,923
Deferred financing cost	-	417,766	316,657
Total non-current assets	5,108,505	4,956,462	3,756,888

TOTAL ASSETS	7,703,710	7,062,016	5,352,851

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payables, accruals, and other current liabilities	962,754	922,693	699,382
Amount due to related party	-	98,261	74,480
Amount due to a shareholder	-	417,766	316,657
Bank borrowings	814,093	1,004,588	761,455
Lease liabilities	56,017	56,017	42,459
Operating lease payable	1,080,855	1,093,985	829,216
Income tax payable	33,986	33,986	25,761
Total current liabilities	2,947,705	3,627,296	2,749,410

Non-current liabilities:
Bank borrowings	936,888	631,889	478,958
Lease liabilities	80,507	52,499	39,793
Operating lease payable	3,726,026	3,193,638	2,420,706
Total non-current liabilities	4,743,421	3,878,026	2,939,457

TOTAL LIABILITIES	7,691,126	7,505,322	5,688,867

Commitments and contingencies	-

Shareholders’ equity
Share, par value US$0.0000005, 1,000,000,000,000 shares authorized, 20,000,000 shares issued and outstanding(2)	10	10	8
Additional paid-in capital	598,980	598,980	454,013
Retained earnings	(586,406)	(1,042,296)	(790,037)
Total shareholders’ equity	12,584	(443,306)	(336,016)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	7,703,710	7,062,016	5,352,851

(1) Calculated at the rate of US$1.3193= S$1, as set forth in the statistical release of the Federal Reserve System on December 31, 2023.

(2) Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

35

CONSOLIDATED BALANCE SHEETS

(Amount in dollar, except for share and per share data, or otherwise noted)

	As of June 30,
	2022	2023	2023
	S$	S$	US$(1)

ASSETS
Current assets:
Cash and cash equivalents	141,551	117,527	86,909
Accounts receivable, net	808,616	702,746	519,667
Amount due from related parties	993,459	210,834	155,908
Inventories	-	40,192	29,721
Deposits, prepayments and other receivables	2,238,942	1,523,906	1,126,899
Total current assets	4,182,568	2,595,205	1,919,104

Non-current assets:
Property and equipment, net	392,928	301,624	223,045
Operating lease right-of-use assets	122,567	4,806,881	3,554,596
Total non-current assets	515,495	5,108,505	3,777,641

TOTAL ASSETS	4,698,063	7,703,710	5,696,745

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payables, accruals, and other current liabilities	536,989	962,754	711,936
Amount due to related parties	274,832	-	-
Bank borrowings	587,945	814,093	602,006
Lease liabilities	56,017	56,017	41,423
Operating lease payable	122,567	1,080,855	799,272
Income tax payable	107,718	33,986	25,132
Total current liabilities	1,686,068	2,947,705	2,179,769

Non-current liabilities:
Bank borrowings	1,550,158	936,888	692,811
Lease liabilities	137,508	80,507	59,534
Operating lease payable	-	3,726,026	2,755,325
Total non-current liabilities	1,687,666	4,743,421	3,507,670

TOTAL LIABILITIES	3,373,734	7,691,126	5,687,439

Commitments and contingencies	-	-	-

Shareholders’ equity
Share, par value US$0.0000005, 1,000,000,000,000 shares authorized, 20,000,000 shares issued and outstanding(2)	10	10	7
Additional paid-in capital	598,980	598,980	442,935
Retained earnings	725,339	(586,406)	(433,636)
Total shareholders’ equity	1,324,329	12,584	9,306

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	4,698,063	7,703,710	5,696,745

(1) Calculated at the rate of US$1.3523= S$1, as set forth in the statistical release of the Federal Reserve System on June 30, 2023.

(2) Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Except as otherwise noted, all references to 2023 refer to the year ended June 30, 2023 and all references to 2022 refer to the year ended June 30, 2022.

Overview of Our Business

Our Company was incorporated in the Cayman Islands on May 30, 2023 under the Companies Act as an exempted company with limited liability. Our Company, through its subsidiary namely Premium Catering, is a certified Halal food caterer specializing in Indian, Bangladesh and Chinese cuisine and we have over 11 years of experience in the catering services industry in Singapore. We have set up the Central Kitchen in 2012 under the brand “Premium Catering” to supply budget prepared meals to foreign construction workers (whether individually or through the construction companies that employ them) in Singapore. Since inception, we have expanded and diversified our business to (i) supply budget prepared meals to a wider spectrum of customers, including, among others, foreign workers, students and other individuals residing in dormitories as well as foreign workers working in the marine and manufacturing industries); (ii) operate the Food Stall in a canteen of a dormitory; and (iii) provide buffet catering services for private functions as well as corporate and community events in Singapore. We also provide ancillary delivery services. As of September 30, 2023 and up to December 31, 2023, we had a Central Kitchen and a Food Stall, employing a total of 47 and 45 employees respectively, with a fleet of five delivery vans. On December 31, 2023 we ceased operating the Food Stall.

Results of Operations

Our primary source of revenue is food catering. For the six-month period ended December 31, 2022 and 2023 and financial years ended June 30, 2022 and 2023, we recorded revenue of approximately S$2.6 million and S$2.8 million, S$5.3 million and S$5.2 million respectively, primarily contributed by the revenue from the supply of budget prepared meals to a wider spectrum of customers, including, among others, foreign workers, students and other individuals residing in dormitories as well as foreign workers working in the marine and manufacturing industries.

The following table shows our statement of income (loss) data for the six-month period ended December 31, 2022 and 2023. For further information regarding the results of our operations, see our financial statements appearing elsewhere in this prospectus.

	For the six months ended December 31,
	2022	2023	Change
	S$	S$	S$
Revenues, net	2,607,720	2,829,507	221,787	8.5%
Cost of revenues	(1,980,577)	(2,195,076)	(214,499)	10.8%
Gross profit	627,143	634,431	7,288	1.2%
Operating expenses:
General and administrative	(546,937)	(1,001,759)	(454,822)	83.2%
Selling and distribution	(4,384)	(26,519)	(22,135)	504.9%
Total operating expenses	(551,321)	(1,028,278)	(476,957)	86.5%

Income (Loss) from operations	75,822	(393,847)	(469,669)	(619.4)%
Other income (expense):
Interest expense	(42,661)	(86,770)	(44,109)	103.4%
Government grants	2,790	4,863	2,073	74.3%
Other income	21,300	19,864	(1,436)	(6.7)%
Total other income/(expense), net	(18,571)	(62,043)	(43,472)	(234.1)%

Income (Loss) before income taxes	57,251	(455,890)	(513,141)	(896.3)%
Income tax expense	(73,732)	-	73,732	(100.0)%
Net income (loss)	16,481	(455,890)	(439,409)	2666.1%

The following table shows our statement of income (loss) data for the financial years ended June 30, 2022 and 2023. For further information regarding the results of our operations, see our financial statements appearing elsewhere in this prospectus.

	Financial Years ended June 30,
	2022	2023	Change
	S$	S$	S$
Revenues, net	5,266,589	5,213,810	(52,779)	(1.0)%
Cost of revenues	(3,997,436)	(4,066,566)	(69,130)	1.7%
Gross profit	1,269,153	1,147,244	(121,909)	(9.6)%
Operating expenses:
General and administrative	(1,062,174)	(1,516,758)	(454,584)	42.8%
Selling and distribution	(11,000)	(27,719)	(16,719)	152%
Total operating expenses	(1,073,174)	(1,544,477)	(471,303)	43.9%

Income (Loss) from operations	195,979	(397,233)	(593,212)	(302.7)%
Other income (expense):
Interest expense	(76,418)	(134,430)	(58,012)	75.9%
Government grants	169,675	22,270	(147,405)	(86.9)%
Other income	258,097	67,648	(190,449)	(73.8)%
Total other income/(expense), net	351,354	(44,512)	(395,866)	(112.7)%

Income (Loss) before income taxes	547,333	(441,745)	(989,078)	(180.7)%
Income tax expense	(33,999)	-	33,999	(100.0)%
Net income (loss)	513,334	(441,745)	(955,079)	(186.1)%

37

Key Factors Affecting the Results of Our Group’s Operations

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed ‘‘Risk Factors’’ and those set out below:

Exposure to risks associated with food safety which may subject us to liability claims and damages to our reputation

Our Group is exposed to risks associated with food safety which may subject us to liability claims, damage our reputation and/or affect our relationship with our customers. Such liability claims are common in the food service industry and can require costly measures to investigate and remediate to. Even if any such claims are without merit, any negative publicity as a result of allegations of unsafe food service can have a significant impact on our Group’s reputation.

Any deterioration in the market conditions of the industries where our customers work leading to the decline of hiring of foreign workers may affect our business, results of operations, financial condition and business prospects

Our Group primarily provides meal services to foreign workers in the construction, marine, manufacturing and dormitories industries. General economic downturns, social and political conditions may negatively affect these industries causing the reduction in demand for foreign workers and thus, in turn, reduce the demand for our Group’s services and affect our overall operations.

We may be unable to control our food costs and labor costs

Our Group relies on our ability to source food supplies and prepare meals on a cost-efficient basis, however food costs varies and prices are subject to the risk of inflation. In addition, our Group requires that we maintain a sizeable workforce, as such we are sensitive to labor costs. If we fail to pass on these increased costs, we could have a material and adverse effect on our financial performance.

Disruption in the operations of our Central Kitchen could have a material adverse effect on our business and results of operations

We have established a Central Kitchen to centralise the process of ingredient preparation which would in turn bring about cost-saving and increase efficiency of the restaurant operations.

However, should there be any unforeseeable disruptions at the Central Kitchen, such as electricity or water suspensions, we may have to suspend our operations and we would fail to meet demands of prepacked meals in a timely manner. Unforeseeable disruptions may increase cost and time in preparing prepacked meals, causing the significant reduction in our revenue, which would materially affect our overall financial performance.

38

Description and Analysis of Principal Components of Our Results of Operations

The following discussion is based on our Company’s historical results of operations and may not be indicative of our Company’s future operating performance.

Revenue

During the six months ended December 31, 2022 and 2023, our revenue was mainly derived from (i) the supply budget prepared meals; (ii) the operation of Food Stall in a canteen of a dormitory; and (iii) providing buffet catering services. The following table sets out the revenue generated from these business activities during the six-month period ended December 31, 2022 and 2023:

	For the six-month period ended December 31,
	2022		2023
	S$	%	S$	%

Supply of budget prepared meals	2,535,822	97.3	2,436,297	86.2
Operation of Food Stall (1) (3)	70,640	2.7	349,083	12.3
Buffet catering services (2)	1,008	-	40,515	1.4
Ancillary delivery services	250	-	3,612	0.1
Total sales of food catering	2,607,720	100.0	2,829,507	100.0

(1) In September 2022, our Company set up a Food Stall to operate as a retail food establishment in one of the canteen of a dormitory.

(2) In December 2022, our Company commenced the business of buffet catering services for private functions as well as corporate and community events.

(3) In December 2023, we closed our Food Stall at Stall 1 (#01-K4), JTK Food and Beer House, located at 11A Jalan Tukang Road, #01-K3, Singapore 619267, and ceased operations on December 31, 2023.

Overall, our total revenue increased by approximately S$0.2 million or 8.5% to approximately S$2.8 million for the six months ended December 31, 2023 from approximately S$2.6 million in December 31, 2022. The increase was mainly due to the increase in revenue generated from operation of food stall of approximately S$0.3 million and buffet catering service of approximately S$0.04 million, while partially offset by the decrease in revenue generated from supply of budgeted prepared meals of approximately S$0.1 million.

Increase in revenue in operation of food stall and buffet catering service is in conjunction of the full six months impact of sales in 2023 from the new business operation. We have set up the Food Stall in a canteen of a dormitory in September 2022 and also started offering buffet catering services in December 2022 for private functions as well as corporate and community events when the Singapore government lifted most of the social gathering restrictions imposed as a result of the COVID-19 pandemic.

The decrease in revenue generated from the supply of budget prepared meals for approximately S$0.1 million or 3.9% to approximately S$2.4 million for the six-month period ended December 31, 2023 was mainly due to the cessation of supplying budget prepared meals to customers with lower margins and the relocation of our Central Kitchen to its newly renovated premises.

During the financial years ended June 30, 2022 and 2023, our revenue was mainly derived from (i) the supply budget prepared meals; (ii) the operation of Food Stall in a canteen of a dormitory; and (iii) providing buffet catering services. The following table sets out the revenue generated from these business activities during the financial years ended June 30, 2022 and 2023:

	Financial Year ended June 30,
	2022		2023
	S$	%	S$	%

Supply of budget prepared meals	5,264,531	100.0	4,961,215	95.2
Operation of Food Stall (1)	-	-	236,059	4.5
Buffet catering services (2) (3)	-	-	14,496	0.3
Ancillary delivery services	2,058	-	2,040	-
Total sales of food catering	5,266,589	100.0	5,213,810	100.0

(1) In September 2022, our Company set up a Food Stall to operate as a retail food establishment in one of the canteen of a dormitory.

(2) In December 2022, our Company commenced the business of buffet catering services for private functions as well as corporate and community events.

(3) In December 2023, we closed our Food Stall at Stall 1 (#01-K4), JTK Food and Beer House, located at 11A Jalan Tukang Road, #01-K3, Singapore 619267, and ceased operations on December 31, 2023.

Overall, our total revenue decreased marginally by approximately S$0.05 million or 1.0% to approximately S$5.2 million for the year ended June 30, 2023 from approximately S$5.3 million in June 30, 2022. The decrease was mainly due to the decrease in revenue generated from supply of budget prepared meals of approximately S$0.3 million, while partially offset by the increase in revenue generated from new business operation of Food Stall and buffet catering services totaling approximately S$0.3 million.

The decrease in revenue generated from the supply of budget prepared meals of approximately S$0.3 million or 5.8% to approximately S$5.0 million for the year ended June 30, 2023 from approximately S$5.3 million in June 30, 2022 was mainly due to the cessation of supplying budget prepared meals to customers with lower margins and the relocation of our Central Kitchen to its newly renovated premises. In conjunction with this, we have set up the Food Stall in a canteen of a dormitory and also started offering buffet catering services for private functions as well as corporate and community events when the Singapore government lifted most of the social gathering restrictions imposed as a result of the COVID-19 pandemic.

39

Cost of revenue

During the six-month period ended December 31, 2022 and 2023, our cost of revenue was mainly comprised of raw materials costs, direct wages costs and packing material cost. For six-month period ended December 31, 2022 and 2023, our cost of revenue amounted to approximately S$2.0 million and S$2.2 million, respectively.

During the financial years ended June 30, 2022 and 2023, our cost of revenue was mainly comprised of raw materials costs, direct wages costs and packing material cost. For the years ended June 30, 2022 and 2023, our cost of revenue amounted to approximately S$4.0 million and S$4.1 million, respectively.

Gross profit and gross profit margin

Our total gross profit amounted to S$0.6 million and S$0.6 million for the six-month period ended December 31, 2022 and 2023, respectively. Our overall gross profit margins were approximately 24.0% and 22.4% for the six-month period ended December 31, 2022 and 2023, respectively. Our total gross profit decreased during the six-month period ended December 31, 2023 mainly due to the increase in the prices of raw material.

Our total gross profit amounted to S$1.3 million and S$1.1 million for the financial years ended June 30, 2022 and 2023, respectively. Our overall gross profit margins were approximately 24.1% and 22.0% for the financial years ended June 30, 2022 and 2023, respectively. Our total gross profit decreased during the year ended June 30, 2023 mainly due to the increase in the prices of raw material.

General and administrative expenses

Our general and administrative expenses primarily consist of (i) staff cost; (ii) operating lease expense; (iii) depreciation expenses; (iv) vehicle maintenance expense; (v) administrative expense; (vi) land rent; and (vii) other miscellaneous expenses.

The following table sets forth the breakdown of our general and administrative expenses for the six-month period ended December 31, 2022 and 2023:

	For the six months ended December 31,
	2022	2023	Change
	S$	S$	S$	%
Staff costs	135,465	251,958	116,493	86.0%
Operating lease expense	155,152	555,071	399,919	257.8%
Depreciation	68,031	52,001	(16,030)	(23.6)%
Vehicle maintenance expense	64,062	70,861	6,799	10.6%
Repair and maintenance	15,891	8,483	(7,408)	(46.6)%
Handling charges	10,434	3,581	(6,853)	(65.7)%
Write-off of property and equipment	18,975	-	(18,975)	(100)%
Legal and professional fees	4,720	3,478	(1,242)	(26.3)%
Rental of workers’ dormitory	23,042	700	(22,342)	(97.0)%
Others	51,165	55,626	4,461	8.7%

Total	546,937	1,001,759	454,822	83.2%

The following table sets forth the breakdown of our general and administrative expenses for the years ended June 30, 2022 and 2023:

	Financial Years ended June 30,
	2022	2023	Change
	S$	S$	S$	%
Staff costs	365,066	324,140	(40,926)	(11.2)%
Operating lease expense	186,179	728,015	541,836	291.0%
Depreciation	92,517	117,288	24,771	26.8%
Vehicle maintenance expense	89,630	125,550	35,920	40.1%
Repair and maintenance	15,826	25,635	9,809	62.0%
Handling charges	51,500	22,882	(28,618)	(55.6)%
Doubtful debts expense	33,170	2,429	(30,741)	(92.7)%
Property tax	21,045	-	(21,045)	nm %
Land rent	56,012	-	(56,012)	nm %
Write-off of property and equipment	-	18,975	18,975	nm %
Legal and professional fees	47,648	6,618	(41,030)	(86.1)%
Rental of workers’ dormitory	29,565	24,681	(4,884)	(16.5)%
Others	74,016	120,545	46,529	62.9%

Total	1,062,174	1,516,758	454,584	42.8%

40

Our general administrative expenses amounted to approximately S$0.5 million and S$1.0 million for the six-month period ended December 31, 2022 and 2023, respectively. General administration expense forms part of the fixed running cost of our Company. In 2023, our Company expanded its production facilities and moved into newly leased premises in December 2022. The newly leased premises are a three-story building with a gross floor area of approximately 26,905 square feet. The increase in the operating lease expense of leasing the Central Kitchen and office has resulted in the increase in general administrative expenses by S$0.5 million for the six-month period ended December 31, 2023.

Staff costs were mainly salaries, Central Provident Fund contributions and bonuses to our employees, primarily our corporate, executive, finance, and other administrative and procurement/logistic employees. There was an increase in staff cost from the six-month period ended December 31, 2022 to six-month period ended December 31, 2023, mainly due to increase in headcount of administrative and finance headcounts.

Operating lease expenses were mainly the operating lease expenses of our Central Kitchen and office in Chin Bee Avenue. Since December 2022, we moved from the two-unit rented factory workshop at Food Xchange @ Admiralty with a total built up area of 4,500 sq. ft. to 21 Chin Bee Avenue, which includes the Central Kitchen, our head office and ancillary areas with a total built up area of 26,905 sq. feet. This has resulted in the increase in operating lease expenses for the six-month period ended December 31, 2023 by approximately S$0.4 million or 258%.

Depreciation expenses were charged on our property and equipment which included (i) machine and equipment; (ii) furniture and fittings; (iii) office equipment; (iv) motor vehicles and (v) renovation expenses. For the six-month period ended December 31, 2023, the decrease in depreciation is mainly due to the write off of furniture and fittings and renovation in old office.

Handling charges relate to fees to dormitory operators for the logistical dissemination of packed meals to foreign workers during the period of movement control under the Circuit Breaker Measures due the COVID-19 pandemic. For the six-month period ended December 31, 2023, the decrease is mainly due to the end of this movement control.

Write-off of property and equipment is mainly the write-off of renovation costs previously capitalized for our former Central Kitchen at Food Xchange @ Admiralty after the relocation of Central Kitchen to Chin Bee Avenue.

Legal and professional fees mainly represented legal and consultancy and business advisory fees which were ad hoc and mainly incurred for six-month period ended December 31, 2022 and hence resulted in decrease in such expenses for the six-month period ended December 31, 2023.

Others expenses were mainly comprised of upkeep of kitchen, upkeep of motor vehicle, cleaning fee and pest control fee.

Our general administrative expenses amounted to approximately S$1.1 million and S$1.5 million for the financial years ended June 30, 2022 and 2023, respectively. General administration expense forms part of the fixed running cost of our Company. In 2023, our Company expanded its production facilities and moved into newly-leased premises in December 2022. The newly-leased premises are a three-story building with a gross floor area of approximately 26,905 square feet. The increase in the operating lease expense of leasing the Central Kitchen and office has resulted in the increase in general administrative expenses by S$0.5 million for the year ended June 30, 2023.

Staff costs were mainly salaries, Central Provident Fund contributions and bonuses to our employees, primarily our corporate, executive, finance and other administrative and procurement/logistic employees. There was a decrease in staff cost from the year ended June 30, 2022 to the year ended June 30, 2023, mainly due to turnover of administrative headcount and revision of key management’s salaries.

41

Operating lease expenses were mainly the operating lease expenses of our Central Kitchen and office in Chin Bee Avenue. Since December 2022, we moved from the two-unit rented factory workshop at Food Xchange @ Admiralty with a total built up area of 4,500 sq. ft. to 21 Chin Bee Avenue, which includes the Central Kitchen, our head office and ancillary areas with a total built up area of 26,905 sq. feet. This has resulted in the increase in operating lease expenses for the year ended June 30, 2023 by approximately S$0.5 million or 291%.

Depreciation expenses were charged on our property and equipment which included (i) machine and equipment; (ii) furniture and fittings; (iii) office equipment; (iv) motor vehicles and (v) renovation expenses. For the financial year ended June 30, 2023, the increase in depreciation is mainly due to amortization of newly acquired furniture and fittings for the new head office.

Handling charges relate to fees to dormitory operators for the logistical dissemination of packed meals to foreign workers during the period of movement control under the Circuit Breaker Measures due the COVID-19 pandemic. For the year ended June 30, 2023, the decrease is mainly due to the end of this movement control.

Property tax and land rent mainly represented property tax and land rent in Singapore. The decrease is mainly due to the cessation of having to pay property tax and land rent since the commencement of the new operating lease during the year ended June 30, 2023.

Write-off of property and equipment is mainly the write-off of renovation costs previously capitalized for our former Central Kitchen at Food Xchange @ Admiralty after the relocation of Central Kitchen to Chin Bee Avenue.

Legal and professional fees mainly represented legal and consultancy and business advisory fees which were ad hoc and mainly incurred for the year ended June 30, 2022 and hence resulted in decrease in such expenses for the financial year ended June 30, 2022.

Others expenses were mainly comprised of upkeep of kitchen, upkeep of motor vehicle, cleaning fee and pest control fee.

Interest expense

Our interest expenses mainly arose from operating lease interest and secured bank borrowings. Our overall interest expense increased by approximately S$0.1 million and S$0.04 million respectively from the financial year ended June 30, 2022 to the financial year ended June 30, 2023 to six-month period ended December 31, 2023 respectively mainly due to interest expense on the new operating lease of a property for our Central Kitchen which commenced in December 2022.

Government grants

Our government grants consist of Singapore Government subsidies like Job Support Scheme, Job Growth Scheme, Wage Credit Scheme, SME Entity Grant, Senior Employment Credit Scheme and SkillsFuture Enterprise Credit Scheme.

	For the six-month period ended December 31,
	2022	2023	Change
	S$	S$	S$	%
Job Support Scheme	22	-	(22)	(100.0)%
Job Growth Incentive	407	367	(40)	(9.7)%
Senior Employment Credit	1,983	3,398	1,415	71.3%
Others	378	1,098	720	190.5%

Total	2,790	4,863	2,073	74.3%

	Financial Years ended June 30,
	2022	2023	Change
	S$	S$	S$	%
Job Support Scheme	86,966	-	(86,966)	(100.0)%
Job Growth Incentive	10,591	3,535	(7,056)	(66.6)%
Wage Credit Scheme	9,414	11,048	1,634	17.4%
SME Entity Grant	51,972	2,716	(49,256)	(94.8)%
Senior Employment Credit	3,579	4,064	485	13.6%
SkillsFuture Enterprise Credit	4,680	22	(4,658)	(99.5)%
Others	2,473	885	(1,588)	(64.2)%

Total	169,675	22,270	(147,405)	(86.9)%

For the financial year ended June 30, 2022 and June 30, 2023 and for the six-month period ended December 31, 2022 and 2023, Jobs Support Scheme is an initiative introduced by the Singapore Government in February 2020 in response to the outbreak of COVID-19, and further enhanced in April, May and August 2020, to provide wage support to employers to help them retain local employees by co-funding 25% to 75% of the first S$4,600 of monthly salaries paid to each local employee in a 10-months period up to August 2020, and 10% to 50% of the same in the subsequent seven-months period from September 2020 to March 2021 and further extended to September 2021 with final payouts received in March 2022. For the financial year ended June 30, 2022 and 2023 and for the six-month period ended December 2022 and 2023, job support scheme decreased by approximately S$0.1 million and S$0.001 million respectively is due to the end of Covid pandemic.

For the financial year ended June 30, 2022 and June 30, 2023 and for the six-month period ended December 31, 2022 and 2023, the Jobs Growth Incentive is an initiative introduced by the Singapore Government in August 2020 to support local hiring from September 2020 to March 2023, to provide wage support to employers to help them in hiring local employees by co-funding monthly salaries paid to each local employee.

For the financial year ended June 30, 2022 and June 30, 2023, the Wage Credit Scheme is an initiative of co-funding to support Singapore entity for wage increase for employee at the stipulated co-funding level.

For the financial year ended June 30, 2022 and June 30, 2023, the SME Entity Grant includes funding for corporate learning and developing skillsets to provide productivity and improvement to the industry that translate to greater competitiveness for the organization which is one-off in nature in the year ended June 30, 2022.

For the financial year ended June 30, 2022 and June 30, 2023 and for the six-month period ended December 31, 2022 and 2023, the Senior Employment credit scheme helps Singapore employers transition to employees with a higher retirement age and re-employment age through wage offsets. This scheme aims to increase the employability of and encourage the retention of senior Singaporean workers.

The SkillsFuture Enterprise Credit encourages employers to invest in enterprise transformation on the capabilities of their employees.

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Other income

Other income consists primarily of rental income and others.

	For the six-month period ended December 31,
	2022	2023	Change
	S$	S$	S$	%
Rental income	3,300	17,250	13,950	422.73
Gas rebate	18,000	-	(18,000)	nm
Others	-	2,614	2,614	nm

Total	21,300	19,864	(1,436)	(6.74)

	Financial Years ended June 30,
	2022	2023	Change
	S$	S$	S$	%
Gain on disposal of a subsidiary	169,753	-	(169,753)	nm
Rental income	-	31,550	31,550	nm
Others	88,344	36,098	(52,246)	(59.1)%

Total	258,097	67,648	(190,449)	(73.8)

Income tax expenses

During the six-month period ended December 31, 2022 and 2023, our income tax expense comprised of our current tax expense for the six-month period was S$73,732 and S$nil, respectively.

During the financial years ended June 30, 2022 and 2023, our income tax expense comprised of our current tax expense for the financial year was S$33,999 and S$0, respectively.

Our Company’s operations are based in Singapore. During the financial year ended June 30, 2023 and six-month period ended December 31, 2023, our Company was in a net loss position, and hence, there is no foreseeable tax provision. For the year ended June 30, 2022 and six-month period ended December 31,2022, we were subject to income tax on an entity basis on the estimated chargeable income arising in Singapore at the statutory rate of 17%.

During the financial years ended June 30, 2022 2023 and six-month period ended December 31, 2023, our Company had no tax obligation arising from other jurisdictions.

During the financial years ended June 30, 2022, 2023 and six-month period ended December 31, 2023, our Company had no material dispute or unresolved tax issues with the relevant tax authorities.

Net Income (Loss) for the Six-month period and Year

As a result of the foregoing, our net loss amounted to approximately S$(0.02) million and S$(0.5) million for the six months ended December 31, 2022 and 2023, respectively.

As a result of the foregoing, our net income (loss) amounted to approximately S$0.5 million and S$(0.4) million for the years ended June 30, 2022 and 2023, respectively.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Liquidity and Capital Resources

Our liquidity and working capital requirements are primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from operating activities and other available sources of financing from Singapore banks and other financial institutions to our Company. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including cash generated from operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Going Concern

Our Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. For the six-month period ended December 31, 2023 and financial year ended June 30, 2023, our Company reported net loss of S$455,890 and S$441,745. As of December 31, 2023 and June 30, 2023, our Company’s working capital deficit was S$1,521,742 and S$352,500. These conditions give rise to substantial doubt as to whether our Company will be able to continue as a going concern.

To sustain its ability to support our Company’s operating activities, our Company may have to consider supplementing its available sources of funds through the following sources:

●	cash generated from operations;
●	other available sources of financing from Singapore banks and other financial institutions;
●	financial comfort from our Company’s related party; and
●	financial support from our Company’s shareholder.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on our Company’s business. All of these factors raise substantial doubt about the ability of our Company to continue as a going concern. The accompanying financial statements for the six-month period ended December 31, 2022 and 2023 and financial years ended June 30, 2022 and 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of our Company to continue as a going concern.

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Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease a three-story building with gross floor area of approximately 26,905 square feet, which we use for our office operations and Central Kitchen facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our inventory purchases, which further constraints our cash liquidity.

We have the following contractual obligations and lease commitments as of December 31, 2023:

Contractual Obligations	Total	Within 1 year	2-5 years	More than 5 years
	S$	S$	S$	S$

Operating lease commitment	4,287,623	1,093,985	3,193,638	-
Finance lease commitment	108,516	56,017	52,499	-
Loans payable – financial institution	1,636,477	1,004,588	631,889	-

Total obligations	6,032,616	2,154,590	3,878,026	-

We have the following contractual obligations and lease commitments as of June 30, 2023:

Contractual Obligations	Total	Within 1 year	2-5 years	More than 5 years
	S$	S$	S$	S$

Operating lease commitment	4,806,881	1,080,855	3,726,026	-
Finance lease commitment	136,524	56,017	80,507	-
Loans payable – financial institution	1,750,981	814,093	936,888	-

Total obligations	6,694,386	1,950,965	4,743,421	-

Working Capital

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash generated from operations and other available sources of financing from Singapore banks and other financial institutions.

The following table sets forth our assets, liabilities and shareholders’ equity as of June 30, 2023 and December 31, 2023:

	As of June 30,	As of December 31,	As of December 31,
	2023	2023	2023
	S$	S$	US$(1)

Cash and cash equivalents	117,527	116,787	88,522
Working capital	(352,500)	(1,521,742)	(1,153,447)
Total assets	7,703,710	7,062,016	5,352,851
Total liabilities	7,691,126	7,505,322	5,688,867
Total shareholders’ equity	12,584	(443,306)	(336,016)

(1)	Calculated at the rate of US$1.3193= S$1, as set forth in the statistical release of the Federal Reserve System on December 31, 2023.

The following table sets forth our assets, liabilities and shareholders’ equity as of June 30, 2022 and 2023 in:

	As of June 30,
	2022	2023	2023
	S$	S$	US$(1)

Cash and cash equivalents	141,551	117,527	86,909
Working capital	2,496,500	(352,500)	(260,665)
Total assets	4,698,063	7,703,710	5,696,745
Total liabilities	3,373,734	7,691,126	5,687,439
Total shareholders’ equity	1,324,329	12,584	9,306

(1)	Calculated at the rate of US$1.3523= S$1, as set forth in the statistical release of the Federal Reserve System on June 30, 2023.

As of June 30, 2022 we had positive working capital of approximately S$2.5 million, total assets of approximately S$4.7 million, total liabilities of approximately S$3.4 million and shareholders’ equity of approximately S$1.3 million.

As of June 30, 2023 we had negative working capital of approximately S$(0.4) million, total assets of approximately S$7.7 million, total liabilities of approximately S$7.7 million and shareholders’ equity of approximately S$0.01 million.

As of December 31, 2023, we had negative working capital of approximately S$(1.5) million, total assets of approximately S$7.1 million, total liabilities of approximately S$7.5 million and negative shareholders’ equity of approximately S$0.4 million.

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Cash flows

The following table summarizes our cash flows for the six months ended December 31, 2022 and 2023:

	For the six-month period ended December,
	2022	2023
	S$	S$
Cash and cash equivalents as at beginning of the period	141,551	117,527
Operating activities
Net loss	(16,481)	(455,890)
Non-cash adjustments	223,183	607,072
Changes in operating assets and liabilities	966,135	(7,959)
Net cash provided by operating activities	1,172,837	143,223
Net cash used in investing activities	(17,709)	(1,450)
Net cash used in financing activities	(1,172,681)	(142,513)
Net change in cash and cash equivalents	(17,553)	(740)
Cash and cash equivalents as at end of the period	123,998	116,787

The following table summarizes our cash flows for the fiscal years ended June 30, 2022 and 2023:

	Years ended June 30,
	2022	2023
	S$	S$
Cash and cash equivalents as at beginning of the year	1,343,693	141,551
Operating activities
Net income/(loss)	513,334	(441,745)
Non-cash adjustments	108,943	864,278
Changes in operating assets and liabilities	(916,200)	912,523
Net cash (used in)/provided by operating activities	(293,923)	1,335,056
Net cash used in investing activities	(1,083,823)	(44,958)
Net cash provided by/(used in) financing activities	175,604	(1,314,122)
Net change in cash and cash equivalents	(1,202,142)	(24,024)
Cash and cash equivalents as at end of the year	141,551	117,527

Cash Flow from Operating Activities

During the six-month period ended December 31, 2022 and 2023 and financial years ended June 30, 2022 and 2023, the cash inflows from our operating activities were primarily derived from the revenue generated from our sales of food catering, whereas the cash outflows for our operating activities mainly comprised the purchase of raw materials, staff costs and administrative expenses. Our net cash (used in)/provided by operating activities primarily reflected our net income/(loss), as adjusted for non-operating items, such as non-cash depreciation, write off on property and equipment, gain on disposal of subsidiary, amortization of right-of-use assets and effects of changes in working capital such as decrease/increase in account receivable, decrease/increase in related parties, increase in inventories, decrease/increase in deposit, prepayments and other receivables, increase/decrease in accounts payables, accruals and other current liabilities, decrease in operating lease liabilities and income tax payable/(receivable).

For the year ended June 30, 2022, our net cash used in operating activities was approximately S$0.3 million, which primarily reflected our net income of approximately S$0.5 million, positively adjusted by the non-cash adjustments of approximately S$0.1 million which comprised of depreciation of approximately S$0.09 million, gain on disposal of subsidiary of S$0.2 million, amortization of right-of-use assets of S$0.2 million and negative effect of changes in operating assets and liabilities mainly due to slower collection of account receivable by S$0.2 million, collection from related parties of S$2.0 million, cash outflow of $1.2 million mainly for the prepayment of rents and deposit placement of $0.9 million for the leasing of the Central Kitchen and facilities, lower purchases towards the fiscal year ended June 30, 2022 resulted in decrease in accounts payables, accruals and other current liabilities of S$0.4 million and repayment of the operating lease liabilities of S$0.2 million.

For the year ended June 30, 2023, our net cash provided by operating activities was approximately S$1.3 million, which primarily reflected our net loss of approximately S$0.4 million, positively adjusted by the non-cash adjustments of approximately S$0.9 million which comprised of depreciation of approximately S$0.1 million, write-off on property and equipment S$0.02 million, amortization of right-of-use assets of S$0.7 million and positive effect of changes in operating assets and liabilities mainly attributed by faster collection of account receivable of S$0.1 million, collection from related parties of S$0.5 million, decrease of $0.7 million mainly due to the decrease of prepayment of rents for the leasing of the Central Kitchen and facilities, increase in purchases towards the fiscal year ended June 30, 2023 resulted in increase in accounts payables, accruals and other current liabilities of S$0.4 million, repayment of the operating lease liabilities of S$0.7 million.

For the six-month period ended December 31, 2022, our net cash provided by operating activities was approximately S$1.2 million, of which primarily reflected our net loss of approximately S$0.02 million, positively adjusted by the non-cash adjustments of approximately S$0.2 million which comprised of depreciation of approximately S$0.07 million, amortization of right-of-use assets of S$0.2 million and positive effect of changes in operating assets and liabilities mainly due to faster collection of account receivable by S$0.05 million, cash outflow of $0.9 million mainly for the prepayment of rents and deposit placement of $0.9 million for the leasing of the Central Kitchen and facilities, increase purchases as of December 31, 2022 resulted in increase in accounts payables, accruals and other current liabilities of S$0.4 million and repayment of the operating lease liabilities of S$0.2 million.

For the six-month period ended December 31, 2023, our net cash provided by operating activities was approximately S$0.14 million, which primarily reflected our net loss of approximately S$0.5 million, positively adjusted by the non-cash adjustments of approximately S$0.6 million which comprised of depreciation of approximately S$0.05 million, amortization of right-of-use assets of S$0.6 million and negative effect of changes in operating assets and liabilities mainly attributed by increase in sales attributable to increase in account receivable of S$0.002 million, collection from related parties of S$0.2 million, net increase of S$0.3 million is mainly due to the offset of S$0.1 million of prepayment of rents for the leasing of the Central Kitchen and facilities against with the increase in amount due to shareholder of S$0.4 million, lower purchase from vendors towards the fiscal year ended December 31, 2023 resulted in decrease in accounts payables, accruals and other current liabilities of S$0.04 million and repayment of the operating lease liabilities of S$0.6 million.

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Cash Flow from Investing Activities

Our cash flows used in investing activities primarily consisted of purchase of property and equipment and proceed on disposal of subsidiary.

For the year ended June 30, 2022, our net cash used in investing activities was approximately S$1.1 million, primarily attributable to the disposal of subsidiary and purchase of property and equipment.

For the year ended June 30, 2023, our net cash used in investing activities was approximately S$0.04 million, primarily due to purchase of furniture & fitting and equipment.

For the six months ended December 31, 2022, our net cash used in investing activities was approximately S$0.02 million, primarily attributable to the purchase of furniture & fitting and equipment.

For the six months ended December 31, 2023, our net cash used in investing activities was approximately S$0.001 million, primarily due to purchase of furniture & fitting and equipment.

Cash Flow from Financing Activities

Our cash flows from financing activities primarily consists of proceeds from repayment of borrowings and lease liabilities and payment of dividends to shareholders.

For the year ended June 30, 2022, we recorded net cash provided by financing activities of approximately S$0.2 million, which was mainly attributable from drawdown of finance leases and bank borrowings.

For the year ended June 30, 2023, we recorded net cash used in financing activities of approximately S$1.3 million, which was mainly attributable from (i) repayment of bank borrowings of S$0.4 million and finance leases of S$0.06 million and (ii) dividend payment to shareholders of S$0.9 million.

For the six-month period ended December 31, 2022, we recorded net cash used in financing activities of approximately S$1.2 million, which was mainly attributable from mainly attributable from (i) repayment of bank borrowings of S$0.3 million and finance leases of S$0.01 million and (ii) dividend payment to shareholders of S$0.9 million.

For the six-month period ended December 31, 2023, we recorded net cash used in financing activities of approximately S$0.14 million, which was mainly attributable from repayment of bank borrowings of S$0.11 million and finance leases of S$0.03 million.

Accounts receivable

	As of June 30,		As of December 31,
	2022	2023	2023
	S$	S$	S$

Accounts receivable – third parties	841,786	738,345	740,164
Less: allowance for loss allowance	(33,170)	(35,599)	(35,599)

Accounts receivable, net	808,616	702,746	704,565

Our accounts receivable, net, decreased from approximately S$0.8 million as of June 30, 2022 to approximately S$0.7 million as of June 30, 2023. The decrease was primarily attributable to lower sales towards year end.

Our accounts receivable, net increased marginally from approximately S$0.703 million as of June 30, 2023 to approximately S$0.705 million as of December 31, 2023. The increase was primarily attributable to higher sales towards period end.

The movements in the allowance for loss allowances for the years ended June 30, 2022 and 2023 and six-month period ended December 31, 2023 were as follows:

	As of June 30,		As of December 31,
	2022	2023	2023
	S$	S$	S$
Balance at beginning	—	33,170	35,599
Allowance for loss allowance	33,170	2,429	—

Balance at end	33,170	35,599	35,599

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The following table sets forth the ageing analysis of our accounts receivable, net, based on the invoiced date as of the dates mentioned below:

	As of June 30		As of December 31,
	2022	2023	2023
	S$	S$	S$
Within 30 days	685,167	519,865	469,639
Between 31 and 60 days	123,449	3,338	3,967
Between 61 and 90 days	—	780	—
More than 90 days	—	178,763	230,959
Total accounts receivable, net	808,616	702,746	704,565

We generally conduct our business with creditworthy third parties. We determine, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis.

During the six-month period ended December 31, 2022 and 2023 and financial years ended June 30, 2022 and 2023, other than what has been provided for, the management does not foresee any other irrecoverable or doubtful.

The following table sets forth our average accounts receivable turnover days for the financial years ended June 30, 2022 and 2023 and six-month period ended December 31, 2023:

	As of June 30,		As of December 31,
	2022	2023	2023
Average accounts receivable turnover days(1)	48	53	45

(1) Average accounts receivable turnover days is calculated using the total revenue for the respective year divided by the average of opening and ending of accounts receivable balance for the respective year and multiplied the number of days in the respective year.

Our average accounts receivable turnover days were approximately 48 days, 53 days and 45 days as of June 30, 2022, 2023 and December 31, 2023, respectively. The credit term offered to our major customers is 30-60 days.

Accounts receivable were closely monitored and reviewed on a regular basis to identify any potential non-payment or delay in payment. Our Chief Executive Officer, together with our Operation Manager conduct an individual review on each of the customers to determine the impairment, based on other data such as available financial information about the customer and past due status. We implement certain procedures to strengthen our credit control. For instance, we are actively monitoring the credit terms of our customers and follow up on collection regularly to ensure greater control over our accounts receivable.

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Deposits, prepayments and other receivables

Prepaid expenses and deposits of our Company mainly represents deposits of food orders. The following table sets forth the breakdown of the prepaid expenses and other current assets, net as of the dates indicated:

	As of June 30,		As of December 31,
	2022	2023	2023
	$	$	$
Prepayment (1)	1,242,869	581,927	239,233
Security deposit (2)	989,070	933,041	932,640
Staff loan	7,003	1,918	3,118
Other receivables	—	7,020	3,063
	2,238,942	1,523,906	1,178,054

(1)	This amount includes prepayment paid to a related party-LRS-Premium Pte. Ltd. for the operating lease of Central Kitchen and the facilities and equipment. (June 2022: S$1.2 million; June 2023: S$0.6 million; Dec 2023: S$0.2 million)

(2) This amount includes security deposit paid to a related party -LRS-Premium Pte. Ltd. for the security deposit paid for the rental of Central Kitchen and rental of equipment. (June 2022: S$0.9 million; June 2023: S$0.9 million; Dec 2023: S$0.9 million)

Our total deposits, prepayments and other receivables decreased from approximately S$2.2 million as of June 30, 2022, to approximately S$1.5 million and S$1.2 million as of June 30, 2023 and December 31, 2023 respectively, primarily attributable to the amortization of the prepayment of the operating lease.

Inventory

Our inventory was S$40,192 as of June 30, 2023, which primarily consists of raw food which are perishable items such as fresh ingredients as well as non-perishable items such as frozen food, dried food, canned food, beverages for the financial year ended June 30, 2023. As of June 30, 2022, no inventory was maintained by our Company.

As of December 31, 2023, our inventory decreased by S$15,196 to S$24,996, mainly due to faster turnover as of December 31, 2023 to cater for higher placement of food catering.

Inventory is stated at the lower of cost or net realizable value. Cost is computed using actual purchase cost. We also review our inventory to determine whether its carrying value exceeds the net amount realizable upon the ultimate sale of the inventory. During the financial years as of June 30, 2022, 2023 and period as of December 31, 2023, no indication of write down or impairment was required.

Accounts payables, accruals, and other current liabilities

Accounts payable

	As of June 30,		As of December 31,
	2022	2023	2023
	$	$	$
Accounts payable	343,385	751,030	659,049
Payroll payable	51,096	105,735	112,438
Accruals expense	1,441	—	—
Deposits received	16,575	58,173	52,360
Other payable	124,492	47,816	98,846
	536,989	962,754	922,693

The general credit term from our major suppliers is 30 days. Our accounts payable increased from approximately S$0.3 million as of June 30, 2022 to approximately S$0.8 million as of June 30, 2023 which was due to slower repayment during the year. Our accounts payable decreased from approximately S$0.8 million as of December 31, 2023 to approximately S$0.7 million as of December 31, 2023 which was due to lower purchase towards the end of the financial period ended December 31, 2023.

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The following table sets forth our average accounts’ payable turnover days for the financial years ended June 30, 2022 and 2023:

	As of June 30,		As of December 31,
	2022	2023	2023
Average accounts payable turnover days(1)	42	81	89

(1) Average accounts payable turnover days is calculated using the total purchase for the respective year divided by the average of opening and ending of accounts payable balance for the respective year and multiplied the number of days in the respective year.

Our Company did not have any material default in payment of accounts payable during the financial years ended June 30, 2022, 2023 and six-month period ended December 31,2023.

Payroll payable

Payroll payable represented expenses related to salaries and staff costs. Increase in payroll payable from S$0.05 million in the financial year ended June 30, 2022 to S$0.1 million in the financial year ended June 30, 2023 is mainly due to an increase in headcount for finance and administrative department. And it marginally increased from June 30, 2023 from S$0.1057 million to December 31, 2023 to S$0.1124 is mainly due to an increase in headcount for finance and administrative department.

Other payable

Other payable mainly consists of non-trade purchase for example office supplies. As of June 30, 2022 and June 30, 2023, the decrease from $0.12 million to S$0.05 million is mainly due to faster repayment towards the end of the financial year ended June 30, 2023.

As of June 30, 2023, and December 31, 2023, the increase from S$0.05 million to S$0.1 million is mainly due to increase in purchase towards the period ended December 31, 2023.

We did not have any material defaults in payment of other payables during the financial years ended June 30, 2022, 2023 and December 31, 2023.

Deposit received

Deposit received represented by deposit paid by a customer for food catering. As of June 30, 2022 and 2023, increase in deposit received by $0.02 million to $0.06 million as we commenced catering for a buffet in 2023, hence the increase in deposit placement received from customers. As of June 30, 2023 and December 31, 2023, no major changes in deposit placement received from customers.

Bank borrowings

As of June 30, 2022, our bank borrowings amounted to S$2.1 million and are denominated in Singapore dollar and bears interest at a fixed rate ranging from 2.5% - 3.25%. S$0.6 million of our bank borrowings constitute current liability and S$1.6 million constitutes non-current liability.

As of June 30, 2023, our bank borrowings amounted to S$1.8 million and are denominated in Singapore dollar and bears interest at a fixed rate ranging from 2.5% - 3.25% and variable rate at 6.2%. S$0.8 million of our bank borrowings constitute current liability and S$0.9 million constitutes non-current liability.

As of December 31, 2023, our bank borrowings amounted to S$1.6 million and are denominated in Singapore dollar and bears interest at a fixed rate ranging from 2.5% - 3.25%. and variable rate at 6.2%. S$1.0 million of our bank borrowings constitute current liability and S$0.6 million constitutes non-current liability.

Bank borrowings consisted of the following:

	Term of	Annual	As of June,		As of December,
	repayments	interest rate	2022	2023	2023
					S$

Term loans	Within 5 years	2.5-3.25%	2,138,103	1,550,230	1,250,266

Trust receipts	Within 150 days	6.2%	-	200,751	386,211
			2,138,103	1,750,981	1,636,477

Representing: -
Within 12 months			587,945	814,093	1,004,588
Over 1 year			1,550,158	936,888	631,889
			2,138,103	1,750,981	1,636,477

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Income taxes payables

Our income taxes payable as of June 30, 2022, 2023 and December 2023 was S$0.1 million, S$0.03 million and S$0.03 million respectively. The decrease was mainly due to our Company being in a net loss position in 2023, hence there is no movement as of June 30, 2023 and December 31, 2023.

Commitments

Capital commitments

As of June 30, 2022 and 2023 and December 31, 2023, we did not have any capital commitments.

Contingencies

In the ordinary course of business, we may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. We record contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2023 and December 31, 2023 and up through the date of this prospectus.

Capital Expenditures

Historical capital expenditures

For the years ended June 30, 2022 and 2023 and six-month period ended December 31, 2022 and 2023 our capital expenditures in relation to property and equipment were approximately S$0.22 million, S$0.01 million, S$0.02 million and S$0.001 million respectively. We principally funded our capital expenditures through cash flows from operations for the years ended June 30, 2022 and 2023 and six-month period ended 31 December 2022 and 2023.

Internal Control over Financial Reporting

Prior to this offering, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal controls and our independent registered public accounting firm has not conducted an audit of our internal controls. Currently, we lack sufficient personnel adequately trained in U.S. GAAP. We intend to hire a specialized U.S. GAAP accounting expert to assist us in our financial reporting so as to avoid any inaccuracies in our financial statements.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 3 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

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We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of our election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Use of Estimates and Assumptions

Significant accounting estimates reflected in our financial statements include the useful lives for property, plant and, assumptions used in assessing right of use assets, and uncertain tax position. Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to our financial statements. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from these estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Revenue Recognition

We recognized our revenue under Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC606”). We recognize revenue to depict the transfer of food catering to customers in an amount that reflects the consideration to which we expect to receive in exchange for those food catering. An asset is transferred when the customer obtains control of that asset. It also requires us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of food catering transfers to a customer.

To achieve that core principle, we apply the five steps defined under Topic 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

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We account for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration to collect is substantially probable.

In accordance with ASC 340-40, which requires the capitalization of all incremental costs from obtaining and fulfilling a contract with a customer if such costs are expected to be recovered with the period of more than one year, we capitalize certain contract acquisition costs consisting primarily of consulting fees, and expect such consulting fees as a result of obtaining customer contracts to be recoverable. For contracts with the realization period of less than one year, the guidance provides a practical expedient that permits an entity to immediately expense contract acquisition costs when the asset that would have resulted from capitalizing these costs would have been amortized in one year or less.

We recognize revenue for food catering sold upon delivery to the customer, which is when we have satisfied a performance obligation by transferring control of a food to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation, which is the amount of the consideration in the contract to which our Company expects to be entitled in exchange for transferring the promised goods or services. Payments are typically received at the point control transfers or in accordance with payment terms customary to the business.

Property and equipment, net

Property and equipment, net, is tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

The recoverable amounts of property and equipment, net, have been determined based on higher of the fair value less costs to sell or value-in use calculations. If the carrying amounts exceed the recoverable amounts, an impairment is recognized to profit or loss for the differences.

Property and equipment, net, are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis or declining balance method over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Expected useful life
Renovation	5 years
Furniture & Fittings	3 years
Machinery and equipment	5 years
Motor vehicles	5 years

Expenditure for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditure for major renewals and betterment that substantially extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the statements of operations and comprehensive loss.

Impairment of long-lived assets

Our Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, our Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, our Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized for the six-month period ended December 31, 2022 and 2023 and years ended June 30, 2022 and 2023.

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Once an impairment is determined, the actual impairment recognized is the difference between the carrying amount and the fair value as estimated using one of the following approaches: income, cost and/or market. Assets which are to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The carrying amount of a long-lived asset or asset group is considered impaired when the anticipated undiscounted cash flows from such asset or asset group are less than its carrying amount. In that event, a loss is recorded in “Impairment of long-lived assets” on our Statements of Operations and Comprehensive Income (Loss) based on the amount by which the carrying amount exceeds the fair value of the long-lived asset or asset group. Fair value, using the income approach, is determined primarily using a discounted cash flow model that uses the estimated cash flows associated with the asset or asset group under review, discounted at a rate commensurate with the risk involved. Fair value, utilizing the cost approach, is determined based on the replacement cost of the asset reduced for, among other things, depreciation and obsolescence. Fair value, utilizing the market approach, benchmarks the fair value against the carrying amount.

Provisions

Provisions are recognized when our Company has a present obligation, legal or constructive, as a result of a previous event, if it is probable that our Company will be required to settle the obligation and a reliable estimate can be made of the obligation. The amount recognized is the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligations. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate of the expected future cash flows.

Trade and other payables

Trade and other payables are initially measured at amortized cost, using effective interest method.

Concentration of Credit Risk

Financial instruments that potentially subject our Company to credit risk consist of cash on hand, our Company’s demand deposit placed with financial institutions. Bank and cash balances are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. As of December 31, 2023, June 30, 2022 and 2023, bank and cash balances of S$0.1 million, S$0.1 million and S$0.1 million respectively were maintained at financial institutions in Singapore, of which were subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Liquidity Risk

Liquidity risk is the risk that our Company will not be able to meet its financial obligations as they become due. Our Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

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Impact of Inflation

The types of inflationary pressures that affected our Company has primarily related to raw material costs, staff salaries and related costs. Inflation in Singapore has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in Singapore or globally in the future.

Seasonality

We have not observed any significant seasonal trends. Our Directors believe that there is no apparent seasonality factor affecting the industry that our Company is operating in.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily indicative of future operating results or financial condition.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We currently have a total of S$3.5 million bank facilities available from financial institutions in Singapore of which aggregate of S$2.9 million has been drawdown as of December 31, 2023. These facilities bear annual interest at a fixed rate ranging at 2.5% to 3.25% and variable rate at 6.2%. Bank borrowings are repayable in 150 days to 5 years. The fixed interest rate were not affected by the effects of market changes in interest rates.

Credit Risk

Credit risk is the potential financial loss to our Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to our Company, as and when they fall due. As our Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables, and cash presented on the consolidated statements of financial position. Our Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

Our reporting currency is the Singapore dollar, and almost all of our revenues and other expenses are denominated in Singapore dollar currency.

Recent accounting pronouncements

Our Company considers the applicability and impact of all Accounting Standards Updates (“ASU”). Management periodically reviews new accounting standards that are issued. Under the JOBS Act, our Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

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In May 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. Our Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2021-08 is effective for our Company for annual and interim reporting periods beginning July 1, 2021. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. Our Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. Our Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

Except as mentioned above, our Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

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HISTORY AND CORPORATE STRUCTURE

Corporate Structure

Our Company was incorporated in the Cayman Islands on May 30, 2023 under the Companies Act as an exempted company with limited liability. Our authorized share capital was US$500,000 divided into 500,000,000 shares, par value of US$0.001 each. Following incorporation of our Company, our share capital is held by Hero Global, Mr. Gao, United Source, and Ms. Kong, Trillion Able, Better Access and True Sage as to approximately 73.50%, 3.00%, 4.50%, 4.90% 4.90%, 4.30% and 4.90% of the issued share capital of our Company respectively.

On October 4, 2023, True Sage acquired from Hero Global 4.90% of the issued share capital of our Company.

On June 12, 2024, Hero Global and Mr. Gao transferred their entire shareholding interest in Premium Catering to Starry Grade in consideration of our allotment and issue of one share to each of Hero Global and Mr. Gao, credited as fully paid. Upon completion of this reorganization whereby the entire share capital of Premium Catering was transferred to us, our Group comprised Starry Grade and Premium Catering as our direct and indirect wholly-owned subsidiaries, respectively. After the completion of a forward split on June 12, 2024 on the basis of 2,000 ordinary shares for every one share, our authorized share capital was changed to US$500,000 divided into 1,000,000,000,000 shares with a par value of US$0.0000005 each (the “Forward Split”). Following the completion of the Forward Split and surrender (“Surrender”) of 4,152,750 shares by Hero Global, 242,950 shares by Better Access, 276,850 shares by Trillion Able, 276,850 shares by Ms. Kong, 254,250 shares by United Source, 276,850 shares by True Sage and 169,500 shares by Mr. Gao, and prior to the offering, our total issued shares are held as to 10,547,250 shares by Hero Global, 645,750 shares by United Source, 703,150 shares by Ms. Kong, 703,150 shares by Trillion Able, 617,050 shares by Better Access, 430,500 shares by Mr. Gao and 703,150 shares by True Sage.

Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus assuming an internal group reorganization has been completed with percentages held pre-and post-offering.

(1)	United Source, a company incorporated in the BVI and is owned as to 73% by Mr. Lam Chi Hei and 27% by ZH Global Multi-Asset Fund OFC, both Independent Third Parties.
(2)	True Sage, a company incorporated in the BVI and is owned as to 100% by Mr. Ng Hao Feng, an Independent Third Party.
(3)	Trillion Able, a company incorporated in the BVI and is owned as to 100% by Mr. Cheung Yik Hang, an Independent Third Party.
(4)	Better Access, a company incorporated in the BVI and is owned as to 100% by Ms. Tsoi, Kuen Fuk Cherry, an Independent Third Party.

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Principal operating subsidiary – Premium Catering

On March 30, 2012, Premium Catering was incorporated in Singapore as a private company with limited liability. Premium Catering is principally engaged in the provision food catering to primarily foreign workers, students and other individuals residing in dormitories as well foreign workers in the marine, logistic and poultry industries. As part of a group reorganization, Premium Catering became an indirect wholly-owned subsidiary of our Company.

Key Milestones

The key milestones in the development of our Group are highlighted chronologically below:

Year (s)	Milestones
2012	●	Incorporation of Premium Catering Private Limited.
	●	Set up the Central Kitchen and commenced operations at a single unit at Food Xchange @ Admiralty to sell budget prepared meals to foreign workers in the construction industry in Singapore.
2018	●	Expanded the Central Kitchen to two units at Food Xchange @ Admiralty in Singapore.
2019	●	Introduced Smart Incubators to deliver budget prepared meals to our customers at designated dormitories or work sites in a secured, hygienic and contactless manner in Singapore.
2022	●	Set up the Food Stall selling Indian food in a canteen of a dormitory located at 11A Jalan Tukang Road in Singapore.
	●	Received a certificate of appreciation from the MOM in recognition of our efforts in improving foreign workers’ welfare in Singapore.
	●	Shifted the Central Kitchen to 21 Chin Bee Avenue Singapore 619942.
2023	●	Started buffet catering services for private functions as well as corporate and community events in Singapore.

●	Closed our Food Stall at Stall 1 (#01-K4), JTK Food and Beer House, located at 11A Jalan Tukang Road, #01-K3, Singapore 619267, and ceased operations on December 31, 2023.

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan’s industry report commissioned by us entitled “2022 Singapore Catering Services Market” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF CATERING SERVICES INDUSTRY IN SINGAPORE

Definition and Classification

Catering services refer to businesses that provide meals and snacks for events, workplaces and other private functions. In Singapore, the catering sector is made up of a range of companies offering food services outside of a traditional dine-in restaurant setting. It is principally categorized into food catering businesses and restaurants.

Food Catering Businesses

●	Corporate caterer offer catering service primarily or exclusively to certain occupations such as factory workers, construction crews, shipping labour and others in field job sites, as well as students. They supply pre-made meals, snacks and beverages in large quantities to workers with limited access to on-site food services. Industry players operate highly efficiently while meeting safety standards.

●	Event caterer specialize in providing catering for corporate and private events where cooking and serving cannot be done on site. Clients include businesses, organizations, and individuals hosting events. Food catering businesses operate industrial kitchen facilities and employ staff to handle logistics like transportation, set-up and cleanup.

Restaurants

●	Full-service restaurants refer to restaurants providing full table services where customers are served with their meals by waiters at the table and settle the bill at the end of the meal. Customers usually spend approximately two hours or more to dine at these restaurants and these restaurants target customers with mid-to-high spending power and are usually located at high-end shopping malls, hotels and commercial areas

●	Casual dining restaurants refer to casual restaurants such as coffeehouse, teahouses and bars where the food is served with some table services in a casual dining ambience. Customers usually dine for approximately one hour at a casual dining restaurant and ubiquitous in shopping malls and around the streets.

●	Quick service restaurants refer to restaurants that serve fast and consistent food with little or no table service and have simple décor. These types of restaurants have established an effective process from order taking to cooking which is specially designed to serve food quickly and efficiently. Customers usually order their food, pay at the order counter, pick up their food and take it to a seating area to dine. Their average dining time is approximately 30 minutes

Value Chain

The value chain of food catering services industry in Singapore mainly consists of the upstream raw material suppliers and distributors, midstream food processing service providers and logistics arrangement providers, and consumption occasions including corporate and workforce, event and exhibitions and restaurants, as well as the end-customers who participate in various occasions. Raw material suppliers distribute food ingredients, such as meat, vegetable, seafood, etc., to food processing and catering servicing providers. Depending on the business model, it can be in a restaurant setting or in off-site food preparation factories or a central kitchen where then the chefs prepare the food.

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Upstream raw food materials are critical as the quality of ingredients is the most important factor for the taste. In addition, the cost of raw materials such as vegetables, meat, poultry, and seafood accounts for a significant portion of a restaurant’s operating expenses. After concluding the production of meals, midstream catering service providers either deliver the meals themselves or arrange for third-party logistics service providers to deliver the meals to downstream customers, including businesses and labor groups.

Source: The Frost & Sullivan Report

Market Size of Overall Food and Beverage Industry

Market Size of the Food and Beverage Industry in Singapore, by Revenue, 2018-2027E

Source: Singapore Department of Statistics, The Frost & Sullivan Report

The imposition of lockdowns and safe distancing policies has had a devastating effect on food and beverage businesses, resulting in the plummet in market size of the food and beverage industry in Singapore by revenue at a year-on-year rate of approximately -22.4%. Notwithstanding substantial government intervention through wage subsidies, tax rebates and loan facilities, many outlets have had to shutter operations temporarily or permanently. In 2022, as restrictions gradually eased, the market size recovered to return to pre-COVID-19 levels, which propelled the market size in 2022, recording a year-on-year growth of 19.7%. Overall, the market size has slightly declined at a Compound Annual Growth Rate (“CAGR”) of approximately -0.7% during 2018 to 2022. With the constant recovery of tourism in the Asia Pacific region which is expected to be fully recovered in 2024 according to the International Monetary Fund, coupled with growing personalized dining experience, prevailing focus on delivery and takeaway and rising quality and safety, the market size of the food and beverage industry by revenue in Singapore shall attain S$13,207.6 million in 2027, representing a CAGR of approximately 3.3% during 2023 to 2027.

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Market Size of Overall Catering Services

Market Size of the All Catering Service Industry in Singapore, by Revenue, 2018-2027E

Source: The Frost & Sullivan Report

The catering industry in Singapore had been experiencing steady growth prior to COVID-19 due to a robust events and tourism as well as demand for meals in workplaces and educational institutes. The outbreak of the COVID-19 since 2020 has hard hit the industry with event cancellations and workplace closures. Caterers struggled with sudden revenue loss and excess capacity. The market size of the food catering service industry by revenue in Singapore plummeted at a year-on-year rate of -50.3% in 2020. As containment prevention measures eased since late 2022, mass gatherings and economic activities gradually resumed, resulting in the regain of growth momentum. Overall, the market size of the food catering service industry in Singapore by revenue has declined at a CAGR of -10.8% from 2018 to 2022.

Considering the lagging recovery according to the food & beverage services index of food caterers published by the Singapore Department of Statistics, the market size of the food catering service industry in Singapore by revenue shall reach pre-COVID-19 levels in 2024, and further growth to S$2,422.3 million in 2027, representing a CAGR of approximately 7.4% during 2023 to 2027.

Market Size of Corporate Catering Services

Market Size of the Corporate Catering Service Industry in Singapore, by Revenue, 2018-2027E

Source: The Frost & Sullivan Report

As a sub-segment of food catering services, corporate catering services primarily offer catering services primarily or exclusively to certain occupations by supplying pre-made meals, snacks and beverages in large quantities to workers with limited access to on-site food services. Devastated by workplace closures from COVID-19 since 2020, caterers grappled with sudden revenue loss despite government aid. The market size of the corporate catering services industry by revenue in Singapore declined slightly from S$640.3 million in 2018 to S$448.1 million in 2022, representing a CAGR of approximately -8.5%. Amid uncertainties, caterers that have been willing to broaden offerings, build leaner capabilities and form strategic partnerships have uncovered pathways to longer term growth. Subsequent to the containment of the outbreak of the COVID-19, caterers that transformed around community health, smart operations and strategic relationships turned adversity into advantage. The market size of the corporate catering services industry by revenue in Singapore is expected to increase from S$599.0 million in 2023 to S$799.4 million in 2027, representing a CAGR of approximately 7.5%.

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Market Size of the Corporate Catering Service in Heavy Industry in Singapore, by Revenue, 2018-2027E

Note: Heavy industries include construction industry, logistics industry, manufacturing industry and others

Source: The Frost & Sullivan Report

The market size of the corporate catering services industry in heavy industry represents a subsegment of the total market size of corporate catering service, which may include heavy industry and other downstream clients such as offices, business functions, schools, healthcare facilities etc. During April and May 2020, most construction work was suspended during the Circuit Breaker Period imposed by the Singapore government. Subsequently, general construction work in Singapore resumed after a one-month suspension when the Circuit Breaker Measures were lifted on 2 June 2020, and a number of construction plans, ranging from roads, housings, shopping malls and offices, gradually resumed operations. The logistics industry and manufacturing industry gradually resumed full operation as well towards the second half year of 2020.

Overall, the heavy industry sector demonstrated greater resilience against the outbreak of the COVID-19, with the market size recording a lower YOY (Year-on-Year) growth rate compared to overall market at approximately -13.6% in 2020. From 2018 to 2022, the market size of corporate catering services in heavy industry has grown from S$352.2 million to S$371.9 million following the containment of the pandemic, recording a CAGR of approximately 1.4%. With the growing needs for construction, shipping and manufacturing industry, the market size is forecasted to further escalate and reach S$510.8 million in 2027, representing a CAGR of approximately 7.9%.

Market Drivers and Trends Analysis

Demanding work culture and extended working hours. Singapore is well-known for its long working hours, particularly in the business and finance industries. On average, employees work 47 hours per week, ranking among the world’s longest workweeks. Workers prioritize their time and prefer to dedicate it to work rather than meal preparation. As a result, there is limited time to prepare meals during the workweek. Corporate catering services offer a practical solution by supplying pre-prepared meals for breakfast, lunch, and snacks, saving employees both time and effort. These services contribute to increased satisfaction and productivity among employees, making them an attractive employee benefit for companies. The demanding work culture, extended working hours, and growing pressure for productivity in Singapore are the main factors driving the sustained demand for corporate catering services. The convenience, time savings, and advantages for employees make this expense worthwhile for both employees and employers.

Rising disposable income. As individuals’ disposable income grows, they possess greater financial means to allocate towards non-essential items and services, such as corporate catering. Typically viewed as a luxury or convenience rather than a necessity, corporate catering services are more likely to be used and receive increased spending when people have more discretionary income. With higher incomes, individuals often place a higher value on their time, making the time-saving aspect of corporate catering more appealing. Accordingly, a rising demand for catering services from their employees is seen and corporates are more inclined to invest in and provide these services to attract and retain talent. This, in turn, broadens the market potential for corporate catering providers. As consumers’ financial capacity to satisfy their essential needs expands, they tend to allocate more funds to services like catering that enhance their workplace experience and convenience. This results in an upward shift in the demand curve for corporate catering services in Singapore.

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Sustained demand from the heavy industries. Catering services play a crucial role in meeting the dietary needs of foreign workers in Singapore’s construction industry, who typically reside in nearby dormitories or temporary accommodations. The demand for catering services has been driven by the significant presence of foreign workers, with approximately 311 thousand in 2020 and 318.4 thousand in 2022 employed in construction, marine shipyard, and process sectors. Singapore’s construction industry is subject to strict safety regulations and guidelines that prioritize worker well-being, encompassing aspects such as hygiene, food safety, and worker welfare. Catering services that adhere to these regulations and offer high-quality meals and services are well-positioned to cater to the industry’s demand. Moreover, the ongoing development of infrastructure, including residential buildings, commercial complexes, transportation networks, and industrial facilities, presents further growth opportunities for the catering sector by necessitating on-site provision of meals and refreshments to construction workers.

Growing emphasis on environmental, social, and governance. There is a growing emphasis on ESG factors within the catering services industry. Sustainable sourcing of ingredients is a major area of increased focus, as catering services providers seek out suppliers that utilize environmentally-friendly practices such as organic farming, fair trade, and local sourcing in order to reduce their carbon footprint. Waste reduction and recycling are also emerging trends gaining prominence among catering services. Companies are implementing more strategies to minimize food waste and promote recycling, like using proper portion sizes, donating excess food to charities, composting organic waste, and opting for recyclable or compostable packaging. Specifically, smart incubators reduce food waste, use less plastic packaging and increase energy efficiency. By keeping meals warm at a consistent temperature over long periods of time, smart incubators help prevent food from going cold and having to be thrown away. This reduces overall food catering waste. Traditional catering methods often rely on plastic packaging like bags, containers, wraps etc. to keep food warm during delivery and serving. Smart incubators eliminate the need for much of this single-use plastic packaging since food stays warm inside the unit. Smart incubators are also designed to use energy efficiently to maintain optimal temperature ranges. This means less overall energy usage compared to repeated reheating of food via traditional ovens, microwaves etc.

Market Opportunities Analysis

Online Marketing Channels. The widespread use of smartphones and the internet by tech-savvy individuals in Singapore has opened up numerous opportunities for corporate catering services to advertise their brands through various marketing channels. Mobile apps such as The Entertainer App, which provides subscription-based offers and deals for users to save on 1-for-1 promotions, and Eatigo, which enables users to reserve restaurants in advance while receiving discounts on their bills, are becoming increasingly popular. As a result, corporate catering service providers are leveraging mobile applications and social media to engage potential customers by offering coupons and discounts, organizing reward campaigns, addressing customer feedback, and continually seeking innovative methods to attract and retain customers.

Food Delivery Service. Although Singapore is one of the smallest nations, it ranks among the most technologically advanced and wealthiest countries globally. The growing demand for convenience has driven restaurants to adapt and provide delivery services in the current landscape to secure and maintain their market share, as this has become a standard consumer expectation. CaterSpot and FoodLine stand out as the leading providers of corporate catering services in Singapore. Furthermore, food delivery services are facilitating this transformation.

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Market Challenges Analysis

High Operating Cost. In Singapore, corporate catering services face significant challenges due to high operating costs. The rising trend of labor expenses, particularly for experienced chefs and kitchen staff, substantially increases caterers’ labor costs. Additionally, commercial rental rates, especially in prime locations near corporate clients, are costly, which drives up overhead expenses. Singapore’s heavy reliance on food imports results in comparatively high costs for raw materials and ingredients, affecting meal preparation expenses. Strict food hygiene and safety regulations also add to the costs, as caterers need to invest in licenses, equipment, and manpower to comply with these standards. To remain competitive, catering businesses must continuously innovate and enhance their offerings, necessitating investments in research and development, new equipment, and technology – all of which come at a price. These factors collectively contribute to the elevated operating costs that corporate caterers in Singapore face compared to those in other countries.

Regulations and Laws

Source: The Frost & Sullivan Report

Competitive Landscape of Catering Services in Singapore

The catering service industry in Singapore is highly competitive with a large amount of players ranging from small independent operators to large multinational companies participating in various cuisines. According to the Singapore Department of Statistics, there were approximately more than 750 catering establishments in 2022, either both locally owned or international chains.

Since the end of the COVID-19 outbreak, the number of weddings, corporate events, and social gatherings has increased, which has boosted the demand for catering services, including the daily business meal plan. As consumers in the food catering industry are typically less loyal and have low switching costs, the market has become more fragmented and less concentrated with no dominant player. There are, however, a few key players with a substantial market share, such as Neo Group and Select Group, who typically have a long history of expansion and have established mature food service models spanning a wide variety of cuisines. In addition, major players in this category have consistently acquired Food and Beverage brands in recent years in order to expand their business lines and strengthen their market presence, resulting in a trend of industry consolidation in Singapore’s food catering sector.

While some new entrants have penetrated the market by aggressively expanding their online presence and providing specialized services for distinct customer segments, the market expansion is limited by limited business opportunities. To gain a position in a highly competitive market, competitors must demonstrate strengths including i) high-quality food offerings and food safety, ii) brand recognition and reputation, iii) diversity and adaptability, and strong operational capability, etc.

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Nature and Factors of Market Competition

Incorporation of ESG. There is increasing importance placed on businesses operating in an ethical and environmentally friendly way. Consumers now take into account a company’s social and environmental impact when deciding where to spend their money, such as for catering services. Those organizations that can clearly show their dedication to social and governance standards gain a competitive edge in attracting new customers and keeping existing ones engaged. By embracing responsible practices, catering companies have an opportunity to distinguish themselves from rivals in a crowded marketplace. Implementing sustainable resource use, waste management programs, and supporting social causes enables businesses to construct a reputation as a good corporate citizen. Gaining trust among ecologically and socially aware consumers through a strong commitment to ESG performance can result in an expanded customer base and greater brand loyalty over time.

Brand Awareness and Good Reputation. Established players have focused on building a strong brand and cultivating an excellent reputation since their establishment of market presence to provide high quality, hygienic and delicious meals at affordable prices to various types of downstream customers. Through consistently delivering great food and service over the years, competent industry players have built up loyal customers with proven track records. Maintaining and enhancing their brand is a constant priority to cement their status as leaders in the industry.

Technology Advancement. Technology advancement is another factor of competition in catering services industry in Singapore. Automation technology, such as kitchen robots, smart ovens, and sous vide machines, can enhance food production efficiency and consistency. This technology assists in precise cooking, portion control, and recipe standardization, reducing the margin of error and enhancing overall quality. Some catering services providers utilize technology for inventory management, ensuring optimal stock levels, reducing waste, and minimizing costs.

Strong Operational Capability. In order to serve a high volume of workers efficiently, catering companies must have robust operational processes to handle procurement of ingredients, food preparation, packaging, delivery logistics, and waste management. They need to optimize kitchen workflows, leverage technology to track orders and deliveries, work with suppliers to ensure consistent ingredient quality at good prices. Operational efficiency also depends on economies of scale, so companies need to prepare meals in large quantities while still meeting high standards of food quality, variety, and safety. With strong operational capability, catering companies can deliver a reliable, affordable and pleasant meal experience for their corporate clients and industrial customers.

Entry Barriers

Difficulties obtaining licensing and permit. Catering businesses in Singapore require licenses and permits to operate, including business licenses, food licenses, and health department permits. For instance, Food Retail Licences and Food Shop and Supermarket Licence are required for selling or distributing prepared food which is issued by the Singapore Food Agency. Fire Safety Certificate is needed should our company operate a kitchen facility which is administered by the Singapore Civil Defence Force. Obtaining these licenses can be difficult for new entrants due to complex application processes and costs. This can deter some new caterers from entering the market.

Initial Capital Investment and Operating Cost. High initial startup costs are required to establish catering services business, generally including operating expenses such as licensing and compliance, rent, equipment, labor, insurance, electricity, water, and the procurement of raw materials. The investment is substantial but also scalable based on the specific catering services offered. Proper financial planning and budget management are essential when starting any new catering operation.

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High Quality Food Offerings and Food Safety. In Singapore’s catering sector, ensuring excellent food quality and safety standards is crucial for business achievement and satisfying customers. Catering firms that devote resources into superior ingredients, robust cleanliness controls and strict adherence to food regulations will be able to gain a competitive edge through strong customer trust and loyalty. By establishing a culture throughout all operations that prioritizes food safety and quality above all else, caterers can provide nutritious and tasty meals with guarantees of freshness and hygiene. This holistic focus on culinary excellence allows them to meet the needs of discerning patrons focused on health, wellness and safety. Ultimately, catering businesses in Singapore that center their key priorities around delivering high quality fare and stringent food safety practices will have a competitive edge in the industry.

Proven track record and experience. Catering requires specific skills and experience in areas like food preparation, menu planning, operational management, and client satisfaction. While established industry players are proficient in the whole serving process including the operational flow, customer relationship management and supply chain management, new entrants without strong experience may struggle with the learning curve and result in challenges in regard to cost control and operational efficiency, which could be substantial discouraging factor for some entrepreneurs from starting a catering business.

Variety and Flexibility. Food catering companies are required to provide ample variety and flexibility in their meal options and services to satisfy diverse customer needs. Offering a wide range of cuisines, such as Chinese and Malay to Indian and Western, ensures variety and prevent menu fatigue. Providing options for special diets like vegetarian, Halal or gluten-free also caters to specific customer segments. Besides meal types, having flexibility in portion sizes and combo sets allows customers to choose packages that suit their appetites and budgets.

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BUSINESS

Overview

We are a certified Halal food caterer specializing in Indian, Bangladesh and Chinese cuisine and we have over 11 years of experience in the catering services industry in Singapore. Mr. Gao, our founder, Executive Director and Chief Executive Officer, is a veteran in the catering industry. Adopting the motto “Your Welfare Is Our Top Priority”, Mr. Gao set up the Central Kitchen in 2012 under the brand “Premium Catering” to supply prepared meals to foreign construction workers (whether individually or through the construction companies that employ them) in Singapore based upon a budget provided by customers, or “budget prepared meals”. Over 11 years, we have expanded and diversified our business to (i) supply budget prepared meals to a wider spectrum of customers, including, among others, foreign workers, students and other individuals residing in dormitories as well as foreign workers working in the construction, marine and manufacturing industries; (ii) operate the Food Stall in a canteen of a dormitory; and (iii) provide buffet catering services for private functions as well as corporate and community events in Singapore. We also provide ancillary delivery services. As at September 30, 2023, we have a Central Kitchen and a Food Stall, as we employ a total of 47 employees supported by a fleet of five delivery vans; however, in December 2023, we closed our Food Stall at Stall 1 (#01-K4), JTK Food and Beer House, located at 11A Jalan Tukang Road, #01-K3, Singapore 619267, and ceased operations on December 31, 2023.

We endeavor to leverage our successful track record, our brand image and the experience of our management team to embark on an expansion plan to increase our market share in the catering services industry in Singapore through automation, increasing the number of food stalls we operate as well as actively promoting our services.

Our Business Model

Our principal business activity is food catering. We are licensed by the SFA to operate the Central Kitchen as a catering establishment. We are also registered with SFA to import processed food products and food appliances. Our Central Kitchen is certified by the MUIS to be a food establishment that produces Halal food.

We specialize in Indian, Bangladesh and Chinese cuisine and all our food products are Halal food which are permissible for consumption by Muslims to consume. Over half of our food products are Indian food. In order to ensure our food products are authentic, all our chefs are native Indian, Bangladesh or Chinese. We generally work on a standardized menu and we have the discretion to make changes to such menus due to seasonality and availability of ingredients. Upon the request of our customers, we can also customize menus and/or prepare special orders for them. We endeavor to provide one-stop solutions to our customers. As such, we also manage delivery/collection, food warming services (namely Smart Incubator for budget prepared meals and warming trays for buffet) and/or provide disposable dinnerware for our customers.

Due to the nature of our business, we generally operate throughout the year and only close for Deepavali day (a Hindu festival). For customers who have signed contracts for budget prepared meals with us, we generally require them to pay a deposit equivalent to one-month’s orders (unless they agree to pay in advance) and invoice them on a monthly basis. We generally allow a credit period of up to 30 to 60 days for corporate customers. For all other catering services, including one-off bulk orders of budget prepared meals and buffets, we generally require our customers to pay in advance. The following is a breakdown of our revenue in the financial years ended June 30, 2022, 2023 and six-month period ended December 31, 2022, 2023 based on the nature of our business activities:

	Financial Years ended June 30,
	2022		2023
	S$’000%		S$’000%

Supply of budget prepared meals	5,265	100.0	4,961	95.2
Operation of Food Stall	-	-	236	4.5
Buffet catering services	-	-	15	0.3
Ancillary delivery services	2	0	2	0

Total	5,267	100.0	5,214	100.0

	Six-month financial period ended December 31,
	2022		2023
	S$’000%		S$’000%

Supply of budget prepared meals	2,536	97.3	2,436	86.2
Operation of Food Stall	71	2.7	349	12.3
Buffet catering services	1	-	41	1.4
Ancillary delivery services	-	-	4	0.1

Total	2,608	100.0	2,830	100.0

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Supply of budget prepared meals

Singapore is dependent on foreign workers as a source of low-cost labor. We supply prepacked meal which is customized in different budgets also known as “budget prepared meals” to foreign workers in Singapore. As of December 2022, the total foreign workforce in Singapore amounted to approximately 1.4 million people (accounted for approximately 25.1% of the total population in Singapore), of which approximately 0.4 million were from the construction, marine and processing sectors (accounted for approximately 7.4% of the total population in Singapore). The foreign workers generally reside in dormitories and work very long hours with relatively low pay. Although there are cooking facilities in dormitories, they do not have refrigerators., Foreign workers would have to buy fresh food each day if they were to cook their own meals. With their welfare in mind, we design tasty and nutritious monthly prepared meal packages where we supply and deliver prepared meals to them three times a day (namely breakfast, lunch and dinner) at budget prices in the range of S$110 to S$150 per month, depending on the volume ordered and whether they would utilize our Smart Incubators. We also cater to customers who want customized orders (such as only one or two meals per day) and special one-off bulk orders.

We have designed four standard seven-day menus with three meals a day for these budget prepared meals. These three prepared meals include a choice of Indian (one vegetarian and one non-vegetarian and customers are free to order a mixture of these two menus to cater to their religious dietary requirements), one Bangladesh and one Chinese meals. These budget prepared meals are generally packed in disposable bento boxes with two to three types of dishes for breakfast and three to four types of dishes for each of lunch and dinner. We endeavor to provide a balanced diet to our customers with staple food and other nutritious food such as fish/meat/eggs (or vegetable protein for vegetarian meals, such as bean curd) and vegetables.

During the COVID-19 pandemic, there was limited access to foreign workers’ dormitories and hence a lot of food deliveries from caterers were left in metal or plastic containers outside dormitories which might be tampered by stray animals and rodents, infested by pests and/or stolen by others. Food poisoning can also occur if the food products are left at room temperature for an extended period of time. We introduced Smart Incubators in 2019 to ensure that our budget prepared meals are delivered to our customers in a secure, hygienic and contactless way. The built-in heating system of our Smart Incubator can maintain its internal temperature at a food-safe level of approximately 140 °F as mandated by the SFA to prevent food contamination and to keep food warm until the customers collect them at a convenient time. The LED lighting system of our Smart Incubator also facilitates our customers to find their designated compartment in the Smart Incubator, especially in a dark environment.

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We will install a Smart Incubator at a designated dormitory or work site if there is a minimum cumulative order of 60 prepared meal packages with Smart Incubator services. Customers who have ordered prepared meal packages with Smart Incubator services would be issued an access card and assigned a designated compartment in the Smart Incubator which has an automatic door with magnetic door lock. When our customer enters his compartment number at the keypad and scans the access card at the reader, the automatic door of the designated compartment will be opened for such customer to collect his prepared meal and the compartment will be automatically locked when the compartment door is closed. To the best knowledge and belief of our Directors having made due enquiries, we are the pioneer and only caterer in Singapore offering this Smart Incubator service to customers. As of June 30, 2023, we had installed approximately 40 Smart Incubators in dormitories and work sites in Singapore. The following are pictures of our Smart Incubator, Chinese prepared meal and Indian prepared meal:

We generally require our monthly prepared meal packages customers to sign a minimum of a one-year contract with us, which can be terminated after such one year period with one-month notice. As of June 30, 2023 and December 31, 2023, we supply approximately 15,000 budget prepared meals per day respectively.

Operation of Food Stall

We set up the Food Stall in a canteen of a dormitory at Stall 1 (#01-K4), JTK Food and Beer House, located at 11A Jalan Tukang Road, #01-K3, Singapore 619267 in September 2022 as an attempt to diversify our catering business to the operation of a retail food establishment. On December 31, 2023, we ceased operating the Food Stall. Our Food Stall was licensed by the SFA to operate as a retail food establishment and we sell Indian Halal food at the Food Stall. The gross floor area of our Food Stall was approximately eight square meters. It had a small kitchen area with a serving counter equipped with warming trays. The following are pictures of the Food Stall:

Our Food Stall served a standard Indian menu with nine main dishes and eight types of snacks for takeaway orders which can be consumed at the dormitory’s canteen. The price range of these dishes was from S$1 to S$6 and we only take cash or electronic payments at the Food Stall. All the food served at our Food Stall was prepared and cooked at our Central Kitchen, with the exception of five types of snacks which are cooked fresh by an Indian chef at the Food Stall with the processed ingredients provided by our Central Kitchen. Our Food Stall operated from 04:30 to 08:00, 10:30 to 13:30 and 16:30 to 23:30 daily with the exception of Deepavali day (a Hindu festival). It was been graded B by the NEA for overall hygiene, cleanliness and housekeeping under the Food Establishments Grading Scheme 1997.

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Buffet catering services

After we moved into a larger Central Kitchen in December 2022, we started offering buffet catering services for private functions as well as corporate and community events. We have designed three standard buffet menus, two offering Chinese cuisine and one offering Indian/Bangladesh cuisine, at the price of approximately S$15 to S$22 per head with a minimum order for 30 people. These standard menus include six to nine dishes, a dessert and a fruit drink. We also introduce certain festive buffet menus and we can prepare customized menus at the request of our customers. The cost of the buffet includes the rental of warming trays, serving table, serving wares and table cloth as well as disposable dinnerware and serviettes. We require our customers to confirm and pay for the buffet order at least three days before the scheduled delivery date. The following is a picture of our Chinese buffet:

Ancillary delivery services

We offer delivery services for one-off bulk orders of budget prepared meals and buffets at a fee ranging from S$80 to S$100 per order.

Our Central Kitchen

Our Central Kitchen is the heart of our business and it is located at 21 Chin Bee Avenue, Singapore 619942. We moved into this new location in December 2022 to facilitate our expansion. It is a three- story building with gross floor area of approximately 1,611.5 square meters, of which:

(i)	approximately 1,165.9 square meters is used as an industrial area, comprising an Indian food cooking area, a Bangladesh food cooking area, a Chinese food cooking area, a rice cooking area, a holding area, a food packing area, two wash areas, a vegetable preparation room, a meat preparation room, a freezer room, a chiller room, a dry storage and two production areas;

(ii)	approximately 147.8 square meters is used as ancillary office for our head office operations; and

(iii)	approximately 297.8 square meters is used as ancillary area, such as goods lift, changing room and lavatories.

We have entered into a five-year lease with the landlord of the Central Kitchen with LRS-Premium Pte. Ltd., an entity related party to Mr. Gao, that renovated and equipped the Central Kitchen to suit our needs. The following are pictures showing our chefs cooking and our packers packing our food products in our Central Kitchen:

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Our Central Kitchen is licensed by the SFA to operate as a catering establishment and certified by the MUIS to be a food establishment that produces Halal food which is permissible for Muslim to consume. It operates 24 hours daily throughout the year (with the exception of Deepavali day, a Hindu festival) and each work day is divided into two shifts with the day shift from 00:00 to 12:00 and the night shift from 12:00 to 24:00. Our Central Kitchen is equipped with a number of semi-automated equipment, such as vegetable cutters and two-in-one washing and slicing machines, to assist with washing and processing of ingredients to increase the efficiency of our Central Kitchen.

Our Operation Manager is in charge of the day-to-day operations of our Central Kitchen with the help of an assistant operation manager, a day shift supervisor and a night shift supervisor. Our assistant operation manager is responsible for keeping a master register of all customer orders and internal orders from the Food Stall, planning the resources required to fulfill such customer orders and internal orders as well as the daily delivery schedule. Our supervisors are responsible for ensuring that our customer orders are prepared as per schedule, conducting sample tasting of our food products to ensure they meet our quality standard before they are packed and delivered to our customers and coordinating the loading of our food products to the relevant delivery vans.

Operations of our Central Kitchen

As we engage in various types of food catering activities, it is essential that we properly organize and coordinate our business processes at the Central Kitchen to streamline our workflow and daily operations.

Our services and menu offerings

As at the date of this prospectus, we generally cater for budget prepared meals for foreign workers, and we generally work on standardized menus. All our food products are Halal and we can also cater to vegetarians. The set up of our Central Kitchen and our experienced operation team (in particular the native Indian, Bangladesh and Chinese chefs, the purchase and administrative executive and our in-house delivery team) enable us to work on customized menus or special orders as well as to embark on other types of catering arrangements.

We understand customers’ tastes and preferences are ever-changing. In order to retain our customers, our native chefs endeavor to refine our ethnic standard menus regularly in response to changing food trends, tastes and preferences of customers based off the feedback from our customers received through our sales and marketing staff. They also adjust our menus due to operational and other seasonal factors, availability of ingredients and fluctuation in food costs. The responsible native chefs will develop the sample dishes for tasting and approval by Mr. Gao, our Executive Director and Chief Executive Officer, and our Operation Manager before any changes are made to the standard menus. Once the sample dishes are approved, our sales and marketing team will update the menus on our corporate website.

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Customer and orders management

Our sales and marketing team is responsible for customer sourcing and management and they group customers by four main routes to facilitate planning of delivery schedule. They work closely with our customers to understand and address their needs, take orders from them and resolve complaints from them. When there is a customer complaint in relation to the quality of our food products or services, they would investigate and resolve the matter promptly as well as report to our Operation Manager details of each complaint and how the complaint was handled. Our catering operations department then maintains and updates the complaint log for record and for future training purposes.

All new orders of budget prepared meals and buffets must be made at least three days in advance. Our sales and marketing team consolidates the customer orders on a daily basis and by 18:00 each day, they forward the updated order list to the assistant operation manager to update his order register and our accounts department to issue the relevant invoices (if required) to the customers. The native Indian chef based at the Food Stall previously would forward his order for food products and processed ingredients for the next Business Day and his forecast for each of the six days thereafter to the assistant operation manager by 18:00 on a daily basis. Our assistant operation manager, who is in charge of keeping a master register of all customer orders and internal orders from the Food Stall, plans the resources required to fulfill such customer orders and internal orders as well as the daily delivery schedule. After he has updated his master order register with the order information received from the sales and marketing team and the Food Stall each day, he circulates details of the daily customer orders and internal orders for the next seven days to the purchase and administrative executive, the two supervisors in the catering operations department and the three native Indian, Bangladesh and Chinese chefs who are based in the Central Kitchen so that they can plan for procurement and the kitchen work schedule accordingly. He will also send the delivery schedule for the next Business Day to our in-house delivery team and where appropriate, order delivery services from third-party vendors in order to fulfil all the committed customer orders and internal orders for the next Business Day.

Procurement, delivery and acceptance

Our Central Kitchen is responsible for the procurement of ingredients and other supplies for its operations and for the Food Stall. The purchase and administrative executive is responsible for the procurement based on details of the up-to-date daily customer orders and internal orders for the week supplied by the assistant operation manager on a daily basis. Every Monday and Thursday morning, she inspects the inventory level of the ingredients and other supplies stored in our Central Kitchen with our Operation Manager and the daytime supervisor and they will discuss the quality and quantity of the ingredients and other supplies needed in order to fulfil the customer orders and internal orders in the pipeline. After such meeting, the purchase and administrative executive will contact the relevant suppliers on our list of approved suppliers to compare prices and order the replenishments. All purchase orders have to be counter-signed by our Operation Manager before they are submitted to the relevant suppliers and stock replenishment delivery will generally be made the next day.

When deliveries are made to the Central Kitchen by our suppliers, our purchase and administrative executive will check (i) the brand, type, quantity and quality of the deliveries against the invoices or purchase orders; and (ii) the expiry date and condition of the ingredients (including their texture, temperature, smell, packaging, color and overall appearance) to make sure there are no signs of food contamination, before accepting the deliveries. If the delivered items fail to meet our quality control standards, we will return them to our suppliers and such incident would also be reported to our Operation Manager for her to determine whether any follow-up work is required, including whether such supplier should be removed from our list of approved suppliers, whether we should arrange for a replacement of the items or obtain a refund from such supplier and whether we should order from another approved supplier instead.

Apart from ordering from suppliers in our list of approved suppliers, our purchase and administrative executive also visits local wholesale centers approximately two times a week with our Company driver to purchase fresh ingredients.

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We generally settle payments to our suppliers on a monthly basis. After accepting the deliveries made by our suppliers, our suppliers’ invoices will be sent to our Operation Manager for checking against the monthly statements issued by our suppliers. Our accounts department will also check such monthly statements and reconcile them against our payment records.

Selection of suppliers

Our suppliers are selected based on the following criteria (i) their capacity and business operations; (ii) the quality and stability in the supply of the products or services offered; (iii) their overall reputation; (iv) the pricing of the products or services quoted; (v) general supply terms and conditions, such as minimum order quantities, payment terms, delivery schedules and discounts offered; (vi) compliance with all relevant quality standards imposed by regulatory authorities; and (vii) meeting our quality control standards covering transportation and storage of ingredients and other supplies.

Our purchase and administrative executive is in charge of maintaining our list of approved suppliers and there are approximately 70 approved suppliers from whom we source our ingredients and other supplies and we have at least three suppliers for each major category of ingredients. Prior to issuing a purchase order to a supplier, we would compare price quotations from other approved suppliers to ensure cost efficiency. Our purchase and administrative executive reviews the list regularly and may remove a supplier from the list if it fails to meet our selection criteria listed above during the review. Our Directors consider that it is generally not difficult to replace our existing suppliers given there are plenty of alternative suppliers for the same ingredients available in the market.

Inventory management and storage

Our purchases mainly consist of ingredients. In general, our purchase and administrative executive maintains records of our purchases and monitors the inventory of ingredients stored at our Central Kitchen, which enables us to keep track of the items purchased, the quantity purchased as well as the movement of the purchase price of such items.

We purchase perishable items such as fresh ingredients as well as non-perishable items such as frozen food, dried food, canned food, beverages, packaging materials, bento boxes and other kitchen equipment for our operations. We implement an inventory control system based on the type of ingredients and other supplies, the level of consumption and the price of the item. We have also internally set the following maximum shelf life for different types of ingredients that are commonly used in our restaurants:

Maximum shelf life	Days

Fresh and chilled meat/seafood	1-3
Frozen food	7-60
Vegetables	1-3

Our inventory is managed on a first-in-first-out basis. We keep a minimal but sufficient level of perishable ingredients to reduce wastage, ensure freshness and quality of food and avoid excessive inventory being built up. For non-perishable items, we maintain an adequate level of inventory based on operational needs and replenish them on a regular basis. All the staff at our Central Kitchen are required to strictly observe the above guidelines in inventory management. Our inventory in our Central Kitchen is inspected daily by the supervisors to prevent overstocking and wastage. Certain unused perishable ingredients (such as vegetables) which have exceeded their maximum shelf life will be disposed immediately after such daily inspection.

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After checking the deliveries from our suppliers based on the guidelines set out in the paragraph headed “Operations of our Central Kitchen – Procurement, delivery and acceptance” above, we will store them in accordance with (i) the instructions printed on the product labels; (ii) the instructions from suppliers (if applicable); and (iii) our internal guidelines on storage methods and the appropriate temperature for storage. Based on our internal guidelines, due to the different nature of the inventories stored in our Central Kitchen, they are being stored in different areas to preserve their freshness and prevent cross contamination. Non-perishable items which include rice, flour, condiments, canned food, packaging materials, bento boxes, kitchen equipment and utensils, are usually stored at room temperature in the storage areas. Perishable ingredients are stored in the chiller room and the freezer room with different temperature settings to preserve their freshness. These guidelines generally comply with the EPHR.

Our Central Kitchen staff performs regular checks on (i) our storage facilities to ensure their conditions (such as temperature and moisture level) are properly maintained; and (ii) the stored ingredients to ensure that they remain fresh and are of edible quality and have not passed the quality assurance period. As a matter of internal control, we also perform regular stock count for a majority of the inventory stored at our Central Kitchen to ensure our records are accurate and up-to-date.

Preparation of food products/processed ingredients for delivery

We have a set of internal guidelines on food preparation which cover the recipes of our food products, the operational procedures for preparation of food and the quality standard required for our food products. These guidelines generally comply with the EPHR. The supervisors of our Central Kitchen are responsible for supervising and monitoring the food preparation process and ensuring that all our kitchen staff strictly comply with these internal guidelines in order to control and standardize the quality, flavor, presentation and hygiene of our food products/processed ingredients.

We have implemented operational procedures to ensure freshness of food products delivered to our customers at their nominated timeframes. Most importantly, we group all our customers by four major delivery routes and their delivery times are evenly spread out over each mealtime. By planning our customer orders carefully, we are able to plan our production workflow (which includes our kitchen assistants washing and preparing the ingredients, our chefs cooking the food products, our packers packing the food products, our supervisor in charge of testing/inspecting the food products and the delivery of food products) effectively to ensure that we can fulfill all these customer orders in an organized, seamless and timely manner. All our food products are time-stamped as per the requirement of the SFA and we generally advise our customers to consume the food products within four hours after they were first prepared for consumption.

At the beginning of each shift, the supervisor in charge will inspect the hygienic condition of our Central Kitchen and brief the chefs, assistant chefs, machine operator, kitchen assistants and packers for the orders that they have to fulfill for that shift and give them specific instructions for their duties as well as to discuss food handling and personal hygiene matters and customers’ feedback with them. The supervisor in charge will ensure that all food orders/processed ingredients are prepared and packed as per schedule and conduct random tasting of our food products to ensure that they meet our internal quality standard before they are packed. He will also check the packaging of our food products/processed ingredients before they are being loaded to the delivery vans.

Delivery and distribution of food products/processed ingredients

We generally provide free delivery service within Singapore to the customers who order our budget prepared meal packages. We charge delivery fees ranging from S$80 to S$100 for one-off bulk orders of budget prepared meals and buffets. We have a fleet of five delivery vans with four experienced drivers (one full-time employee and three contracted drivers) to deliver our food products to customers as well as delivery of food products and processed ingredients to our Food Stall. When in need, we also use the delivery services of third-party vendors to supplement our in-house delivery services. We generally agree with our customers to deliver within a time frame to allow for some buffer and our contracts generally provide that we are not liable for delays due to bad weather, traffic conditions or other unforeseen circumstances.

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Delivery is normally made to the designated venues nominated by our customers and our in-house drivers would check all the food products loaded onto the delivery vans against the delivery orders before they leave our Central Kitchen for delivery. In cases where our customers have subscribed for the services of our Smart Incubators, the budget prepared meals would be delivered to the designated compartments of our Smart Incubators. For customers who ordered our buffets, we will stage the buffets for them at the designated venues with tablecloth, warming trays, serving utensils and disposable dinnerware and we will also clean up the buffet after consumption.

Cash management and settlement

For customers who have signed contracts for budget prepared meals with us, we generally require them to pay a deposit equivalent to one-month’s orders (unless they agree to pay in advance) and invoice them on a monthly basis, and we generally allow a credit period of up to 30 to 60 days for corporate customers. For all other catering services, including one-off bulk orders of budget prepared meals and buffets and the associated delivery fees, we generally invoice our customers immediately and require them to pay in advance. Payments are generally made in cash, by cheque or bank transfer. For sales at our Food Stall, our customers had to settle by cash or electronic payment at the time of purchase.

To prevent fraud and misappropriation of the cash collected at our Food Stall, our cashier at our Food Stall will pass the summary sales records generated from our cash register as well as all the cash received and all the electronic receipts to our Operation Manager to conduct a reconciliation of the summary sales records with the cash received and the electronic receipts on a daily basis. If no error is found, our Operation Manager will instruct the assistant operation manager to deposit the cash in our bank account and pass the summary sales records together with the bank deposit slip and the electronic payment receipts to our accounts department for them to do the bookkeeping and verify our bank records on a weekly basis. We adopt similar control procedures for the cash received by our sales and marketing department from the operations of our Central Kitchen. During the years ended June 30, 2022, 2023 and six-month period ended December 31, 2023 and we have not experienced any material cash misappropriation.

Our sales and marketing department is responsible for monitoring consumer payments. In the event of an overdue payment from our customers, our sales and marketing department would negotiate a fair and reasonable payment schedule with the defaulting customer. As of June 30, 2022, 2023 and December 31, 2023, our allowance for bad and doubtful debts was approximately S$33,000, S$2,000 and nil respectively.

Cost control

We monitor our overall ingredient costs closely and adjust our pricing at the beginning of each calendar year with reference to our sales and profit margin in the previous year as well as the prevailing market prices of ingredients and other supplies. In order to ensure that our purchase price is competitive, we generally obtain price quotations from at least three approved suppliers for each major category of ingredients for comparison. We also closely monitor our inventory level, especially for perishable ingredients, to prevent excessive accumulation or obsolescence of inventory to minimize wastage.

In order to keep track of our operating costs, our Executive Directors review the monthly management accounts to ensure that there are no unusual fluctuations in costs and expenses. They also review the monthly gross profit margin of each type of our revenue stream so that they could react promptly to any material deviation from our target profit margin.

If our existing suppliers increase the price of the ingredients they supply to us, we will try to mitigate any potential adverse impact on our financial performance by (i) searching for alternative suppliers which can offer the same or similar ingredients but at a lower or comparable price; (ii) reviewing and adjusting our menu offerings to see if we can reduce the use of such ingredients; and (iii) depending on the demand for such items and the general economic conditions, passing on all or part of the price increase to our customers.

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Quality control

We endeavor to serve tasty and nutritious freshly made ethnical Halal food to our customers and provide good customer service to our customers to address their specific needs. We attribute our success partly to our adherence to stringent quality control through implementing a set of internal operating procedures that generally comply with the EPHR, covering procurement, delivery and acceptance of ingredients, selection of suppliers, inventory management and storage of ingredients as well as various quality control procedures covering all aspects of our operations to ensure food safety (which includes food preparation, handling, cooking, packing, delivery and distribution processes), quality of our food products and good customer services which have been detailed in the paragraphs under the heading “Operations of our Central Kitchen” above.

Our Operation Manager visits our Central Kitchen and Food Stall regularly to check on our food quality, customer service (where applicable) and hygiene, and to ensure that our Central Kitchen and Food Stall comply with our internal operating procedures. Our assistant operation manager also carries out regular spot checks on food safety and quality as well as kitchen hygiene and the cleaning records maintained at our Central Kitchen and Food Stall on a daily basis. If any issue is detected during a surprise spot check, our assistant operation manager would interview the relevant supervisor in charge and handling employees and suggest the appropriate remedial actions to be taken to resolve the issue. We maintain written records of the results of such spot checks for future reference.

We believe that it is essential that our staff is proficient at their respective roles for the success of our Group. As such, we ensure that our staff is provided with proper training to be equipped with the relevant skills and knowledge to operate at their optimal level. Newly recruited staff is required to undergo on-the-job training by senior staff to ensure that the new staff understands and complies with our internal operating procedures.

We also consider the collection of customer feedback an important element of our quality control. Our sales and marketing department collects feedback from our customers through its dealings with our customers and identifies major issues from this feedback. Our Executive Directors and Operation Manager will discuss these major issues and address them with the relevant supervisor in charge with a view to improving the overall operations and financial performance of our Company. During the years ended June 30, 2022 and 2023 and six-month period ended December 31, 2023, we did not receive any material customer complaint nor were we subject to any investigation by the SFA or any other Singapore government authorities.

Halal certification control

Our Central Kitchen is certified by the MUIS to be a food establishment that produces Halal food which is permissible for Muslim to consume. To comply with the requirements of MUIS, we have implemented operational procedures to ensure that the sourcing of raw ingredients, handling and processing of raw ingredients and cooking and storage of food products are consistent with the requirements of Islamic laws.

Hygiene control

Our Operation Manager is our designated Food Hygiene Officer for our Central Kitchen and Food Stall as required under the Food Hygiene Officer Scheme introduced by the SFA. She has passed the WSQ Food Safety Course Level 3 and she is responsible for (i) implementing systems and conducting checks to ensure our food handlers practice both food and personal hygiene when handling food; (ii) educating and reminding our food handlers to be hygienic in food preparation; and (iii) identifying lapses in food hygiene practices and correcting such lapses in a swift manner. All our food handlers at our Central Kitchen and Food Stall, including chefs, assistant chefs, machine operator, kitchen assistants and packers, have passed WSQ Food Safety Course Level 1, which equipped them with knowledge and skills on good personal hygiene, use of safe ingredients, proper handling and storage of food and maintenance of cleanliness of equipment and premises.

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Our Central Kitchen is divided into different sections for handling different work, such as washing, chopping, cutting, vegetable preparation, meat preparation, production, cooking, holding of cooked food, food packing and cleaning. Our supervisor in charge in each shift assigns kitchen staff to work in these different sections. Such division of work prevents cross contamination between raw and cooked food.

All our staff working at our Central Kitchen, including chefs, assistant chefs, machine operator, kitchen assistants and packers, is required to practice good personal hygiene and to wear our Company uniform, non-slippery foot wear, disposal gloves, face masks and hair nets at all time when working at our Central Kitchen and visitors are not allowed to enter our Central Kitchen unless they wear non-slippery footwear and face masks. To maintain a hygienic environment in our Central Kitchen and Food Stall, the floors, equipment and preparation surfaces are cleaned and sanitized on a daily basis while cleaning of walls, fans and air-conditioners takes place four times a week. The pipes in our Central Kitchen are cleaned on a monthly basis and we apply pipe cleaning chemicals to the pipes every three months. We also engage pest control companies to assist us with pest control in our Central Kitchen and Food Stall. We cover all waste containers in our Central Kitchen and Food Stall with lids and keep them away from food serving areas. All our food handlers are requested to maintain a high standard of personal hygiene and cleanliness pursuant to our internal guidelines.

We care about food safety. As such, we typically time-stamp all our food products and require our customers to consume our food products within four hours after they were first prepared for consumption in accordance with the requirements of the EPHR.

Work Safety

We strive to maintain a safe working environment and minimize workplace accidents and injuries through implementing a set of stringent work safety measures and control. Our safety handbook sets out our work safety policies and measures to be adopted at our Central Kitchen and Food Stall and the procedures for handling accidents. All our staff is also required to undergo training in the work safety policies and measures detailed in the safety handbook as well as first aid training in order to acquire the essential skills to respond to emergencies. Our Directors believe that our safety measures and precautions help to reduce the number of work-related injuries of our staff and are adequate and effective to prevent serious work injuries. During the years ended June 30, 2022, 2023 and six months ended December 31, 2023, we did not record any material incident of work injuries nor were there any claims in relation to work injuries.

Competitive Landscape of the Catering Services Industry in Singapore

The catering service industry in Singapore is highly competitive with many players ranging from small local independent operators to large multinational companies. According to the Singapore Department of Statistics, there were over 750 catering establishments in 2022. As consumers in the catering services industry are typically less loyal due to low switching costs, the catering services industry in Singapore has become more fragmented with no dominant player. The bigger players have tried to expand their business and strengthen their market presence through acquisition and it is expected that the trend of consolidation will continue in the future. The competitiveness of a market player will depend on (i) the quality of its food products and food safety; (ii) its brand recognition and reputation; (iii) its diversity and adaptability; and (iv) its operational capability.

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Our Competitive Strengths

Strong brand recognition in the catering services industry in Singapore

We provide catering services under the brand name “Premium Catering” in Singapore. With over 11 years of successful track record, our Directors believe that we have built our “Premium Catering” brand name to represent tasty and nutritious budget prepared ethnic meals with an authentic taste for foreign workers in Singapore. Our Directors also believe that our ability to cater for authentic, Bangladesh and Chinese Halal food at budget/affordable pricing gives us a competitive advantage because it is uncommon in the catering services industry in Singapore. Leveraging on our successful track record, our brand image and the experience of our management team, we have diversified our catering services to provide buffet catering services as well as retail sale in a dormitory canteen.

Our Directors believe that our proven track record and strong brand recognition have enabled us to attract and retain potential suppliers, customers and employees, which will give us a competitive advantage to compete for strategic locations for our new food stalls and to negotiate for more favorable terms with our landlords and suppliers. All these are crucial to our current operations as well as our planned expansion plans.

Our strong commitment to quality of our food and services and food safety

We adopt the motto “Your Welfare Is Our Top Priority” and it is in this spirit that Mr. Gao set up the Central Kitchen in 2012 under the brand “Premium Catering” to supply and deliver tasty and nutritious budget prepared meals to foreign construction workers (whether individually or through the construction companies that employ them) three times a day in Singapore. We are a customer-oriented Group as we always have the welfare of our customers in mind. We endeavor to provide a balanced diet to our customers with staple food and other nutritious food such as fish/meat/eggs (or vegetable protein for vegetarian meals, such as bean curd) and vegetables. We are certified by the MUIS to be a food establishment that produces Halal food which is suitable for consumption by Muslims. We have hired native Indian, Bangladesh and Chinese chefs to design and prepare budget prepared meals, buffets and other food products for our customers at budget/affordable pricing. To the best knowledge and belief of our Directors having made due enquiries, we are the pioneer and the only caterer in Singapore to offer premium hi-tech delivery services through Smart Incubators, which ensure our budget prepared meals are delivered to our customers in a secured, hygienic and contactless way and the prepared meals would be stored at a food-safe temperature of approximately 140 °F as mandated by the SFA to prevent food contamination and to keep food warm until the customers collect them at a convenient time. In recognition of our efforts in improving foreign workers’ welfare in Singapore, the MOM has issued a certificate of appreciation to us in 2022.

We believe that we can only retain our customers if we offer them fresh, tasty and nutritious food at budget/affordable pricing and hence we would attribute our success partly to our strong commitment to food quality. We endeavor to use fresh ingredients as much as possible. In order to ensure the quality of the ingredients used in our Central Kitchen and Food Stall, we have stringent selection criteria for choosing suppliers of ingredients, and we also have stringent internal quality control measures and management systems for the operation of our Central Kitchen and Food Stall to ensure food safety, quality of our food products and good customer services. Please see “Quality control” and “Hygiene control” above for details.

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We deploy an efficient and standardized management system

We believe our standardized operations and efficient management system have enabled us to control our operation costs, maximize profitability, achieve economies of scale, ensure quality control and establish a scalable business model, as evidenced by our growth to date. Our standardized and efficient operations primarily consist of the following aspects:

●	Central Kitchen: We are a certified Halal food caterer specializing in Indian, Bangladesh and Chinese cuisine. Our Central Kitchen has been set up with an Indian food cooking area, a Bangladesh food cooking area, a Chinese food cooking area, a rice cooking area, holding area, food packing area, two wash areas, a vegetable preparation room, a meat preparation room, a freezer room, a chiller room, a dry storage and two production areas. With this set up and an experienced operation team, comprising two native Indian chefs, one native Bangladesh chef, one native Chinese chef, two assistant chefs and other supporting kitchen assistants and packers as well as a purchase and administrative executive to manage procurement and our in-house delivery team, we can cater for budget prepared meals, buffets or our Food Stall as well as consistently deliver a variety of tasty and nutritious Indian, Bangladesh and Chinese Halal food products efficiently and effectively at different price ranges. We believe our Central Kitchen has helped to make our business a scalable one and will provide a platform for our expansion in the future.

●	Standardized quality control system and menu: We have a stringent quality control system through implementing a set of internal operating procedures that generally comply with the EPHR, covering procurement, delivery and acceptance of ingredients, selection of suppliers, inventory management and storage of ingredients as well as various quality control procedures covering all aspects of our operations to ensure food safety (which includes food preparation, handling, cooking, packing, delivery and distribution processes), quality of our food products and good customer services. We believe this quality control system in conjunction with our standardized menus for budget prepared meals and buffets, have helped us control and standardize the quality, flavor, presentation and hygienic condition of our food products and will contribute to our expansion in the future.

●	Comprehensive staff training: We conduct a series of standardized on-the-job induction training programs for all our staff, from chefs, kitchen assistants to packers. The programs have been compiled and updated based on our 11 years of operating experience. These training programs cover many aspects with respect to the operation of our Central Kitchen and Food Stall, such as food safety and work safety and are intended to ensure that all new staff is equipped with the skills required for their positions.

We believe our highly standardized and efficient operation structure described above will provide a systematic platform to sustain our future growth.

Established and stable relationship with our major suppliers

As of the date hereof, we had established business relationship with our five largest suppliers during the financial years ended June 30, 2022, 2023 and six-month period ended 31 December 2023 for over three years on average. Our established and stable business relationship with our major suppliers enables us to secure continuous, timely and steady supply of quality ingredients at commercially viable prices, which enable us to offer stable, nutritious, safe and freshly made food products to our customers at budget/affordable pricing and gives us a competitive advantage over our competitors.

A team of experienced managerial personnel

We are led by Mr. Gao, our founder, Executive Director and Chief Executive Officer, who has accumulated over 11 years of experience in the catering services industry in Singapore. As a veteran in the catering industry and an experienced businessman, his wealth of industry knowledge, business acumen and in-depth understanding of our key customers are invaluable to our Group’s growth, business development and clientele. Mr. Gao is supported by a team of senior management, who collectively possesses expertise across catering, central kitchen management, financial management, logistics and marketing, and most of which are long-term employees of our Group (for instance, our Operation Manager and the night shift supervisor have been working with our Group since its establishment). Our Directors believe that the vision, industry knowledge, experience and management skills of our Executive Directors and senior management team will enable our Group to continue its success story and achieve sustainable growth in the future.

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Our Growth Strategy

We currently sell approximately 15,000 budget prepared meals per day, which only cover a small percentage of the foreign workers in Singapore. However, the operation of our Central Kitchen is highly labor-intensive as the budget prepared meals are all manually prepared, including cooking, scooping food into containers, moving food trays from one point to another and labelling food packets, etc. As such, we plan to leverage our successful track record, our brand image and the experience of our management team to embark on an expansion plan to increase our market share in the catering services industry in Singapore through automation, increasing the number of our food stalls as well as active promotion of our catering services.

We intend to install an integrated food conveyor system at our Central Kitchen, with features including an automated tray dispenser, an automated rice loader and feeding system, an automated curry dispenser, an automated soup dispenser, an automated label applicator, an automated heat sealing machine and a built-in inspection system, to automate our food filling and bento packing processes. Our Directors believe that such automation will increase our production capacity to approximately 40,000 budget prepared meals per day while reducing our manual labor hours by approximately 40%. In short, automation will increase our production efficiency, reduce our labor costs and increase our production scale which, in turn, will allow us to enjoy the benefits of economies of scale.

Our first attempts in opening the Food Stall and catering for buffets in the financial year ended June 30, 2023 were successful; however, due to proposed rent increases in December 2023, we closed our Food Stall at Stall 1 (#01-K4), JTK Food and Beer House, located at 11A Jalan Tukang Road, #01-K3, Singapore 619267, and ceased operations on December 31, 2023.

As such, we plan to continue to open/acquire more food stalls in dormitory canteens or near worksites and/or dormitories and expand our buffet catering services to increase our share in the catering services industry in Singapore. To support our expansion plans, we plan to enhance our brand awareness in Singapore by participating in online marketing campaigns.

As our businesses expand, we plan to upgrade our computer system by installing an ERP system which is a business process management software that manages and integrates our Group’s financials, supply chain, operations, reporting, catering and human resources activities in real-time, so that our Directors and members of senior management can closely monitor our revenue, stock turnover and cash flows to facilitate our allocation of manpower and resources in an efficient manner, improve our inventory management and operational efficiency as well as to cater for our future expansion.

After the installation of the ERP system, we plan to upgrade and link our Smart Incubators to our ERP system and our customers’ mobile phones to streamline the process of food preparation, delivery and collection. Under the integrated system, all orders for prepared meals would be captured by the ERP system and the ERP system would generate automatic orders to our Central Kitchen and our delivery drivers to prompt the responsible personnel to prepare the meals and to load, transport and deliver the prepared meals to the relevant Smart Incubators accordingly, while providing fulfilment updates in real-time to our management. Our customers can also access real-time information on the status of their prepared meals and collect their prepared meals through the mobile app installed on their phones, and the current key card system would be replaced.

We care about the environment and we endeavor to use biodegradable disposable packing materials and dinnerware as much as possible. We also plan to invest in recyclable bento boxes and facilities to clean them thoroughly after use to eventually phase out the use of disposable dinnerware.

We will also consider expanding our businesses through acquisitions, joint ventures and/or strategic alliances that are compatible with our business. While implementing the above strategies and business plans, we will adhere to prudent financial management to ensure sustainable growth and capital sufficiency.

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Sales and Marketing

Our sales and marketing department has three employees and is responsible for promoting our brand name “Premium Catering” and our catering services to expand our customer base and increase our market share. We mainly rely on customers’ referrals and word-of-mouth recommendations to promote our catering services and we also promote our catering services through our corporate website. To increase our brand awareness, all our delivery vans have custom vehicle wraps which provide details of our catering services and our contact information.

Our sales and marketing staff also attempt to reach out to potential customers by working with non-profit organizations such as the Singapore Contractors Association Limited and the Dormitory Association Singapore Limited or by door-to-door visits to various construction work sites and dormitories. They also try to schedule in-person meetings with the human resource departments of construction and other companies that employ a lot of foreign workers to build rapport and promote our food catering services. They also set up promotional booths at dormitories occasionally for our potential customers to taste our food products and sign up for our budget prepared meal packages.

Pricing Model

We have a standard pricing policy applicable to our standard menus, but we may provide discounts to those customers whose order exceed a certain number or for longer term contracts. In determining the prices of our food products, we normally take into account the costs of ingredients, target profit margins, operating costs, market trends and spending patterns of customers.

Our Executive Directors normally review and adjust our pricing of the standard menus at the beginning of each calendar year with reference to our profit margin in the previous year, prevailing market prices of ingredients and other operating costs. We may also adjust pricing on an ad hoc basis in response to sudden increase in purchase costs of ingredients (for instance, if the price of rice surges due to a shortage in supply). We generally adjust our standard menu prices once every calendar year.

Customers

Our customers mainly comprise construction companies which require catering services for the foreign workers they employ. With our successful track record and our customers’ word-of-mouth recommendation, our customer base have expanded to cover operators of dormitories which require catering services for foreign workers, students and other individuals residing in their dormitories and other industries which employ a lot foreign workers, such as the marine industry. As we expand our business to cater to buffets, our customer base has further expanded to cover the general public in Singapore. We generally do not enter into long-term contracts with our customers but we enter short to medium-term contracts spanning from 12 to 18 months with our customers for budget prepared meals.

For the years ended June 30, 2022, 2023 and six-month period ended December 31, 2023, revenue generated from our five largest customers in aggregate accounted for approximately 46.6%, 35.1% and 28.0% of our total revenue, respectively, and the revenue generated from our largest customer accounted for approximately 14.8%, 12.2% and 11.6% of our total revenue, respectively.

Suppliers

Our purchases mainly consist of ingredients, such as meat, fish, vegetables, rice, flour, condiments and spices. We generally source our ingredients from suppliers in Singapore and Malaysia and we do not enter into long-term contracts with our suppliers. Our suppliers generally give us a credit period of 30 to 60 days. For the years ended June 30, 2022, 2023 and six-month period ended December 31, 2023, purchases from our five largest suppliers in aggregate accounted for approximately 34.7%, 44.0% and 33.8% of our total purchases, respectively, and our purchases from our largest supplier accounted for approximately 8.1%, 14.6% and 13.4% of our total purchases, respectively.

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Employees

The operation of our Central Kitchen is highly labor-intensive as the budget prepared meals are manually prepared, including cooking, scooping food into containers, moving food trays from one point to another and labelling food packets. The following is a breakdown of our full-time employees as of June 30, 2023:

Function	Number of Full-Time Employees

Management (including Mr. Gao, our Executive Directors and Chief Executive Officer)	3
Accounts	2
Human resources and administration	3
Catering operations	34
Sales and marketing	4
Procurement	1

Total	47

Over half of these employees were foreign workers, mainly from Malaysia, the People’s Republic of China and India.

Our employees are not represented by a labor organization or covered by collective bargaining agreements. We consider our global labor practices and employee relations to be good, and to date, we have not experienced any significant labor disputes.

Intellectual Property

We have been operating our catering business under the brand name of “Premium Catering”. We do not have any registered any trademarks but we have registered the domain name http://premium-catering.com.sg/.

Insurance

We maintain adequate insurance which includes without limitation (i) industrial all risk insurance; (ii) public liability insurance; (iii) insurance for motor vehicles; (iv) workmen compensation insurance; and (v) medical insurance for foreign workers. Our Directors are of the view that our existing insurance coverage is in line with the industry practice in Singapore and is customary for a business of its nature and size. We will continue to review our insurance coverage and where appropriate, make necessary and appropriate adjustments to align with our changing needs.

Litigation and Other Legal Proceedings

As of the date hereof, we are not party to any significant proceedings. To the best knowledge and belief of our Directors having made due enquiries, we were not involved in any non-compliance incidents under Singapore laws and regulations for the years ended June 30, 2022, 2023 and six-month period ended December 31, 2023 which may adversely affect our results of operations and financial condition.

Impact of the COVID-19 Pandemic

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has caused certain disruption to our customers’ operations but as our businesses were classified as essential services by the Singapore government we were allowed to operate normally throughout the pandemic. The COVID-19 pandemic had presented business opportunities for us as we had been engaged by The Singapore Contractors Association Limited (SCAL) to cater for the foreign workers who had been placed on mandatory quarantine orders in government quarantine facilities. For the years ended June 30, 2022, 2023 and period ended December 31, 2023, the revenue generated from catering services for foreign workers who had been placed on mandatory quarantine orders in government quarantine facilities amounted to approximately S$0.8 million, nil and nil respectively, accounted for approximately 14.8%, nil and nil of our revenue during the year/period.

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REGULATORY ENVIRONMENT

GOVERNMENT REGULATIONS

We have identified the following principal laws and regulations that materially affect our business operations, and their relevant regulatory bodies in Singapore (apart from those relating to general business requirements):

(a)	Environmental Public Health Act and Environmental Public Health (Food Hygiene) Regulations

(i)	Environmental Public Health Act

Pursuant to Section 32 of the Environmental Public Health Act 1987 (the “EPHA”), a person must not operate or use or knowingly permit a food establishment to be used for any of the purposes specified in the First Schedule without first obtaining a licence from the Director-General of the Food Administration as appointed under Section 3(1) of the EPHA and Section 3(1) of the Sale of Food Act 1973 (the “Director-General”). Such licences are mandatory to ensure food safety for consumers. The relevant regulatory body is SFA, established in 2019 to govern and oversee food safety and security from farm to fork.

A “food establishment” specified in the First Schedule of the EPHA includes a catering establishment providing a catering service where food is prepared, packed and thereafter delivered to a consumer for his or her consumption or use, or where food is prepared at premises appointed by a consumer for his or her consumption or use. Catering establishments that are part of a non-retail food business within the meaning of the Sale of Food Act 1973 (“SOFA”) are exempted.

A “food establishment” also includes a retail food establishment where food is sold wholly by retail (whether the food sold is also prepared, stored or packed for sale or consumed at such premises), including an eating establishment. Retail food establishments that are part of a non-retail food business within the meaning of the SOFA are exempted.

Any person or establishment that is found to have contravened the above regulation may be required by the Director-General, by a written order addressed to the convicted person, to no longer operate or use the place or premises or any part of the place or premises where the offence took place as a food establishment as from such date as the Director-General specifies in the order.

As at the date of this prospectus, we have obtained a Licence to Operate a Food Processing Establishment in respect of our Central Kitchen located at 21 Chin Bee Avenue, Singapore 619942.

(ii)	Environmental Public Health (Food Hygiene) Regulations

Pursuant to Section 6 of the EPHR, a licensee holding a licence referred to in Section 32, 33, 34 or 36 of the EPHA shall cause his licence to be exhibited at all times in any conspicuous and accessible position within the licenced premises.

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Additionally, pursuant to Section 13A of the EPHR, no licensee of a catering establishment shall sell or supply any food for consumption which has been maintained at a temperature not below 5°C and not above 60°C for an aggregate period exceeding 4 hours after it was first prepared for consumption. This regulation shall not apply in relation to any prepacked food which is sold or supplied that is sealed in its original packaging or wrapping and stored in accordance with any storage condition specified on its packaging or wrapping.

Further, pursuant to Section 13B of the EPHR, every licensee of a catering establishment shall, when preparing any food, timestamp the catered food according to the requirements in the EPHR.

Any person who contravenes or fails to comply with any of the provisions of the EPHR shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$2,000 and, in the case of a continuing offence, to a further fine not exceeding S$100 for every day or part thereof during which the offence continues after conviction.

(iii)	Food Establishments Grading Scheme 1997 and Safety Assurance for Food Establishments (“SAFE”) Framework 2023

In 1997, the NEA implemented a grading scheme to grade food establishments on their overall hygiene, cleanliness and housekeeping standards of the establishment. All food establishments are required to display their awarded grade in a conspicuous manner, ranging from A (the highest grade) to D (the lowest grade), for the public to make informed decisions regarding food hygiene.

On January 1, 2023, the SFA implemented the SAFE Framework to provide better food safety assurance to consumers. The SAFE Framework replaces the 1997 grading scheme by NEA. Under the SAFE Framework, retail and non-retail food establishments that have demonstrated a good track record of food safety assurance and have in place capabilities and systems to ensure better food safety and hygiene standards will be eligible for longer licence durations and higher award tiers.

Our Central Kitchen and Food Stall will be subject to assessment based on the new SAFE Framework upon the renewal of our licences in late 2023. On December 31, 2023 we ceased operating the Food Stall.

(b)	Food Hygiene Schemes by the SFA

(i)	Food Hygiene Officer Scheme

Food Hygiene Officers (“FHO”) supervise and execute effective food hygiene measures to ensure that food is handled in a safe and hygienic manner. This scheme was established in December 2000 to enable food establishments to achieve the following:

i.	train supervisors and managers of food establishments to establish and maintain good hygiene practices;

ii.	assist operators to supervise the handling of food and to correct any irregularities found; and

iii.	promote professionalism in the food retail industry.

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Since the scheme was introduced, licensees of restaurants, caterers, canteens and food courts are required to appoint a senior staff member to undergo training as an FHO. Once certified, they play the role of a food hygiene inspector with the following responsibilities:

i.	implementing systems and conducting checks to ensure food handlers practise both food and personal hygiene when handling food;

ii.	educating and reminding food handlers to be hygienic in food preparation; and

iii.	identifying lapses in food hygiene practices and correcting such lapses in a swift manner.

The WSQ system was launched on July 12, 2006 by SkillsFuture Singapore, as the national qualifications system for the food and beverages industry. To be certified as an FHO, one will need to attend and pass the WSQ Food Safety Course Level 3, which results in a Statement of Attainment.

As at the date of this prospectus, our senior staff member, Zhang Xiaoying, has completed the WSQ assessment titled “Apply Food Safety Management Systems for Food Service Establishments” and has attained the relevant certification from the Asian Culinary Institute of Singapore on January 6, 2021.

(ii)	Food Handler Scheme

Food handlers handle and prepare food and beverages in licensed food establishments. This includes anyone primarily involved in food manufacturing and preparation, such as chefs, sous chefs, cooks, kitchen assistants, food stall assistants and food manufacturing workers.

With effect from July 1, 2023 (originally January 1, 2023 before SFA granted an extension), food handlers from both retail and non-retail food businesses would be required to pass WSQ Food Safety Course Level 1. Under this course, participants undergo training and assessment which result in a Statement of Attainment upon successful completion of the assessment.

As at the date of this prospectus, our staff member, Sudha A/P Suppiah, has completed the WSQ assessment titled “Food Safety and Hygiene” and has attained the relevant certification from Eduquest International Institute Pte. Ltd. on June 16, 2022.

(c)	Regulation of Imports and Exports Regulations

Pursuant to Section 3 of the Regulation of Imports and Exports Regulations 1995, no goods shall be imported into Singapore except in accordance with a permit granted by the Director-General. This includes goods such as processed food and food appliances.

As at the Latest Practicable Date, we have been granted a Registration to Import Processed Food Products and Food Appliances licence from the SFA, subject to the following conditions:

i.	that the licensee must obtain a permit from the Director-General of the Food Administration for the import of each consignment of processed food and food appliances;

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ii.	the import of processed food and food appliances is subject to full compliance with the SOFA and the Food Regulations;
iii.	all food products are to be obtained from regulated sources;
iv.	the Director-General may restrict or prohibit the import of any food products or food appliances from any country, territory or place, any farm or processing establishment;
v.	all consignments of food products are required to be stored in a licenced cold room or warehouse registered with the SFA;
vi.	when any of the particulars of our Company have been changed, the licensee shall inform the SFA within 14 days;
vii.	the Director-General may at any time vary or revoke the existing conditions or impose new conditions; and
viii.	the Registration to Import Processed Food and Food Appliances may be suspended or revoked if the above conditions are not complied with or if an offence is committed under the SOFA or the Food Regulations.

(d)	Employment Act

Pursuant to Part VI of the Employment Act 1968 (“EA”), workmen who receive salaries not exceeding S$4,500 a month and employees (other than workmen) who receive salaries not exceeding S$2,600 a month are entitled to, inter alia, the following safeguards:

i.	every such employee must be allowed in each week a rest day without pay of one whole day which must be Sunday or such other day as the employer may determine from time to time;

ii.	such employees must not under any circumstances work for more than 12 hours in any one day, except in circumstances described in Section 38(2) of the EA; and

iii.	such employees must not be permitted to work overtime for more than 72 hours a month.

The relevant regulatory body is the MOM.

(e)	Employment of Foreign Manpower Act and Employment of Foreign Manpower (Work Passes) Regulations

(i)	Employment of Foreign Manpower Act

Pursuant to Section 5 of the Employment of Foreign Manpower Act 1990, a person must not employ a foreign employee unless the foreign employee has a valid work pass.

Any person who contravenes the above section shall be guilty of an offence and shall be liable on conviction to a fine of at least S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both.

The relevant regulatory body is the MOM.

(ii)	Employment of Foreign Manpower (Work Passes) Regulations

1.	Employees issued with work permits

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Pursuant to the Part III of the Fourth Schedule of the Employment of Foreign Manpower (Work Passes) Regulations 2012 (“EFMR”), an employer of a foreign employee who is not a domestic worker, who is issued with a work permit, is responsible for and must bear the costs of the foreign employee’s upkeep (excluding the provision of food) and maintenance in Singapore. This includes the provision of medical treatment, except that and subject to paragraphs 1A, 1B and 1C of the same Part, the foreign employee may be made to bear part of any medical costs in excess of the minimum mandatory coverage under any medical insurance purchased and maintained by the employer under paragraph 4 of Part IV for the foreign employee if:

i.	the part of the medical costs to be paid by the foreign employee forms not more than 10% of the employee’s fixed monthly salary per month;

ii.	the period for which the foreign employee has to pay part of any medical costs must not exceed an aggregate of 6 months for every 2 years of his employment with the same employer; and

iii.	the foreign employee’s agreement to pay part of any medical costs is stated explicitly in the foreign employee’s employment contract or collective agreement.

Pursuant to paragraph 4 of Part IV of the Fourth Schedule of the EFMR, the employer shall purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of the foreign employee’s employment (or for such shorter period where the foreign employee’s period of employment is less than 12 months) for the foreign employee’s in-patient care and day surgery except as the Controller may otherwise provide by notification in writing. Where the employer purchases a group medical insurance policy for his foreign employees, the employer shall not be considered to have satisfied the obligation under this condition unless the terms of the employer’s group medical insurance policy are such that each and every individual foreign employee is concurrently covered to the extent required under the conditions in that Part.

2.	Employees issued with S passes

Pursuant to Part I of the Fifth Schedule of the EFMR, the employer is responsible for and must bear the costs of the foreign employee’s medical treatment in Singapore, except that and subject to paragraphs 2A, 2B and 2BA of the same Part, the foreign employee may be made to bear part of any medical costs in excess of the minimum mandatory coverage under any medical insurance purchased and maintained by the employer under paragraph 6 of Part II for the foreign employee if:

i.	the part of the medical costs to be paid by the foreign employee forms not more than 10% of the employee’s fixed monthly salary per month;

ii.	the period for which the foreign employee has to pay part of any medical costs must not exceed an aggregate of 6 months for every period of 2 years of his employment with the same employer; and

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iii.	the foreign employee’s agreement to pay part of any medical costs is stated explicitly in the foreign employee’s employment contract or collective agreement.

Pursuant to paragraph 6 of Part II of the Fifth Schedule, the employer shall purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of the foreign employee’s employment (or for such shorter period where the foreign employee’s period of employment is less than 12 months) for the foreign employee’s in-patient care and day surgery except as the Controller may otherwise provide by notification in writing. Where the employer purchases a group medical insurance policy for his foreign employees, the employer shall not be considered to have satisfied the obligation under this condition unless the terms of the group medical insurance policy are such that each and every individual foreign employee is concurrently covered to the extent required under the conditions in that Part.

The relevant regulatory body is the MOM.

(f)	Foreign Worker Quotas and Levies

The number of work permit and S pass holders a company is entitled to hire is limited by a quota and subject to levy. Levy rates vary across sectors and are tiered based on the proportion of foreign workers employed by a company. This means that the more work pass and S pass holders a company employs, the higher the levy our Company has to pay.

Pursuant to the Guidelines for employers of Work Permit and S Pass Holders published by the MOM on January 13, 2023, the current quotas, levy rates and tiers for the various sectors are as follows:

For work permit holders

Work Permit			
Sector	**Tier**	**Percentage**	**Levy rate (Higher-skilled / Basic-skilled)**
Manufacturing Quota: 60%	Basic/Tier 1	≤25%	$250 / $370
	Tier 2	>25% – 50%	$350 / $470
	Tier 3	>50% – 60%	$550 / $650
Services Quota: 35%	Basic/Tier 1	≤10%	$300 / $450
	Tier 2	>10% – 25%	$400 / $600
	Tier 3	>25% – 35%	$600 / $800
Construction Quota: 87.5%	Higher-skilled / Basic-skilled on MYE	≤87.5%	$300 / $700
	Higher-skilled / Basic-skilled on MYE-waiver		$600 / $950
Process Quota: 87.5%	MYE	≤87.5%	$300 / $450
	MYE-waiver		$600 / $750
Marine shipyard Quota: 77.8%	Basic tier	≤77.8%	$300 / $400

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For S pass holders

The relevant regulatory body is the MOM.

(g)	Workplace Safety and Health Act

Pursuant to Section 12 of the Workplace Safety and Health Act 2006 (“WSHA”), every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. Such measures include:

i.	providing and maintaining a work environment which is safe, without risk to health, and adequate as regards facilities and arrangements for employees’ welfare at work;

ii.	ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees;

iii.	ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer;

iv.	developing and implementing procedures for dealing with emergencies that may arise while the employees are at work; and

v.	ensuring that an employee at work has adequate instruction, information, training and supervision as is necessary for that person to perform his work.

The relevant regulatory body is the MOM.

Pursuant to Section 21 of the WSHA, if the Commissioner for Workplace Safety and Health appointed under Section 7 (the “Commissioner”) is satisfied that the employer has contravened its duty imposed by the WSHA, or that any workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work, the Commissioner may serve a remedial order or a stop-work order in respect of a workplace.

Any person or corporate body guilty of an offence under the WSHA is liable on conviction, in the case of a natural person, to a fine not exceeding S$200,000 or to imprisonment for a term not exceeding 2 years or both, and in the case of a body corporate, to a fine not exceeding S$500,000.

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(h)	Work Injury Compensation Act

Pursuant to Section 24 of the Work Injury Compensation Act 2019 (“WICA”), every employer must insure and maintain insurance under one or more approved policies with one or more designated insurers against all liabilities that the employer may incur under the WICA in respect of every employee.

As at the Date of this prospectus, we have complied with the material requirements of the WICA in relation to the insuring of our employees.

As at the Latest Practicable Date, we have complied with the material requirements of the WICA in relation to the insurance of employees during the Track Record Period as defined in this prospectus.

(i)	Administration of Muslim Law Act

Pursuant to Section 88A of the Administration of Muslim Law Act 1966 (“AMLA”), the MUIS may issue Halal certificates in relation to any product, service or activity and regulate the holders of such certificates to ensure that the requirements of Muslim law are complied with in the production, processing, marketing or display of that product, the provision of that service or the carrying out of that activity. In issuing a Halal certificate, the MUIS may require an applicant to undergo either or both of the following services performed by or under the supervision of the MUIS, (i) a service to verify that food provided or to be provided to Muslims complies with Halal requirements or other requirements in relation to Halal certification; and/or (ii) a service for the cleansing of food utensils and crockery in accordance with Islamic rituals. The relevant regulatory body is the MUIS, also known as the Islamic Religious Council of Singapore.

Any person who, without the approval of MUIS (i) issues a Halal certificate in relation to any product, service or activity; or (ii) uses any specified Halal certification mark or any colorable imitation thereof, shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or both.

As at the Latest Practicable Date, our Central Kitchen at 8A Admiralty Street #04-02/03 Food Xchange @ Admiralty, Singapore 757437 which has shifted to 21 Chin Bee Avenue, Singapore 619942 has been granted a Halal certificate under the AMLA by the MUIS.

To the best of our Directors’ knowledge, as at the Latest Practicable Date, we have obtained all requisite approvals and licences and we are in compliance with all laws and regulations that would materially affect our business operations.

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MANAGEMENT

The following table sets forth the names, ages and titles of our Directors, Executive Officers and key personnel:

Name	Age	Title

Executive Directors and Executive Officers:

Mr. Gao Lianquan	46	Executive Director and Chief Executive Officer

Mr. Yu Chun Yin	42	Executive Director

Key Personnel:

Ms. Loh Hui Ying	43	Chief Financial Officer

Ms. Zhang Xiaoying	36	Operation Manager

Independent Directors:

Mr. Lin Sin Hoe, Wills *	54	Independent Director

Mr. Chai Ming Hui *	49	Independent Director

Mr. Lum Kian San, Alvin *	34	Independent Director

* Appointment to take effect on the effective date of this prospectus

No arrangement or understanding exists between any such Director or Executive Officer and any other persons pursuant to which any Director or Executive Officer was elected as a Director or Executive Officer. Our Directors are elected annually and serve until their successors take office or until their death, resignation or removal. The Executive Officers serve at the pleasure of our Board.

Executive Directors and Executive Officers:

Mr. Gao Lianquan (“Mr. Gao”) is our Executive Director and Chief Executive Officer. Mr. Gao is responsible for the development and execution of our Group’s business strategies and plans as well as overseeing our Group’s financial performance, investments and other business ventures. Mr. Gao is the founder of our Group. He is the spouse of Ms. Zhang.

Mr. Gao attained his secondary education from Nanxing Middle School, Fujian Nan’an, People’s Republic of China in 1997. He has over 11 years of experience being an entrepreneur. In 2006, he founded Premium-Rich Engineering Pte. Ltd., which carries on the business of general metal engineering and steel structure engineering. In 2012, Mr. Gao expanded his entrepreneurial expertise by venturing into Premium Catering, and since 2018, he has been serving as the Executive Director and Chief Executive Officer of Premium Catering. Premium Catering’s success is all attributable to Mr. Gao’s leadership and pioneering works with workers’ dormitories, particularly, by introducing Smart Incubator catering services to foreign employees in Singapore.

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Mr. Yu Chun Yin (“Mr. Yu”) is our Executive Director. Mr. Yu is responsible for overall operation and management of our Group’s business and formulation of our business plans and growth strategies.

Mr. Yu attained his secondary education in Hong Kong in 1998. Prior to joining our Group as Executive Director on 30 May 2023, Mr. Yu has had over 20 years of work experience in investment and property management, especially in providing property management-related services.

Since 2002, Mr. Yu has been working at Ricacorp Property Ltd., a real estate agency company in Hong Kong, where he is primarily responsible for formulating business plans and growth strategies, organizing property briefings, planning for the monthly marketing and the sale and leasing of properties. Mr, Yu is also licensed by the estate agents authority in Hong Kong.

From 2020, Mr. Yu has also been serving as the sole director at City Heights Investment Limited. As the sole director, Mr. Yu utilizes his expertise in property investment and is responsible for sourcing, identifying and evaluating suitable investment opportunities, as well as in monitoring the investments made. City Heights Investment Limited is a private equity real estate investment firm in Hong Kong with asset under management of over US$20 million.

Key Personnel:

Ms. Loh Hui Ying (“Ms. Loh”) is our Chief Financial Officer. Ms. Loh is responsible for the following matters relating to our Group:

●	financial reporting of our Company, including managing accounting operations, statutory financial audit reporting and coordinating corporate tax submissions;
●	preparation of budget and financial forecasts and
●	development and implementation of financial policies and procedures in business process.

Ms. Loh has over 20 years of work experience in auditing, accounting and financial management function. From 2003 to 2008, Ms. Loh worked at KPMG LLP Malaysia as an audit associate and KPMG Singapore as a senior associate, where she worked as a team leader in various audit assignments. From October 2008 to May 2013, Ms. Loh worked as an accountant and was later promoted to the position as an accounting manager at Swiber Holdings Limited under the offshore services division where she was responsible for accounting and financial functions. Ms. Loh then worked at Frigstad Group as a senior project accountant from May 2013 to March 2016 where she was primarily responsible for overseeing project accounting function. From March 2017 to May 2019, she worked as a senior manager in the finance department with her last position as a financial controller in Design Studio Group Ltd. under the project services division. From May 2019 to August 2022, she was the vice president at Banking Computer Services Private Limited where she was responsible for financial reporting, finance business partnering and business forecast. She was also part of the team leader in business transformation project to transform the company to standard of international peers, industry and regulator expectations. Since September 2022, Ms. Loh is currently a director of Ace Excellent Consulting Pte. Ltd, an advisory and consulting firm in Singapore where she is mainly responsible for overseeing all functions of the firm. Since April 2023, she joined our Group as the chief financial officer for Premium Catering, which is the operating subsidiary of our Group.

Ms. Loh obtained a degree of Bachelor of Business Commerce from the University of Royal Melbourne Institution of Technology in December 2002. She has completed the CPA Program in Australia in 2007, and has also completed the Institute of Singapore Chartered Accountants Course and examination in Singapore in 2015. Ms. Loh was a Certified Practicing Accountant of the CPA Australia from October 2007 to December 2015, and has been a Chartered Accountant of the Institute of Singapore Chartered Accountant since 2015.

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Ms. Zhang Xiaoying (“Ms. Zhang”) is our Operation Manager. Ms. Zhang is responsible for the following matters relating to our Group:

●	developing marketing strategies and achieving goals within our Group’s budget;
●	organizing training and implementing performance management to strengthen team building;
●	ensuring the food provided by our Group is healthy, hygienic and flavorful;
●	formulating annual sales targets and development plans;
●	excavating potential customers or existing customer resources by providing customize service plans according to customer needs and program plans;
●	carrying out key customer research and follow up on customer needs; and
●	managing the sales team by monitoring the pre-sales and after-sales services.

Ms. Zhang has over 13 years of work experience in managing the operations and administrations of companies in Singapore. From 2010 to 2012, she was employed as an administrative manager at Premium-Rich Engineering Pte. Ltd. Since 2012, Ms. Zhang has been the Operation Manager of Premium Catering. She is the spouse of Mr. Gao.

During the course of her employment, Ms. Zhang has completed the Food Safety Management Course organized by the Singapore Food Agency in October 2021; the WSQ assessment titled “Apply Food Safety Management Systems for Food Service Establishments” and has attained the relevant certification from the Asian Culinary Institute of Singapore on January 6, 2021; and she also underwent the Halal training program by Warees Halal Limited, where she served as a Halal team leader.

Independent Director:

Mr. Lum Kian San, Alvin (“Mr. Lum”) began serving as an independent Director immediately upon the listing of our Company on the Nasdaq Capital Market. Mr. Lum serves as chairman of the audit committee and as a member of the compensation and nomination committees.

Mr. Lum is currently holding key management positions in accounting and finance. Since 2019, he has been the director of CFO CA Pte. Ltd. As the director, he monitors income and expenses and ensures the safe maintenance of all company records. He also participates in budget planning, and is responsible for formulating company policies. In addition to his role as chief financial officer, he has since been a director at Your Corporate Solutions Pte. Ltd in 2022, where he offers professional accounting services to corporate clients, and collaborates with the board of directors to create and implement plans to attain the company’s business objectives.

Mr. Lum started his career as an accountant in KPMG, and then Ernst & Young LLP before progressing into several corporate and managerial positions in accounting and finance.

Mr. Lum obtained a Bachelor’s degree in accountancy from University of Malaya in 2012. He is also an Admitted Member of the Association of Chartered Certified Accountants (ACCA) and a Certified Member of Malaysian Institute of Accountants (MIA).

Mr. Lin Sin Hoe, Wills (“Mr. Lin”) began serving as an independent Director immediately upon the listing of our Company on the Nasdaq Capital Market. Mr. Lin serves as chairman of the nomination committee and as a member of the compensation and audit committees.

Mr. Lin is currently the executive director of East Asia Investments Holdings Limited (Listed in Kosdaq 900100.KQ) and the managing director of Asia Hausse Investments Pte Ltd, which is a business management and investment holding company with investments in Southeast Asia China and Korea. He has been serving as the executive director and managing director in these companies since 2009 and 2004 respectively.

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Mr. Lin has more than 28 years of experience as an entrepreneur in a wide array of industries, and he possesses a strong foundation in business management and deal negotiation.

Mr. Lin graduated from Thames Business School with a Higher Diploma in Marketing in 1994.

Mr. Chai Ming Hui (“Mr. Chai”) began serving as an independent Director immediately upon the listing of our Company on the Nasdaq Capital Market. Mr. Chai serves as chairman of the compensation committee and as a member of the audit and nomination committees.

Mr. Chai has been the managing director at Zegen Capital Pte. Ltd, a management consultancy firm, since December 2022. Mr. Chai provides corporate advisory services to clients in three main areas: financial, technological and manpower support. As the managing director, he is also responsible for executing day-to-day operations as well as the business development of the management consultancy firm. Mr. Chai is also currently serving as the independent director of Sing Asia Holdings Limited, a company listed on the GEM Board of the Hong Kong Stock Exchange.

From 2009 to 2022, he was a remisier at OCBC Securities Pte. Ltd., and Amfraser Securities Pte Ltd., where he developed a set of diverse skillsets in financial modelling, portfolio management, and equity and debt restructuring. Mr. Chai is also well versed in the initial public offering and reverse takeover process, as well as merger and acquisitions in the two major financial hubs in Asia, Singapore and Hong Kong.

Mr. Chai obtained a Master’s degree in Business Administration from the Southern Illinois University Carbondale, United States and a Bachelor’s degree in mechanical engineering from Nanyang Technological University.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nomination committee, each of which operates pursuant to a charter adopted by our Board. The Board may also establish other committees from time to time to assist our Company and the Board. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Each committee’s charter is available on our website at http://premium-catering.com.sg/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Lin, Mr. Lum and Mr. Chai, all of whom are Independent Directors, that serve on the audit committee, which is chaired by Mr. Lum. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Mr. Lum as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Compensation committee

Mr. Lin, Mr. Lum and Mr. Chai, all of whom are Independent Directors, serve on the compensation committee, which is chaired by Mr. Chai. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of our Company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;
●	reviewing and recommending to the Board the cash compensation of our other Executive Officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board the compensation of our Directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Lin, Mr. Lum and Mr. Chai, all of whom are Independent Directors, serve on the nomination committee, which is chaired by Mr. Lin, Our Board has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq. The nomination committee’s responsibilities include:

●	developing and recommending to the Board’s criteria for board and committee membership;
●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

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While we do not have a formal policy regarding board diversity, our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Corporate Governance

We have adopted a formal policy regarding board diversity and our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules.

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Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our Directors, Executive Officers and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. A current copy of this code is posted on the Corporate Governance section of our website, which is located at https://premium-catering.com.sg. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our Directors, Executive Officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Insider Trading Policies

Effective October 23, 2000, the SEC adopted rules related to insider trading. One of these rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

Our Board has adopted an insider trading policy that allows insiders to sell securities of our Company pursuant to pre-arranged trading plans.

Compensation of Executive Directors and Executive Officers

For the financial year ended June 30, 2023, we paid an aggregate of approximately S$164,000 in cash to our Executive Directors and Executive Officers. For the financial year ended June 30, 2022, we paid an aggregate of approximately S$165,000 in cash to our Executive Directors and Executive Officers.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (S$’000)	Bonus (S$’000)

Mr. Gao Lianquan, Executive Director and Chief Executive Officer	2023	95	8
	2022	116	5

Mr. Yu Chun Yin, Executive Director	2023	-	-
	2022	-	-

Ms. Loh Hui Ying, Chief Financial Officer	2023	13	-
	2022	-	-

Ms. Zhang Xiaoying, Operation Manager	2023	44	4
	2022	42	2

Mr. Lin Sin Hoe, Wills, Independent Director	2023
	2022	-	-

Mr. Chai Ming Hui, Independent Director	2023
	2022	-	-

Mr. Lum Kian San, Alvin, Independent Director	2023
	2022	-	-

For the six-month period ended December 31, 2023, we paid an aggregate of approximately S$111,000 in cash to our Executive Directors and Executive Officers. For the six-month period ended December 31, 2022, we paid an aggregate of approximately S$67,000 in cash to our Executive Directors and Executive Officers.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (S$’000)	Bonus (S$’000)

Mr. Gao Lianquan, Executive Director and Chief Executive Officer	2023	50	-
	2022	46	-

Mr. Yu Chun Yin, Executive Director	2023	-	-
	2022	-	-

Ms. Loh Hui Ying, Chief Financial Officer	2023	36	-
	2022	-	-

Ms. Zhang Xiaoying, Operation Manager	2023	25	-
	2022	21	-

Mr. Lin Sin Hoe, Wills, Independent Director	2023
	2022	-	-

Mr. Chai Ming Hui, Independent Director	2023
	2022	-	-

Mr. Lum Kian San, Alvin, Independent Director	2023
	2022	-	-

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Employment Agreements

Employment agreement between Mr. Gao Lianquan and Premium Catering

We have entered into an employment agreement with Mr. Gao pursuant to which he is employed as the Chief Executive Officer of Premium Catering. The agreement provides for an annual base salary in the amount of S$95,200. Mr. Gao’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. The agreement also provides that Mr. Gao shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Employment agreement between Mr. Yu Chun Yin and Premium Catering

Effective September 23, 2024, Mr. Yu entered into an employment agreement with Premium Catering pursuant to which he was employed as a Director of Premium Catering. The agreement provides for an annual base salary in the amount of US$24,000. Under the terms of the agreement, Mr. Yu’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. The agreement also provides that Mr. Yu shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Employment agreement between Ms. Loh Hui Ying and Premium Catering

Effective September 23, 2024, we entered into an employment agreement with Ms. Loh pursuant to which she was employed as the Chief Financial Officer of Premium Catering. The agreement provides for an annual base salary in the amount of S$79,200. Under the terms of the agreement, Ms. Loh’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the chief financial officer successor is duly elected and qualified. The agreement also provides that Ms. Loh shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Employment agreement between Ms. Zhang Xiaoying and Premium Catering

Effective September 23, 2024, we entered into an employment agreement with Ms. Zhang pursuant to which she was employed as the operation manager of Premium Catering. The agreement provides for an annual base salary in the amount of S$44,300. Under the terms of the agreement, Ms. Zhang’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the operation manager successor is duly elected and qualified. The agreement also provides that Ms. Zhang shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Directors’ Agreements

Each of our Directors has entered into a director’s agreement with our Company. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each director’s agreement is for an initial term of one year and will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. Each Director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the Director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of our Company’s issued and outstanding shares entitled to vote.

Under the Directors’ agreements, the initial annual director fees that are payable to our Independent Director are US$18,000 to Mr. Lin, US$18,000 to Mr. Chai and US$18,000 to Mr. Lum respectively. Such director fees are payable in cash on a monthly basis.

In addition, our Directors will be entitled to participate in such share option scheme as may be adopted by our Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board; provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiary that provides for benefits upon termination of employment.

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PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named Executive Officers;
●	each of our Directors;
●	all of our current Executive Officers, and Executive Directors as a group; and
●	Selling Shareholders.

Applicable percentage ownership is based on 14,350,000 shares of our Company issued and outstanding as of September 24, 2024 and, with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 6 Woodlands Walk, Singapore 738398.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owners	Number	Percentage %	Number	Percentage %

Named Executive Directors, Executive Officers and Key Personnel:

Mr. Gao Lianquan	430,500	3.00	105,000	0.66

Mr. Yu Chun Yin	10,547,250	73.50	10,547,250	65.93

Ms. Loh Hui Ying	-	-	-	-

Ms. Zhang Xiaoying

Independent Directors:

Mr. Lin Sin Hoe, Wills	-	-	-	-

Mr. Chai Ming Hui	-	-	-	-

Mr. Lum Kian San, Alvin	-	-	-	-

5% Shareholders:

Hero Global Enterprises Limited *	10,547,250	73.50	10,547,250	65.93

* Hero Global Enterprises Limited is wholly-owned by Mr. Yu, a director and our indirect controlling shareholder and accordingly, holds the voting and/or investment control over its shares.

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Selling Shareholders

This prospectus covers the offering of 350,000 shares by the Selling Shareholders, as to 325,000 shares by Mr. Gao and 25,000 shares by Ms. Kong. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Shares identified in the column “Number of Shares to be Sold.” The Shares owned by the Selling Shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholders the opportunity to sell those Shares.

The following table sets forth the names of the Selling Shareholders, the number and percentage of Shares beneficially owned by the Selling Shareholders, the number of Shares that may be sold in this offering and the number and percentage of Shares the Selling Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. We will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

Name of Selling Shareholders	Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering

Mr. Gao	430,500	3.00%	325,000	105,500	0.66%
Ms. Kong	703,150	4.90%	25,000	678,150	4.23%

(1) Based on 14,350,000 shares issued and outstanding immediately prior to the offering and based on 16,000,000 shares to be issued and outstanding immediately after the offering.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the three financial years ended June 30, 2021, 2022 and 2023, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

The list of related parties and their relationship to our Group is as follows:

Related Party	Relationship with our Group

Hero Global Enterprises Limited	Controlling Shareholder of our Company

Mr. Gao Lianquan	Our Company’s Executive Director and Chief Executive Officer

Premium-Rich Engineering Pte. Ltd.	Mr. Gao Lianquan owns 100% of Premium-Rich Engineering Pte. Ltd.

LRS-Premium Pte. Ltd.	Mr. Gao Lianquan owns 60% of LRS- Premium Pte. Ltd.

Hing Fatt Building & Materials Pte. Ltd.	Mr. Gao Lianquan owns 100% of Hing Fatt Building & Materials Pte. Ltd.

Team General Construction Pte. Ltd.	Mr. Gao Lianquan owns 60% of Team General Construction Pte. Ltd. through his 100% shareholding in Premium-Rich Engineering Pte. Ltd.

Present And Ongoing Related Party Transactions

(a)	Supply of budget prepared meals and sublet partial space of property from our Company to Premium-Rich Engineering Pte. Ltd.; expenses paid on behalf by our Company for Premium-Rich Engineering Pte. Ltd.; deposit received from Premium-Rich Engineering Pte. Ltd. by our Company; trade balance due from Premium-Rich Engineering Pte. Ltd. and non-trade balance due from Premium-Rich Engineering Pte. Ltd.;

For the six-month period ended December 31, 2022 and 2023 and two years ended June 30, 2022 and 2023, our Company supplied budget prepared meals and sublet part of our premises to Premium-Rich Engineering Pte. Ltd. We have also paid printing and telecommunication expenses, utilities expenses and manpower expenses for Premium-Rich Engineering Pte. Ltd. In addition, we have received rental deposit from Premium-Rich Engineering Pte. Ltd. As such, there were trade and non-trade balances due from Premium-Rich Engineering Pte. Ltd. as at December 31, 2023 and June 30, 2023. Details of such transactions are as follows:

S$	As at December 31, 2022	As at December 31, 2023

Amount due from
Revenue from supply of budget prepared meals	379,901	117,679
Rental from sublet of part of premises	-	-
Printing and telco utilities expense paid on behalf	6,006	-
Manpower expenses paid on behalf	-	-
Deposits received	-	-
Trade balance due from Premium-Rich Engineering Pte. Ltd.	56,850	56,354
Non-trade balance due from Premium-Rich Engineering Pte. Ltd.	323	-

S$	As at June 30, 2021	As at June 30, 2022	As at June 30, 2023

Amount due from
Revenue from supply of budget prepared meals	239,379	492,447	532,704
Rental from sublet of part of premises	-	-	4,950
Printing and telco utilities expense paid on behalf	-	7,550	2,952
Manpower expenses paid on behalf	-	-	99,518
Deposits received	-	-	3,600
Trade balance due from Premium-Rich Engineering Pte. Ltd.	60,326	-	37,302
Non-trade balance due from Premium-Rich Engineering Pte. Ltd.	-	-	3,402

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(b)	Direct costs charged by Premium-Rich Engineering Pte. Ltd. to our Company and non-trade balance due to Premium-Rich Engineering Pte. Ltd.

For the six-month period ended December 31, 2022 and 2023 and two years ended June 30, 2022 and 2023, there were direct costs charged by Premium-Rich Engineering Pte. Ltd. to our Company. There were non-trade balances due to Premium-Rich Engineering Pte. Ltd. as at December 31, 2022 and 2023 and June 30, 2022 and 2023. Details of such transactions are as follows:

S$	As at December 31, 2022	As at December 31, 2023

Amount due to
Direct costs charged	69,728	60,503
Non-trade balance due to Premium-Rich Engineering Pte. Ltd	58,446	30,617

S$	As at June 30, 2021	As at June 30, 2022	As at June 30, 2023

Amount due to
Direct costs charged	58,343	4,545	42,124
Non-trade balance due to Premium-Rich Engineering Pte. Ltd	7,710	274,832	24,744

(c)	Engagement of operating lease of Central Kitchen and facilities with LRS-Premium Pte. Ltd.; expenses paid by our Company for LRS-Premium Pte. Ltd.; prepaid of operating lease expenses and deposit by our Company to LRS-Premium Pte. Ltd; non-trade balance due to LRS-Premium Pte. Ltd.

During the six-month period ended December 31, 2022 and 2023 and two years ended June 30, 2022 and 2023, our Company has entered a five-year lease to rent the Central Kitchen and operating facilities from LRS-Premium Pte. Ltd. as part of our business operation and we have paid the premise’s utilities expenses for LRS-Premium Pte. Ltd. and prepaid the operating lease expense and deposit of lease to LRS-Premium Pte. Ltd. As at December 31, 2022 and 2023 and June 30, 2022 and 2023, there were non-trade balances due to and due from LRS-Premium Pte. Ltd. Details of such transactions are as follows:

S$	As at December 31, 2022	As at December 31, 2023

Amount due to
Rental of Central Kitchen and facilities	47,917	574,998
Premise’s utilities expenses paid on behalf	-	172,168
Prepaid of operating lease expense	-	569,252
Deposit of lease	878,000	878,000
Non-trade balance due to LRS Premium Pte. Ltd.	47,917	98,261

Amount due from
Non-trade balance due from LRS-Premium Pte. Ltd.	-	-

S$	As at June 30, 2021	As at June 30, 2022	As at June 30, 2023

Amount due to
Rental of Central Kitchen and facilities	-	-	622,915
Premise’s utilities expenses paid on behalf	-	-	205,984
Prepaid of operating lease expense	-	-	569,252
Deposit of lease	-	878,000	878,000
Non-trade balance due to LRS Premium Pte. Ltd.	6,848	28,000	100,915

Amount due from
Non-trade balance due from LRS-Premium Pte. Ltd.	1,740,917	1,015,117	272,096

(d)	Supply of budget prepared meals and sublet partial space of property from our Company to Hing Fatt Building & Materials Pte. Ltd.; trade and non-trade balances due from Hing Fatt Building & Materials Pte. Ltd.

For the six-month period ended December 31, 2022 and 2023 and two years ended June 30, 2022 and 2023, our Company supplied budget prepared meals and sublet part of our premises to Hing Fatt Building & Materials Pte. Ltd., trade balance due from Hing Fatt Building & Materials Pte. Ltd. and non-trade balances due from Hing Fatt Building & Materials Ptes. Ltd. Details of such transactions are as follows:

S$	As at December 31, 2022	As at December 31, 2023

Amount due from
Revenue from supply of budget prepared meals	-	27,186
Rental from sublet of part of premises	-	1,350
Trade balance due from Hing Fatt Building & Materials Pte. Ltd.	-	-
Non-trade balance due from Hing Fatt Building & Materials Pte. Ltd.	-	21,067

S$	As at June 30, 2021	As at June 30, 2022	As at June 30, 2023

Amount due from
Revenue from supply of budget prepared meals	-	-	6,484
Rental from sublet of part of premises	-	-	10,800
Trade balance due from Hing Fatt Building & Materials Pte. Ltd.	-	-	7,003
Non-trade balance due from Hing Fatt Building & Materials Pte. Ltd.	-	-	11,664

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(e)	Expenses paid by our Company for Hing Fatt Building & Materials Pte. Ltd.; non-trade balance due to Hing Fatt Building & Materials Pte. Ltd.

For the six-month period ended December 31, 2022 and 2023 and year ended June 30, 2023, our Company has paid the insurance expenses for Hing Fatt Building & Materials Pte. Ltd. and there were non-trade balances to from Hing Fatt Building & Materials Pte. Ltd. Details of such transactions are as follows:

S$	As at December 31, 2022	As at December 31, 2023

Amount due to
Insurance expenses paid on behalf	-	90
Non-trade balance due to Hing Fatt Building & Materials Pte. Ltd.	-	-

S$	As at June 30, 2021	As at June 30, 2022	As at June 30, 2023

Amount due to
Insurance expenses paid on behalf	-	-	90
Non-trade balance due to Hing Fatt Building & Materials Pte. Ltd.	-	-	90

(f)	Supply of budget prepared meals to Team General Construction Pte. Ltd.; expenses paid by our Company for Team General Construction Pte. Ltd.; trade balance due from Team General Construction Pte. Ltd.

For the six-month period ended December 31, 2022 and 2023 and two years ended June 30, 2022 and 2023, our Company supplied budget prepared meals to Team General Construction Pte. Ltd., manpower expenses paid by our Company for Team General Construction Pte. Ltd. and trade balance due from Team General Construction Pte. Ltd. Details of such transactions are as follows:

S$	As at December 31, 2022	As at December 31, 2023

Amount due from
Revenue from supply of budget prepared meals	54,487	58,910
Manpower expenses paid on behalf	-	-
Trade balance due from Team General Construction Pte. Ltd.	325	34,347

S$	As at June 30, 2021	As at June 30, 2022	As at June 30, 2023

Amount due from
Revenue from supply of budget prepared meals	6,941	56,800	106,037
Manpower expenses paid on behalf	-	1,360	47
Trade balance due from Team General Construction Pte. Ltd.	5,869	6,342	5,181

(g)	Expenses paid by Team General Construction Pte. Ltd. for our Company; non-trade balance due to Team General Construction Pte. Ltd.

S$	As at December 31, 2022	As at December 31, 2023

Amount due to
Office supplies expenses paid on behalf	200	60
Non-trade balance due to Team General Construction Pte. Ltd.	200	-

S$	As at June 30, 2021	As at June 30, 2022	As at June 30, 2023

Amount due to
Office supplies expenses paid on behalf	-	-	385
Non-trade balance due to Team General Construction Pte. Ltd.	-	-	65

(h)	Interest free loan facility of up to US$500,000 from Hero Global to our Company

On July 1, 2023, the Company signed a loan facility agreement with Hero Global for a loan facility of up to US$500,000 in connection with the paying of expenses of obtaining a listing of our shares. It is interest free and unsecured. The amount drawn down and outstanding under the loan as at the date of this prospectus is approximately US$420,000 and is repayable on the earlier of our listing or October 31, 2024.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 1,000,000,000,000 shares, par value of US$0.0000005 each. As of the date of this prospectus, 14,350,000 ordinary shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 14,350,000 ordinary shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of certain material provisions of the Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our Board. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

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General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our Directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our Board in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our Board or by a majority of our Board. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our Board. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our Directors may from time to time require is paid to us in respect thereof.

If our Directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our Board may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

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Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Amended and Restated Memorandum and Articles of Association authorizes our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares.

Our Amended and Restated Memorandum and Articles of Association also authorizes our Board to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) in the case of a members’ scheme of arrangement, seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made or (ii) in the case of a creditors scheme of arrangement, a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-months period commencing on the expiration of such four-months period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

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A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Our post-offering articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our Directors and Executive Officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our Directors and Executive Officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Executive Officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our Board, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

On May 30, 2023, we allotted and issued one share to Hero Global for cash at par but before the Forward Split, the Surrender and the Offering.

On September 4, 2023, we allotted and issued 7,838; 490; 490; 430 and 299 shares to Hero Global, Ms. Kong Chan, Trillion Able, Better Access and Mr. Gao respectively for cash at par. And on March 26, 2024, we allotted and issued 450 shares to United Source for cash at par.

On October 4, 2023, True Sage acquired 490 shares from Hero Global for $250,000.

On June 12, 2024, we allotted and issued one share to each of Hero Global and Mr. Gao credited as fully paid in consideration of their transfer of the entire issued share capital of Premium Catering to our wholly-owned subsidiary, Starry Grade Limited.

On June 12, 2024, following the Forward Split and Surrender, our total issued shares are held as to 10,547,250 shares by Hero Global, 645,750 shares by United Source, 703,150 shares by Ms. Kong, 703,150 shares by Trillion Able, 617,050 shares by Better Access, 430,500 shares by Mr. Gao and 703,150 shares by True Sage.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our Company.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, and a statement of the shares held by each member distinguishing each share by its number (so long as the share has a number), confirming the amount paid or agreed to be considered as paid on the shares of each member, confirming the number and category of shares held by each member, and confirming whether each relevant category of shares held by a member carries voting rights under the articles of association of our Company, and if so, whether such voting rights are conditional);

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of shares by us to the depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

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If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with (a) declarations from a director from each constituent company (among other matters) as to the solvency of the consolidated or surviving company and of the assets and liabilities of each constituent company; and (b) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Grand Court of the Cayman Islands (the “Cayman Court”)) if they follow the required procedures, subject to certain exceptions. Cayman Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. Moreover, Cayman Islands law also has separate statutory provisions that facilitate compromises or arrangements between a Cayman Islands company and its creditors (or any class of them) or between a Cayman Islands company and its members (or any class of them).

Following amendments to the Companies Act that became effective on August 31, 2022, the majority-in-number “headcount test” in relation to the approval of members’ schemes of arrangement has been abolished. Section 86(2A) of the Companies Act provides that, if 75% in value of the members (or class of members) of a Cayman Islands company agree to any compromise or arrangement, such compromise or arrangement shall, if sanctioned by the Cayman Court, be binding on all members (or class of members) of such company and on our Company itself. Where a Cayman Islands company is in the course of being wound up, such compromise or arrangement would be binding on the liquidator and contributories of our Company. In contrast, section 86(2) of the Companies Act continues to require (a) approval by a majority in number representing 75% in value and (b) the sanction of the Cayman Court, in relation to any compromise or arrangement between a company and its creditors (or any class of them). At the initial directions hearing, the Cayman Court will make orders for (amongst other things) the convening of the meetings of creditors or members (or classes of them, as applicable). While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the court would likely to approve the arrangement if it determines that:

●	our Company complied with the directions set down by the Cayman Court;

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●	the meeting was properly held and the statutory provisions as to the required majority vote have been met;
●	the shareholders (or creditors) have been fairly and adequately represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority in order to promote interests adverse to those of the class; and
●	the arrangement is such that may be reasonably approved by an intelligent and honest member of that class acting in respect of his/her interest.

If a compromise or arrangement of a Cayman Islands company is approved by the members in the context of a members’ scheme (as described above), and the Cayman Court subsequently sanctions this scheme a dissenting shareholder would have no rights comparable to the appraisal rights which it would have if our Company in question were a Delaware corporation (being the right to receive payment in cash for the judicially determined value of its shares). This is because the scheme will be binding on all members (or class of members), regardless of whether all the members (or class of members) approved the scheme, upon the sanction order being made. Having said that, a dissenting shareholder would have the right to appeal the making of the sanction order to the Cayman Islands Court of Appeal, if there were grounds for doing so.

Shareholders’ Suits

Conyers Dill & Pearman, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. In the ordinary course, litigation brought in the name of our Company must be brought by our Company acting by its board, such that shareholders cannot sue in the name of our Company. However, in certain circumstances (including where the alleged wrongdoer is in control of our Company), shareholders in Cayman Islands companies may cause proceedings to be brought derivatively for and on behalf of our Company against third parties, including our Company’s directors. A shareholder may also (subject to meeting the relevant requirements in the Companies Act) file winding up proceedings against our Company on just and equitable grounds, based on similar factual circumstances. It is possible for the shareholder to seek alternative remedies to a winding up within the winding up petition, depending on the circumstances. Such alternative remedies include seeking a share buyout order from our Company or seeking an order regulating the conduct of our Company’s affairs in the future.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Amended and Restated Memorandum and Articles of Association permit indemnification of Executive Officers and Directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such Executive Officers and Directors.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our Independent Directors and our employment agreements with our Executive Officers provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Executive Officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Anti-Takeover Provisions in the Amended and Restated Memorandum and Articles of Association

Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including provisions that authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, in accordance with their duties to our Company, including for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to our Company and therefore it is considered that he or she owes the following duties to our Company: a duty to act bona fide in the best interests of our Company, a duty not to make a profit based on his or her position as director (unless our Company permits him or her to do so), and a duty not to put himself or herself in a position where the interests of our Company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our Amended and Restated Articles of Association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

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Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders any right to put proposals before a general meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated articles of association allow our shareholders holding not less than 10% of all voting power of our share capital in issue to requisition a general meeting. Other than this right to requisition a general meeting, our current articles of association do not provide our shareholders other rights to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution as a matter of Cayman Islands law (which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of our Company). A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to our Company; (iv) without special leave of absence from our Board, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our post-offering amended and restated memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of our Company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Articles of Association, our Company may be wound up, liquidated or dissolved by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering Amended Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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Anti-Money Laundering – Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (as amended) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Introduction

This privacy notice puts our shareholders on notice that through your investment in our Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in our Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

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How our Company May Use a Shareholder’s Personal Data

Our Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;
(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements); and/or
(c)	where this is necessary for the purpose of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 16,000,000 shares issued.

All of the shares sold in this offering by our Company and by the Selling Shareholders will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our shares acquired in this offering by our affiliates.

Sales of substantial amounts of our shares in the public market could adversely affect prevailing market prices of our shares. Prior to this offering, there has been no public market for our shares, and while we intend to apply for the listing of our shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares or any other securities so owned convertible into or exercisable or exchangeable for shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any shares or any securities convertible into or exercisable or exchangeable for Shares, or publicly disclose the intention to take any such action. The lock-up does not apply to those shares held by the Selling Shareholders in the offering nor those shares registered for sale under the Resale prospectus.

Furthermore, each of our Directors and Executive Officers and our 5% or greater shareholders with respect to its shares sold in this offering, has also entered into a similar lock-up agreement with the underwriter for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our shares, and securities that are substantially similar to our shares.

We cannot predict what effect, if any, future sales of our shares, or the availability of shares for future sale, will have on the trading price of our shares from time to time. Sales of substantial amounts of our shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our shares.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our shares for more than six months but not more than one year may sell such shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our shares for more than one year may freely sell our shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our shares for at least six months, may sell within any three-months period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding shares; or

●	the average weekly trading volume of our shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the shares by us and the Selling Shareholders. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	US$	2,952.00
FINRA Filing Fee	US$	750.00
Nasdaq listing Fee	US$	80,000.00
Printing and engraving expenses	US$	51,021.00
Legal fees and expenses	US$	568,000.00
Accounting fees and expenses	US$	230,000.00
Miscellaneous	US$	237,500.00
Total	US$	1,170,223.00

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our shares, nor will gains derived from the disposal of our shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our shares by U.S. Holders (as defined below) that acquire our shares in this offering and hold our shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our shares.

Dividends

The entire amount of any cash distribution paid with respect to our shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a USD amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into USD on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that USD value. If such dividends are converted into USD on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into USD on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its USD value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into USD on a date subsequent to receipt.

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Sale or Other Disposition of Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such shares, each amount determined in USD. Any capital gain or loss will be long-term capital gain or loss if the shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than USD on the disposition of our shares will realize an amount equal to the USD value of the non-U.S. currency received at the spot rate on the date of sale (or, if the shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the USD value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the USD value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our Company being or becoming a PFIC for the current or future taxable years.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of shares held at the end of the taxable year over its adjusted tax basis of such shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the shares held at the end of the taxable year over the fair market value of such shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

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If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We and the Selling Shareholders have entered into an underwriting agreement dated September 24, 2024 with Bancroft Capital, LLC, or the Representative, acting as the lead managing underwriter and book-runner with respect to the shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, on a firm commitment basis, the number of shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Bancroft Capital, LLC	2,000,000
Total

The underwriter is offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$0.2018 per share. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discounts are 7.5% of the initial public offering price. For all investors referred directly by the Company to Bancroft that participate in the offering, the Company shall pay Bancroft a cash fee of, or as to an underwritten offering, an underwriter discount equal to 4.5% of the aggregate gross proceeds raised from such investors.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Total
	Per Share
Public offering price	US$	4.75	(1)
Underwriting discounts and commissions to be paid by us:	US$	0.356	(2)
Proceeds, before expenses, to us	US$	4.714

(1) The midpoint of the offer price range.

(2) For purposes of the amounts set forth in this table assumes the Company does not refer any investors in this offering.

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the shares.

We have agreed to reimburse the Representative up to a maximum of US$187,900 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). We agreed to pay US$30,000 as an advance towards the Representative’s accountable expenses (the “Advance”). Further, we paid a retainer of $35,000 to counsel for the Representative and agreed to reimburse up to $145,000 for fees and expenses of the Representative’s legal counsel and $12,900 in out-of-pocket closing cost of the escrow agent or clearing agent, as applicable. Any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

127

We have agreed to pay expenses relating to the offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriter’ discount and commissions and non-accountable expense allowance will be approximately US$990,223 including reimbursement of US$187,900 of the Representative’s accountable expenses.

Lock-Up Agreements

Our Executive Officers, Directors and principal shareholders (5% or more shareholders), except for sale of shares as a Selling Shareholder and a Resale Shareholder, have agreed to a 180 days “lock-up” period from the closing of this offering with respect to the shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of a 180 days following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for a 180 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Trillion Able and True Sage, each being a Resale Shareholder, have separately agreed to a lock up period for their Resale Shares. For a period of 30 days following the closing of this offering, Trillion Able and True Sage may not offer, sell, pledge or otherwise dispose of any of their Shares without the prior written consent of the Representative.

Mr. Gao, being a Resale Shareholder, has agreed to a lock up for his Resale Shares. For a period of 180 days following the closing of this offering, Mr. Gao may not offer, sell, pledge or otherwise dispose of any of his Shares without the prior written consent of the Representative.

Right of First Refusal

For a period of 12 months from the completion of this offering, we have granted the Representative the right of first refusal to act as lead manager and bookrunner or lead placement agent with respect to any public or private sale of the securities of our Company and/or any of its subsidiaries.

Nasdaq

Our shares are approved for listing on the Nasdaq under the symbol “PC.” We make no representation that our shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such shares will be listed on the Nasdaq at the completion of this offering.

128

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our shares in this offering has been arbitrarily determined by our Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

129

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our shares. These transactions may occur on the Nasdaq. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank borrowings) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

130

LEGAL MATTERS

The validity of the shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

We are being represented by Schlueter & Associates with respect to certain legal matters of U.S. federal securities.

We are being represented by Shook Lin & Bok LLP with respect to certain legal matters of Singapore law.

Certain legal matters of United States federal securities laws in connection with this offering will be passed upon for the underwriter by Sichenzia Ross Ference Carmel LLP.

131

EXPERTS

The financial statements as of June 30, 2023 and 2022, and for each of the two years in the period ended June 30, 2023 and 2022 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes one explanatory paragraph referring to the going concern uncertainty of the Company). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

132

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our Executive Officers, Directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

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INDEX TO PREMIUM CATERING (HOLDINGS) LIMITED AUDITED CONSOLIDATED FINANCIAL STATEMENTS

F-1

PREMIUM CATERING (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

CONDENSED BALANCE SHEETS

(Amount in dollar, except for share and per share data, or otherwise noted)

	As of June 30,	As of December 31,	As of December 31,
	2023	2023	2023
	S$	S$	US$
		(Unaudited)	(Unaudited)
			(Note 3(d))
ASSETS
Current assets:
Cash and cash equivalents	117,527	116,787	88,522
Accounts receivable, net	702,746	704,565	534,045
Amount due from related parties	210,834	81,152	61,512
Inventories	40,192	24,996	18,946
Deposits, prepayments and other receivables	1,523,906	1,178,054	892,938
Total current assets	2,595,205	2,105,554	1,595,963

Non-current assets:
Property and equipment, net	301,624	251,073	190,308
Operating lease right-of-use assets	4,806,881	4,287,623	3,249,923
Deferred financing cost	-	417,766	316,657
Total non-current assets	5,108,505	4,956,462	3,756,888

TOTAL ASSETS	7,703,710	7,062,016	5,352,851

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payables, accruals, and other current liabilities	962,754	922,693	699,382
Amount due to related party	-	98,261	74,480
Amount due to a shareholder	-	417,766	316,657
Bank borrowings	814,093	1,004,588	761,455
Lease liabilities	56,017	56,017	42,459
Operating lease payable	1,080,855	1,093,985	829,216
Income tax payable	33,986	33,986	25,761
Total current liabilities	2,947,705	3,627,296	2,749,410

Non-current liabilities:
Bank borrowings	936,888	631,889	478,958
Lease liabilities	80,507	52,499	39,793
Operating lease payable	3,726,026	3,193,638	2,420,706
Total non-current liabilities	4,743,421	3,878,026	2,939,457

TOTAL LIABILITIES	7,691,126	7,505,322	5,688,867

Commitments and contingencies	-	-	-

Shareholders’ equity
Share, par value US$0.0000005, 1,000,000,000,000 shares authorized, 20,000,000 shares issued and outstanding*	10	10	8
Additional paid-in capital	598,980	598,980	454,013
Retained earnings	(586,406)	(1,042,296)	(790,037)
Total shareholders’ equity	12,584	(443,306)	(336,016)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	7,703,710	7,062,016	5,352,851

* Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

See accompanying notes to consolidated financial statements.

F-2

PREMIUM CATERING (HOLDINGS) LIMITED AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED STATEMENTS OF INCOME (LOSS) /COMPREHENSIVE INCOME (LOSS)

(Amount in dollar, except for share and per share data, or otherwise noted)

	For the six-month period ended December 31,
	2022	2023	2023
	S$	S$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
			(Note 3(d))
Revenues, net	2,607,720	2,829,507	2,144,703

Cost of revenues	(1,980,577)	(2,195,076)	(1,633,819)

Gross profit	627,143	634,431	480,884

Operating expenses:
Selling and distribution	(4,384)	(26,519)	(20,101)
General and administrative	(546,937)	(1,001,759)	(759,311)
Total operating expenses	(551,321)	(1,028,278)	(779,412)

Income (Loss) from operations	75,822	(393,847)	(298,528)

Other income (expense):
Interest expense	(42,661)	(86,770)	(65,770)
Government grants	2,790	4,863	3,686
Other income	21,300	19,864	15,056
Total other income/(expense), net	(18,571)	(62,043)	(47,028)

Income (Loss) before income taxes	57,251	(455,890)	(345,554)

Income tax expense	(73,732)	-	-

NET INCOME (LOSS)/ COMPREHENSIVE INCOME (LOSS)	(16,481)	(455,890)	(345,554)

Net income/ (loss) per share attributable to shareholders
Basic and diluted*	(0.00)	(0.02)	(0.02)

Weighted average number of Shares outstanding
Basic and diluted*	20,000,000	20,000,000	20,000,000

* Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024

See accompanying notes to consolidated financial statements.

F-3

PREMIUM CATERING (HOLDINGS) LIMITED AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in dollar, except for share and per share data, or otherwise noted)

	Shares		Additional		Total
	No. of Shares*	Amount	paid-in capital	Retained earnings	shareholders’ equity
		S$	S$	S$	S$

Balance as of July 1, 2022	20,000,000	10	598,980	725,339	1,324,329
Interim Dividends	-	-	-	(870,000)	(870,000)
Net loss	-	-	-	(16,481)	(16,481)

Balance as of December 31, 2022	20.000,000	10	598,980	(161,142)	437,848

Balance as of July 1, 2023	20,000,000	10	598,980	(586,406)	12,584
Dividends declared to the former shareholders	-	-	-	-	-
Net loss	-	-	-	(455,890)	(455,890)
Balance as of December 31, 2023	20,000,000	10	598,980	(1,042,296)	(443,306)

* Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024

See accompanying notes to consolidated financial statements.

F-4

PREMIUM CATERING (HOLDINGS) LIMITED AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

(Amount in dollars, except for share and per share data, or otherwise noted)

	For the six-month period ended December 31,
	2022	2023	2023
	S$	S$	US$
	(Unaudited)	(Unaudited)	(Unaudited)
			(Note 3(d))
Cash flows from operating activities:
Net loss	(16,481)	(455,890)	(345,554)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation of property and equipment	68,031	52,001	39,416
Amortization of right-of- use assets	155,152	555,071	420,731
Change in operating assets and liabilities:
(Increase)/decrease in accounts receivables	57,349	(1,818)	(1,379)
(Increase)/decrease in related parties	1,529,865	227,942	172,775
Increase/(decrease) in amount due to a shareholder	-	417,766	316,657
Increase in inventories	-	15,196	11,518
(Increase) /decrease in deposits, prepayments and other receivables	(917,427)	(71,914)	(54,509)
(Decrease)/increase in accounts payables, accruals and other current liabilities	377,768	(40,060)	(30,364)
Decrease in operating lease liabilities	(155,152)	(555,071)	(420,731)
Income tax payable/(receivable)	73,732	-	-
Net cash provided by operating activities	1,172,837	143,223	108,560

Cash flows from investing activities:
Purchase of property and equipment	(17,709)	(1,450)	(1,099)
Proceed on disposal of subsidiary	-	-
Net cash used in investing activities	(17,709)	(1,450)	(1,099)

Cash flows from financing activities:
Repayment of bank borrowings	(291,393)	(114,505)	(86,792)

Repayment of finance lease	(11,288)	(28,008)	(21,230)
Dividend paid	(870,000)	-	-
Net cash used in financing activities	(1,172,681)	(142,513)	(108,022)

Net change in cash and cash equivalent	(17,553)	(740)	(561)

BEGINNING OF YEAR	141,551	117,527	89,083

END OF YEAR	123,998	116,787	88,522

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash (refund) paid for income taxes	-	-	-
Cash paid for interest	42,661	86,770	65,770

See accompanying notes to consolidated financial statements.

F-5

PREMIUM CATERING (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 2022 AND 2023

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Premium Catering (Holdings) Limited was incorporated in the Cayman Islands on May 30, 2023 as an investment holding company. Our Company conducts its primary operations, through its subsidiary that is incorporated and domiciled in Singapore namely, Premium Catering Private Limited. The subsidiary is mainly engaged in the business of food catering for function, events and workers in Singapore. Our Company has 11 years of experience in the catering in the food industry.

Premium Catering (Holdings) Limited

Our Company was incorporated in the Cayman Islands with limited liability on May 30, 2023 and the initial 1 share (“Initial Share”) was transferred to Hero Global on the same date for cash at par. The initial authorized share capital is 500,000,000 shares of a par value of US$0.001 each. On September 4, 2023, Hero Global, United Source, Ms. Kong, Trillion Able, Better Access and Mr. Gao further subscribed for 7,838, 450, 490, 490, 430 and 299 shares for cash at par resulting in Hero Global holding approximately 78.38%, 4.50%, 4.90%, 4.90%, 4.30% and 3.00% entire issued share capital of our Company. On October 4, 2023, True Sage acquired from Hero Global 4.90% of the issued share capital of our Company. Following the issuance of shares, 7,350, 450, 490, 490, 430, 490 and 300 shares are held by Hero Global, United Source, Ms. Kong, Trillion Able, Better Access, True Sage and Mr. Gao, as to approximately 73.50%, 4.50%, 4.90%, 4.90%, 4.30%, 4.90% and 3.00% of the issued share capital of our Company respectively.

Starry Grade Limited

On September 4, 2023, Starry Grade was incorporated in the BVI with limited liability. Starry Grade is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00. On September 20, 2023, our Company subscribed for, and Starry Grade allotted and issued to it 10 shares for cash at par.

Reorganization

Premium Catering Private Limited

On June 12, 2024, Hero Global, Mr. Gao and our Company entered into a sale and purchase agreement pursuant to which Hero Global and Mr. Gao transferred their 97% and 3% shareholding interest, respectively, in Premium Catering to Starry Grade. The consideration is settled by our Company allotting and issuing 1 share to Hero Global and 1 share to Mr. Gao, credited as fully paid.

Upon completion of our reorganization whereby the entire share capital of Premium Catering were transferred, our Group comprised Starry Grade and Premium Catering as our direct and indirect wholly-owned subsidiaries, respectively.

Our Company completed the reorganization of Premium Catering under common control of its then existing shareholders, who collectively owned all the equity interests of Premium Catering prior to the reorganization. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of our Company.

Description of subsidiaries incorporated and controlled by our Company

Name	Background	Effective ownership
		June 30, 2023	December 31, 2023

Starry Grade Limited	Investment holding	100%	100%

Premium Catering Private Limited	Principally engaged in the business of food catering for function, events and workers	100%	100%

F-6

NOTE－2 LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP which contemplates continuation of our Company on a going concern basis. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. Our Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. As of December 31, 2023, our Company reported net loss of S$455,890. As of December 31, 2023, our Company’s working capital deficit was S$1,521,742. These conditions give rise to substantial doubt as to whether our Company will be able to continue as a going concern.

To sustain its ability to support our Company’s operating activities, our Company may have to consider supplementing its available sources of funds through the following sources:

●	cash generated from operations;
●	other available sources of financing from Singapore banks and other financial institutions;
●	financial comfort from our Company’s related party; and
●	financial support from our Company’s shareholder.

There can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on our Company’s business. All of these factors raise substantial doubt about the ability of our Company to continue as a going concern. The accompanying financial statements for the six-month period ended December 31, 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of our Company to continue as a going concern.

NOTE – 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP.

(b)	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, impairment loss on inventories, assumptions used in assessing right-of-use assets and impairment of long-lived assets, and deferred tax valuation allowance.

(c)	Risks and uncertainties

The main operations of our Company are located in Singapore. Accordingly, our Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. Our Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. Although our Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Our Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt our Company’s operations.

F-7

(d)	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates.

The accompanying consolidated financial statements are presented in the S$, which is the reporting currency of our Company. In addition, our Company is operating in Singapore, maintain their books and record in their local currency, S$, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In translating the financial statements of our Company’s subsidiary from their functional currency into our Company’s reporting currency of United States dollars, consolidated balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period.

The value of foreign currencies including, the US Dollar, may fluctuate against the Singapore Dollar. Any significant variations of the aforementioned currencies relative to the Singapore Dollar may materially affect our Company’s financial condition in terms of reporting in S$. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	June 30, 2023	December 31, 2023
S$ to US$ Year End	1.3523	1.3193
S$ to US$ Average Rate	1.3642	1.3495

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

Translations of the balance sheets, statements of income (loss) /comprehensive income (loss) and statements of cash flows from S$ into US$ as of and for the year and period ended June 30, 2023 and December 31, 2023 respectively are solely for the convenience of the reader and were calculated at the rate of US$ 1.3523 = S$1 and US$ 1.3193= S$1, as set forth in the statistical release of the Federal Reserve System on June 30, 2023 and December 31, 2023. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on June 30, 2023 and December 31, 2023, or at any other rate.

(e)	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. Our Company maintains most of its bank accounts in Singapore.

(f)	Accounts Receivable

Accounts receivable include trade accounts due from customers in the sale of catering food.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. Our Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. Our Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

Our Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

F-8

(g)	Inventories

Inventory is stated at the lower of cost and market value, cost being determined on a first in first out cost basis. Market value of our finished goods inventory is determined based on its estimated net realizable value, which is generally the selling price less normally predictable costs of disposal and transportation. Our Company records adjustments to its inventory for estimated obsolescence or diminution in net realizable value equal to the difference between the cost of the inventory and the estimated net realizable value. At the point of loss recognition, a new cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

(h)	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Renovation	5 years
Furniture & Fittings	3 years
Machinery and equipment	5 years
Motor vehicles	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Results of operations.

(i)	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by our Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

(j)	Provisions

Provisions are recognized when our Company has a present obligation, legal or constructive, as a result of a previous event, if it is probable that our Company will be required to settle the obligation and a reliable estimate can be made of the obligation. The amount recognized is the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligations. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate of the expected future cash flows.

(k)	Trade and other payables

Trade and other payables are initially measured at amortized cost, using effective interest method.

(l)	Revenue Recognition

Our Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

F-9

ASC 606-10 provided the following overview of how revenue is recognized from our Company’s contracts with customers: Our Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which our Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Majority of our Company’s income is derived from contracts with customers in the sale of products, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Our Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. Our Company’s revenue recognition policies are in compliance with ASC 606, and currently generates its revenue from the following main sources as follows:

Revenue from food catering services provided

Revenue from food catering services includes supply of budget prepared meals, the operation of food stall and buffet catering services which consist of a single performance obligation that our Company satisfies at a point in time and are recognized upon the delivery and acceptance of the meals sold to the customers. Our Company recognizes food catering services revenue when the following events have occurred: (a) our Company has transferred physical ordered possession of the food (b) our Company has a present right to payment (c) the customer has legal rights to the food ordered upon delivery, and (d) the customer bears significant risks and rewards of ownership of the products.

Our Company records its revenues on food catering services provided, net of good & service taxes (“GST”) upon delivery of food ordered and the risk of loss of food ordered are fully transferred to the customers. The Company is subject to GST which is levied on the majority of the products at the rate of 8% on the invoiced value of sales in Singapore. Revenue represents the amount of consideration to which we expect to be entitled in exchange for food catering services provided.

For the six months ended December 31, 2022 and 2023, the total amount of GST collected from customers and remitted to government authorities was S$179,396 and S$226,417 respectively. This amount has been excluded from the revenue reported within our financial statements.

As of June 30, 2023 and December 31, 2023, the GST payable to government authorities was S$10,614 and S$13,380 respectively.

In certain circumstances, the Company receives advances from customers as prepayment on meals and services ordered and these are included in “Accounts payable, accruals and other current liabilities” as “Deposits received”. Revenue is recognized at a point in time where the customer simultaneously receives and consumes the benefits provided by the Company.

The income from ancillary delivery services is recognized upon the delivery and acceptance of the meals sold to the customers.

(m)	Cost of revenue

Cost of revenue mainly consists of raw material costs, labor costs, packaging material costs and delivery & freight cost.

(n)	General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, other miscellaneous administrative expenses.

(o)	Operating leases

Upon and hereafter the adoption of ASC 842 on January 1, 2019:

Our Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in our Company’s consolidated balance sheets. ROU assets represent our Company’s right to use an underlying asset for the lease term and lease liabilities represent our Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, our Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As our Company’s leases do not provide an implicit rate, our Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Our Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, our Company elected not to apply ASC 842 recognition requirements; and (ii) our Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

F-10

(p)	Government Grants

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When our Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the period ended December 31, 2022 and 2023 our Company received government subsidies of S$2,790 and S$4,863, which are recognized as government grants in the unaudited interim condensed statements of income (loss).

(q)	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

(r)	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The valuation allowance should be based on management’s judgment of what is more-likely- than not considering all available information, both quantitative and qualitative. Ultimately, the realization of deferred tax assets will depend on the existence of future taxable income.

For the years and period ended June 30, 2023 and December 31, 2023, our Company did not have any interest and penalties associated with tax positions. As of June 30, 2023 and December 31, 2023, our Company did not have any significant unrecognized uncertain tax positions.

Our Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, our Company files tax returns that are subject to examination by the relevant tax authorities.

(s)	Related Parties

Our Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of our Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of our Company; e) management of our Company; f) other parties with which our Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-11

The consolidated financial statements shall include disclosure of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

(t)	Commitments and Contingencies

Our Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to our Company but which will only be resolved when one or more future events occur or fail to occur. Our Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against our Company or un-asserted claims that may result in such proceedings, our Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on our Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect our Company’s business, financial position, and results of operations or cash flows.

(u)	Concentration of Credit Risk

Financial instruments that potentially subject our Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management.

For accounts receivable, our Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. Our Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

(v)	Exchange Rate Risk

The reporting currency of our Company is S$, to date the majority of the revenues and costs are denominated in S$ and a significant portion of the assets and liabilities are denominated in S$. As a result, our Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and S$. If S$ depreciates against US$, the value of S$ revenues and assets as expressed in US$ financial statements will decline. Our Company does not hold any derivative or other financial instruments that expose to substantial market risk.

F-12

(w)	Liquidity Risk

Liquidity risk is the risk that our Company will not be able to meet its financial obligations as they become due. Our Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

(x)	Fair Value Measurement

Our Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of our Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. Our Company accounts for loans receivable at cost, subject to impairment testing. Our Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

Our Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(y)	Recently Issued Accounting Pronouncements

In May 2020, the FASB issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. Our Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

F-13

NOTE － 4 DISAGGREGATION OF REVENUE

The following tables present our Company’s revenue disaggregated by business segment and geography, based on management’s assessment of available data:

	For the six-month period ended December 31,
	2022	2023
	S$	S$
Supply of budgeted prepared meals	2,535,822	2,436,297
Operation of food stall	70,640	349,083
Buffet catering services	1,008	40,515
Ancillary delivery services	250	3,612
	2,607,720	2,829,507

Sales at a single point in time	2,607,720	2,829,507

The Company recognizes revenue from sales of budgeted prepared meals, operation of food stall, buffet catering services and ancillary delivery services when the entity satisfied the performance obligation at a point in time generally as the food or services are delivered to the customer upon accepted by customer.

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segment. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	For the six-month period ended December 31,
	2022	2023
	S$	S$
Singapore	2,607,720	2,829,507
	2,607,720	2,829,507

F-14

NOTE－5 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of June 30,	As of December 31,
	2023	2023
	S$	S$
Accounts receivable – third parties	738,345	740,164
Less: allowance for doubtful accounts	(35,599)	(35,599)
Accounts receivable, net	702,746	704,565

For the years and period ended June 30, 2023 and December 31, 2023, our Company has made S$2,429 and NIL allowance for doubtful accounts and charged to the statements of income (loss) respectively. Our Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

Our Company generally conducts its business with creditworthy third parties. Our Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

The movements in the allowance for doubtful accounts for the years and period ended June 30, 2023 and 31 December 2023 were as follows:

	As of June 30,	As of December 31,
	2023	2023
	S$	S$
Balance at beginning of the year	33,170	35,599
Additions	2,429	-
Balance at end of the year	35,599	35,599

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	As of June, 30,	As of December 31,
	2023	2023
	S$	S$
Within 30 days	519,865	469,639
Between 31 and 60 days	3,338	3,967
Between 61 and 90 days	780	-
More than 90 days	178,763	230,959
Accounts receivable	702,746	704,565

NOTE－6 AMOUNT DUE FROM RELATED PARTIES

Amount due from related parties consisted of the following:

	As of June 30,	As of December 31,
	2023	2023
	S$	S$
Due from related parties
-LRS-Premium Pte. Ltd. (1)	171,181	-
-Team General Construction Pte. Ltd.(2)	5,116	34,347
-Premium-Rich Engineering Pte. Ltd.(3)	15,960	25,738
-Hing Fatt Building & Materials Pte. Ltd.(4)	18,577	21,067
	210,834	81,152

(1) 60% shares held by our Company’s Chief Executive Officer, Mr Gao

(2) 60% shares held by our Company’s Chief Executive Officer, Mr Gao via Premium-Rich Engineering Pte. Ltd.

(3) 100% shares held by Mr Gao

(4) 100% shares held by Mr Gao

The amount due from related parties are unsecured, interest-free and repayable on demand.

F-15

NOTE－7 INVENTORIES

Our Company’s inventories were as follows: -

	As of June 30,	As of December 31,
	2023	2023
	S$	S$
Raw foods	40,192	24,996

NOTE – 8 DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

	As of June 30,	As of December 31,
	2023	2023
	S$	S$
Prepayment (1)	581,927	239,233
Security deposit (2)	933,041	932,640
Staff loan	1,918	3,118
Other receivables	7,020	3,063
	1,523,906	1,178,054

(1) This amount includes prepayment paid to a related party-LRS-Premium Pte. Ltd. for the rental of Central Kitchen and equipment. (June 2023: S$569,252; Dec 2023: S$150,090)

(2) This amount includes security deposit paid to a related party -LRS- Premium Pte. Ltd. for the security deposit paid for the rental of Central Kitchen and rental of equipment. (June 2023: S$878,000; Dec 2023: S$878,000)

NOTE－9 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of June 30,	As of December 31,
	2023	2023
	S$	S$
At cost:
Machine & equipment	258,876	260,326
Renovation	75,369	75,369
Furniture & Fittings	45,877	45,877
Office equipment	19,295	19,295
Motor Vehicles	268,919	268,919
Less: accumulated depreciation	(366,712)	(418,713)
Property and equipment, net	301,624	251,073

Depreciation expense for the six-month period ended December 31, 2022 and 2023 were S$68,031 and S$52,001, respectively.

F-16

NOTE－10 AMOUNT DUE TO RELATED PARTY

Amount due to related party consisted of the following:

	As of June 30,	As of December 31,
	2023	2023
	S$	S$
Due to related party
- LRS-Premium Pte. Ltd.(1)	-	98,261

	-	98,261

(1) 60% shares held by our Company’s Chief Executive Officer, Mr Gao

The amount due to related party is unsecured, interest-free and repayable on demand.

NOTE－11 BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of June 30,	As of December 31,
	repayments	interest rate	2023	2023
			S$	S$
Term loans	Within 5 years	2.5-3.25%	1,550,230	1,250,266
Trust receipts	Within 150 days	6.2%	200,751	386,211
			1,750,981	1,636,477

Representing: -
Within 12 months			814,093	1,004,588
Over 1 year			936,888	631.889
			1,750,981	1,636,477

As of June 30, 2023 and Dec 31, 2023, bank borrowing was obtained from a financial institution in Singapore, which bear annual interest at a fixed rate at 2.5-6.2% and variable at 6.2%. The borrowings are repayable in 150 days- 5 years.

Our Company’s bank borrowing is guaranteed under a personal guarantee from our Company’s Directors.

NOTE－12 RIGHT-OF-USE ASSETS

Our Company adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of the fiscal 2019, using the modified retrospective approach. Our Company determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as our Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

F-17

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

Our Company adopts 2.5% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 4 years.

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	As of June 30,	As of December 31,
	2023	2023
	S$	S$
Assets
Operating lease, right-of-use asset, net	4,806,881	4,287,623
Total right-of-use asset	4,806,881	4,287,623

Liabilities
Current:
Operating lease liabilities	1,080,855	1,093,985
	1,080,855	1,093,985

Non-current:
Operating lease liabilities	3,726,026	3,193,638
	3,726,026	3,193,638

Total lease liabilities	4,806,881	4,287,623

As of June 30, 2023, right-of-use assets were S$4,806,881 and lease liabilities were S$4,806,881.

As of December 31, 2023, right-of-use assets were S$4,287,623 and lease liabilities were S$4,287,623.

The following tables summarize the lease expense for the six-month period ended.

	As of December 31,	As of December 31
	2022	2023
	S$	S$
Operating lease cost:
Operating lease expense (per ASC 842)	155,152	555,071
Total lease expense	155,152	555,071

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of the operating leases, as reported within “general and administrative” expense on the accompanying statement of income/(loss).

Other information: -

	As of December 31,	As of December 31,
	2022	2023
	S$	S$
Cash paid for amount included in the measurement of lease liabilities:
Operating cash flow from operating leases	155,152	555,071
Remaining lease term for operating leases	5	4
Weighted average discount rate for operating leases	2.5%	2.5%

F-18

Future Contractual Lease Payments as of December 31, 2023

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending December 31:

Operating lease amount
S$
2024	1,186,000
2025	1,150,000
2026	1,150,000
2027	1,006,246
Thereafter	-
Less: interest	(204,623)
Present value of lease liabilities	4,287,623

Representing:
Current liabilities	1,093,985
Non-current liabilities	3,193,638
4,287,623

Future Contractual Lease Payments as of June 30, 2023

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending June 30:

Operating lease amount
S$
2024	1,186,000
2025	1,150,000
2026	1,150,000
2027	1,150,000
Thereafter	431,246
Less: interest	(260,365)
Present value of lease liabilities	4,806,881

Representing:
Current liabilities	1,080,855
Non-current liabilities	3,726,026
4,806,881

NOTE 13. ACCOUNTS PAYABLE, ACCRUALS AND OTHER CURRENT LIABILITIES

Account payable, accrued expenses and other liabilities consists of the following:

	As of June 30, As of December 31,
	2023	2023
	S$	S$
Accounts payable	751,030	659,049
Payroll payable	105,735	112,438
Deposits received	58,173	52,360
Other payable	47,816	98,846
	962,754	922,693

NOTE－14 SHAREHOLDERS’ EQUITY

Shares

Our Company was established under the laws of Cayman Islands on May 30, 2023 with authorized share of 500,000,000 shares of par value US$0.001 each. One share was issued on May 30, 2023.

Our Company is authorized to issue one class of share.

For the sake of undertaking a public offering of the Company’s common shares, the Company has performed a series of re-organizing transactions resulting in 20,000,000 shares of common share outstanding as of December 31, 2023. The Company has accounted for these shares had they been issued and outstanding at the beginning of the first period presented. The Company only has one single class of common share that is accounted for as permanent equity.

On June 12, 2024, the Company effected a forward stock split of all issued and outstanding shares of 10,000 shares at a ratio of 1-to-2,000. As a result of the forward split, the Company now have 20,000,000 common shares issued and outstanding as of the date hereof. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to share split or dividend pursuant to ASC 260. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 2,000 for 1 share split. The shares of common stock retain a par value of $0.0000005 per share. Accordingly, an amount equal to the par value of the increased shares resulting from the stock split was reclassified from “Additional paid-in capital” to “Share”.

On June 12, 2024, Hero Global and Mr. Gao transferred their entire shareholding interest in Premium Catering to Starry Grade in consideration of our allotment and issue of one share to each of Hero Global and Mr. Gao, credited as fully paid. Upon completion of this reorganization whereby the entire share capital of Premium Catering was transferred to us, our Group comprised Starry Grade and Premium Catering as our direct and indirect wholly-owned subsidiaries, respectively. After the completion of a forward split on June 12, 2024 on the basis of 2,000 ordinary shares for every 1 share, our authorized share capital was changed to US$500,000 divided into 1,000,000,000,000 shares with a par value of US$0.0000005 each (the “Forward Split”). Following the completion of the Forward Split and surrender (“Surrender”) of 4,152,750 shares by Hero Global, 242,950 shares by Better Access, 276,850 shares by Trillion Able, 276,850 shares by Ms. Kong, 254,250 shares by United Source, 276,850 shares by True Sage and 169,500 shares by Mr. Gao, and prior to the offering, our total issued shares are held as to 10,547,250 shares by Hero Global, 645,750 shares by United Source, 703,150 shares by Ms. Kong, 703,150 shares by Trillion Able, 617,050 shares by Better Access, 430,500 shares by Mr. Gao and 703,150 shares by True Sage.

F-19

The holders of our Company’s share are entitled to the following rights:

Voting Rights: Each share of our Company’s share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our Company’s shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that our Company may decide to issue in the future, holders of our Company’s share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of our Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of our Company’s share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of our Company, subject to the prior rights of the holders of our Company’s preferred stock.

Other Matters: The holders of our Company’s share have no subscription, redemption or conversion privileges. Our Company’s share does not entitle its holders to preemptive rights. All of the outstanding shares of our Company’s share are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Company’s share are subject to the rights of the holders of shares of any series of preferred stock which our Company may issue in the future.

NOTE－15 INCOME TAXES

The provision for income taxes consisted of the following:

	As of June 30, As of December 31,
	2023	2023
	S$	S$
Income tax payable	33,986	33,986

Income tax expense	-	-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. Our Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Our Company is an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

BVI

Starry Grade is considered to be an exempted BVI Company and are presently not subject to income taxes or income tax filing requirements in the BVI or the United States.

Singapore

Premium Catering is operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

Our Company did not have any significant unrecognized uncertain tax positions. Our Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years and period ended June 30, 2023 and December 31, 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2023 and December 31, 2023.

F-20

NOTE－16 RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the six- months period ended December 31, 2022 and 2023, our Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

	As of June 30, As of December 31,
Nature of transactions	2023	2023
	S$	S$
		(unaudited)
Premium Rich Engineering Pte. Ltd.(1)
Amount due from you (trade)	37,302	56,354
Amount due from you (non-trade)	3,402	-
Amount due to you (non-trade)	24,744	30,617

LRS-Premium Pte. Ltd. (2)
Amount due from you (non-trade)	272,096	-
Amount due to you (non-trade)	100,915	98,261
Prepayment to you	569,252	150,090
Deposit paid	878,000	878,000

Hing Fatt Building & Material Pte. Ltd. (3)
Amount due from you (trade)	7,003	-
Amount due from you (non-trade)	11,664	21,067
Amount due to you (non-trade)	90	-

Team General Construction Pte. Ltd. (4)
Amount due from you (trade)	5,181	34,347
Amount due to you (non-trade)	65	-

	For the six-month period ended December 31,
Nature of transactions	2022	2023
	S$	S$
	(unaudited)	(unaudited)
Premium Rich Engineering Pte. Ltd.(1)
Sales during the period	378,901	117,679
Expenses charged to you	6,006	-
Rental income charged to you	-	-
Direct cost charged by you	-	-
Expenses charged by you	-	-
Deposit received from you	-	-

LRS-Premium Pte. Ltd. (2)
Rental charged by you	47,917	574,998
Expense charged by you	-	172,168

Hing Fatt Building & Material Pte. Ltd. (3)
Sales during the period	-	27,186
Rental charged to you	-	1,350
Expense charged by you	-	90

Team General Construction Pte. Ltd. (4)
Sales during the period	54,487	58,910
Expenses charged to you	-	-
Expense charged by you	325	-

(1) 100% shares held by our Company’s Chief Executive Officer, Mr Gao

(2) 60% shares held by Mr Gao

(3) 100% shares held by Mr Gao

(4) 60% shares held by our Company’s Chief Executive Officer, Mr Gao via Premium Rich Engineering Pte. Ltd.

Apart from the transactions and balances detailed elsewhere in these accompanying financial statements, our Company has no other significant or material related party transactions during the years presented.

F-21

NOTE－17 CONCENTRATIONS OF RISK

Our Company is exposed to the following concentrations of risk:

(a)	Major customers

For the six-month period ended December 31, 2023, there was one single customer A who accounted approximately for 12% of our Company’s revenues.

For the six-month period ended December 31, 2022, there was one single customer A who accounted approximately for 13% of our Company’s revenues.

(b)	Major vendors

For the six-month period ended December 31, 2023, two vendors who accounted for 10% or more of our Company’s purchases.

For the six-month period ended December 31, 2022, nil vendors who accounted for 10% or more of our Company’s purchases.

(c)	Credit risk

Financial instruments that potentially subject our Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. As of June 30, 2023 and December 31, 2023 bank and cash balances of S$117,527 and S$116,787 respectively was maintained at financial institutions in Singapore, of which these were subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, our Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value.

Our Company has adopted a policy of only dealing with creditworthy counterparties. Our Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

Our Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received,

As of June 30, 2023, there was S$122,861 and S$37,302 outstanding respectively from two single customers B and C whose account receivable balances of total amounts.

As of December 31, 2023, there was S$120,119, S$108,231 and S$106,186 outstanding respectively from three single customers A, B, C whose account receivable balances of total amounts.

(d)	Interest rate risk

As our Company has no significant interest-bearing assets, our Company’s income and operating cash flows are substantially independent of changes in market interest rates.

Our Company’s interest-rate risk arises from lease and bank borrowings Our Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of June 30, 2023 and December 31, 2023, the lease and four borrowings were at fixed interest rates with one borrowing was at variable rate.

F-22

(e)	Economic and political risk

Our Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence our Company’s business, financial condition, and results of operations.

(f)	Liquidity risk

Liquidity risk is the risk that our Company will not be able to meet its financial obligations as they become due. Our Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE－18 COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, our Company may be involved in various legal proceedings and claims in the ordinary course of business. Our Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of June 30, 2023 and December 31,2023, our Company has no material commitments or contingencies.

NOTE－19 SUBSEQUENT EVENTS

Except as disclosed above and elsewhere, our Company has evaluated all significant events that occurred subsequent to the consolidated balance sheet date and up to the approval of these consolidated financial statements, and conclude that there are no other significant events to report.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of

PREMIUM CATERING (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Premium Catering (Holdings) Limited and its subsidiaries (collectively referred to as the “Company”) as of June 30, 2022 and 2023, the related consolidated statements of income (loss) and comprehensive income (loss), and cash flows for each of the two years in the period ended June 30, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2023, and the results of its income/(loss) and its cash flows for each of the two years in the period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred loss, net current liability and has deficit on working capital that raise substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC
Singapore

We have served as the Company’s auditor since 2023.

February 2, 2024, except for Note 1,3, 4, 11,15 and 19 as to which the date is March 19, 2024, except for Note 3 as to which the date is May 8, 2024, except for Note 1 and 14 as to which the date is June 26, 2024

F-24

PREMIUM CATERING (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amount in dollar, except for share and per share data, or otherwise noted)

	As of June 30,
	2022	2023	2023
	S$	S$	US$
			(Note 3(d))
ASSETS
Current assets:
Cash and cash equivalents	141,551	117,527	86,909
Accounts receivable, net	808,616	702,746	519,667
Amount due from related parties	993,459	210,834	155,908
Inventories	-	40,192	29,721
Deposits, prepayments and other receivables	2,238,942	1,523,906	1,126,899
Total current assets	4,182,568	2,595,205	1,919,104

Non-current assets:
Property and equipment, net	392,928	301,624	223,045
Operating lease right-of-use assets	122,567	4,806,881	3,554,596
Total non-current assets	515,495	5,108,505	3,777,641

TOTAL ASSETS	4,698,063	7,703,710	5,696,745

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payables, accruals, and other current liabilities	536,989	962,754	711,936
Amount due to related party	274,832	-	-
Bank borrowings	587,945	814,093	602,006
Lease liabilities	56,017	56,017	41,423
Operating lease payable	122,567	1,080,855	799,272
Income tax payable	107,718	33,986	25,132
Total current liabilities	1,686,068	2,947,705	2,179,769

Non-current liabilities:
Bank borrowings	1,550,158	936,888	692,811
Lease liabilities	137,508	80,507	59,534
Operating lease payable	-	3,726,026	2,755,325
Total non-current liabilities	1,687,666	4,743,421	3,507,670

TOTAL LIABILITIES	3,373,734	7,691,126	5,687,439

Commitments and contingencies	-	-	-

Shareholders’ equity
Share, par value US$0.0000005, 1,000,000,000,000 shares authorized, 20,000,000 shares issued and outstanding*	10	10	7
Additional paid-in capital	598,980	598,980	442,935
Retained earnings	725,339	(586,406)	(433,636)
Total shareholders’ equity	1,324,329	12,584	9,306

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	4,698,063	7,703,710	5,696,745

* Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

See accompanying notes to consolidated financial statements.

F-25

PREMIUM CATERING (HOLDINGS) LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME (LOSS) /COMPREHENSIVE INCOME (LOSS)

(Amount in dollar, except for share and per share data, or otherwise noted)

	Years ended June 30,
	2022	2023	2023
	S$	S$	US$
			(Note 3(d))
Revenues, net	5,266,589	5,213,810	3,855,513

Cost of revenues	(3,997,436)	(4,066,566)	(3,007,148)

Gross profit	1,269,153	1,147,244	848,365

Operating expenses:
Selling and distribution	(11,000)	(27,719)	(20,497)
General and administrative	(1,062,174)	(1,516,758)	(1,121,614)
Total operating expenses	(1,073,174)	(1,544,477)	(1,142,111)

Income (Loss) from operations	195,979	(397,233)	(293,746)

Other income (expense):
Interest expense	(76,418)	(134,430)	(99,409)
Government grants	169,675	22,270	16,468
Other income	258,097	67,648	50,024
Total other income/(expense), net	351,354	(44,512)	(32,917)

Income (Loss) before income taxes	547,333	(441,745)	(326,663)

Income tax expense	(33,999)	-	-

NET INCOME (LOSS)/ COMPREHENSIVE INCOME (LOSS)	513,334	(441,745)	(326,663)

Net income/ (loss) per share attributable to shareholders
Basic and diluted*	0.03	(0.02)	(0.02)

Weighted average number of Shares outstanding
Basic and diluted*	20,000,000	20,000,000	20,000,000

* Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

See accompanying notes to consolidated financial statements.

F-26

PREMIUM CATERING (HOLDINGS) LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in dollar, except for share and per share data, or otherwise noted)

	Shares		Additional		Total
	No. of shares*	Amount	paid-in capital	Retained earnings	shareholders’ equity
		S$	S$	S$	S$

Balance as of July 1, 2021	20,000,000	10	598,980	412,005	1,010,995
Interim Dividends	-	-	-	(200,000)	(200,000)
Net income	-	-	-	513,334	513,334
Balance as of June 30, 2022	20,000,000	10	598,980	725,339	1,324,329
Dividends declared to the former shareholders	-	-	-	(870,000)	(870,000)
Net loss	-	-	-	(441,745)	(441,745)
Balance as of June 30, 2023	20,000,000	10	598,980	(586,406)	12,584

* Giving retroactive effect to the 2,000 for 1 share split effected on June 12, 2024.

See accompanying notes to consolidated financial statements.

F-27

PREMIUM CATERING (HOLDINGS) LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in dollars, except for share and per share data, or otherwise noted)

	Years ended June 30,
	2022	2023	2023
	S$	S$	US$
			(Note 3(d))
Cash flows from operating activities:
Net income/(loss)	513,334	(441,745)	(326,663)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation of property and equipment	92,517	117,288	86,732
Write off of property and equipment	-	18,975	14,032
Gain on disposal of subsidiary	(169,753)	-	-
Amortization of right-of- use assets	186,179	728,015	538,353
Change in operating assets and liabilities:
(Increase)/decrease in accounts receivables	(242,975)	105,869	78,288
(Increase)/decrease in related parties	1,973,965	507,793	375,503
Increase in inventories	-	(40,192)	(29,721)
(Increase) /decrease in deposits, prepayments and other receivables	(2,107,472)	715,036	528,756
(Decrease)/increase in accounts payables, accruals and other current liabilities	(379,832)	425,764	314,844
Decrease in operating lease liabilities	(186,179)	(728,015)	(538,353)
Income tax payable/(receivable)	26,293	(73,732)	(54,523)
Net cash (used in) /provided by operating activities	(293,923)	1,335,056	987,248

Cash flows from investing activities:
Purchase of property and equipment	(1,183,823)	(44,958)	(33,246)
Proceed on disposal of subsidiary	100,000	-	-
Net cash used in investing activities	(1,083,823)	(44,958)	(33,246)

Cash flows from financing activities:
Drawdown/(repayment) of bank borrowings	46,582	(387,122)	(286,270)

Drawdown/(repayment) of finance lease	129,022	(57,000)	(42,150)
Dividend paid	-	(870,000)	(643,348)
Net cash provided by/(used in) financing activities	175,604	(1,314,122)	(971,768)

Net change in cash and cash equivalent	(1,202,142)	(24,024)	(17,766)

BEGINNING OF YEAR	1,343,693	141,551	104,675

END OF YEAR	141,551	117,527	86,909

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash (refund) paid for income taxes	7,707	73,732	54,523
Cash paid for interest	76,418	134,430	99,409

See accompanying notes to consolidated financial statements.

F-28

PREMIUM CATERING (HOLDINGS) LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2023

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Premium Catering (Holdings) Limited was incorporated in the Cayman Islands on May 30, 2023 as an investment holding company. Our Company conducts its primary operations, through its subsidiary that is incorporated and domiciled in Singapore namely, Premium Catering Private Limited. The subsidiary is mainly engaged in the business of food catering for function, events and workers in Singapore. Our Company has 11 years of experience in the catering in the food industry.

Premium Catering (Holdings) Limited

Our Company was incorporated in the Cayman Islands with limited liability on May 30, 2023 and the initial 1 share (“Initial Share”) was transferred to Hero Global on the same date for cash at par. The initial authorized share capital is 500,000,000 shares of a par value of US$0.001 each. On September 4, 2023, Hero Global, United Source, Ms. Kong, Trillion Able, Better Access and Mr. Gao further subscribed for 7,838, 450, 490, 490, 430 and 299 shares for cash at par resulting in Hero Global holding approximately 78.38%, 4.50%, 4.90%, 4.90%, 4.30% and 3.00% entire issued share capital of our Company. On October 4, 2023, True Sage acquired from Hero Global 4.90% of the issued share capital of our Company. Following the issuance of shares, 7,350, 450, 490, 490, 430, 490 and 300 shares are held by Hero Global, United Source, Ms. Kong, Trillion Able, Better Access, True Sage and Mr. Gao, as to approximately 73.50%, 4.50%, 4.90%, 4.90%, 4.30%, 4.90% and 3.00% of the issued share capital of our Company respectively.

Starry Grade Limited

On September 4, 2023 Starry Grade was incorporated in the BVI with limited liability. Starry Grade is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00. On September 20, 2023, our Company subscribed for, and Starry Grade allotted and issued to it 10 shares for cash at par.

Reorganization

Premium Catering Private Limited

On June 12, 2024, Hero Global, Mr. Gao and our Company entered into a sale and purchase agreement pursuant to which Hero Global and Mr. Gao transferred their 97% and 3% shareholding interest, respectively, in Premium Catering to Starry Grade. The consideration is settled by our Company allotting and issuing 1 share to Hero Global and 1 share to Mr. Gao, credited as fully paid.

Upon completion of our reorganization whereby the entire share capital of Premium Catering were transferred, our Group comprised Starry Grade and Premium Catering as our direct and indirect wholly-owned subsidiaries, respectively.

Our Company completed the reorganization of Premium Catering under common control of its then existing shareholders, who collectively owned all the equity interests of Premium Catering prior to the reorganization. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of our Company.

Description of subsidiaries incorporated and controlled by our Company

Name	Background	Effective ownership

Starry Grade Limited	Investment holding	100%

Premium Catering Private Limited	Principally engaged in the business of food catering for function, events and workers	100%

LRS-Premium Pte. Ltd.	Investment holding	*

*LRS-Premium Pte. Ltd. was 100% hold by Premium Catering. With effect from June 1, 2022, Premium Catering disposed LRS-Premium Pte. Ltd. with a proceed on disposal of subsidiary at S$100,000.

Net liabilities disposed of:	S$

Cash and cash equivalents	25,236
Property and equipment	2,538,638
Accounts payable, amount due to related parties and accrued liabilities	(2,633,627)
Net	(69,753)
Consideration	(100,000)
Gain on disposal of subsidiary	(169,753)

The accompanying consolidated financial statements are presented assuming that our Company was in existence at the beginning of the first period presented.

F-29

NOTE－2 LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP which contemplates continuation of our Company on a going concern basis. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. Our Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. For the year ended June 30, 2023, our Company reported net loss of S$441,745. As of June 30, 2023, our Company’s working capital deficit was S$352,500. These conditions give rise to substantial doubt as to whether our Company will be able to continue as a going concern.

To sustain its ability to support our Company’s operating activities, our Company may have to consider supplementing its available sources of funds through the following sources:

●	cash generated from operations;
●	other available sources of financing from Singapore banks and other financial institutions;
●	financial comfort from our Company’s related party; and
●	financial support from our Company’s shareholder.

Management has commenced a strategy to raise debt and equity. However, there can be no certainty that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on our Company’s business. All of these factors raise substantial doubt about the ability of our Company to continue as a going concern. The accompanying financial statements for the years ended June 30, 2022 and 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of our Company to continue as a going concern.

NOTE – 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP.

(b)	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, impairment loss on inventories, assumptions used in assessing right-of-use assets and impairment of long-lived assets, and deferred tax valuation allowance.

(c)	Risks and uncertainties

The main operations of our Company are located in Singapore. Accordingly, our Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. Our Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. Although our Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Our Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt our Company’s operations.

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(d)	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates.

The accompanying consolidated financial statements are presented in the S$, which is the reporting currency of our Company. In addition, our Company is operating in Singapore, maintain their books and record in their local currency, S$, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In translating the financial statements of our Company’s subsidiary from their functional currency into our Company’s reporting currency of Singapore dollars, consolidated balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Translation gains and losses are recognized in the consolidated statements of income (loss) and comprehensive income (loss) as other comprehensive income or loss.

The value of foreign currencies including, the US Dollar, may fluctuate against the Singapore Dollar. Any significant variations of the aforementioned currencies relative to the Singapore Dollar may materially affect our Company’s financial condition in terms of reporting in S$. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	June 30, 2022	June 30, 2023
S$ to US$ Year End	1.3903	1.3523
S$ to US$ Average Rate	1.3600	1.3642

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

Translations of the balance sheets, statements of income (loss) /comprehensive income (loss) and statements of cash flows from S$ into US$ as of and for the year ended June 30, 2023 are solely for the convenience of the reader and were calculated at the rate of US$ 1.3523 = S$1, as set forth in the statistical release of the Federal Reserve System on June 30, 2023. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on June 30, 2023, or at any other rate.

(e)	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. Our Company maintains most of its bank accounts in Singapore.

(f)	Accounts Receivable

Accounts receivable include trade accounts due from customers in the sale of food catering.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. Our Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. Our Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

Our Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

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(g)	Inventories

Inventory is stated at the lower of cost and market value, cost being determined on a first in first out cost basis. Market value of our finished goods inventory is determined based on its estimated net realizable value, which is generally the selling price less normally predictable costs of disposal and transportation. Our Company records adjustments to its inventory for estimated obsolescence or diminution in net realizable value equal to the difference between the cost of the inventory and the estimated net realizable value. At the point of loss recognition, a new cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

(h)	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Renovation	5 years
Furniture & Fittings	3 years
Machinery and equipment	5 years
Motor vehicles	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Results of operations.

(i)	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by our Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

(j)	Provisions

Provisions are recognized when our Company has a present obligation, legal or constructive, as a result of a previous event, if it is probable that our Company will be required to settle the obligation and a reliable estimate can be made of the obligation. The amount recognized is the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligations. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate of the expected future cash flows.

(k)	Trade and other payables

Trade and other payables are initially measured at amortized cost, using effective interest method.

(l)	Revenue Recognition

Our Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

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ASC 606-10 provided the following overview of how revenue is recognized from our Company’s contracts with customers: Our Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which our Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Majority of our Company’s income is derived from contracts with customers in the sale of products, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Our Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. Our Company’s revenue recognition policies are in compliance with ASC 606 and currently generates its revenue from the following main sources as follows:

Revenue from food catering services provided

Revenue from food catering services includes supply of budget prepared meals, the operation of food stall and buffet catering services which consist of a single performance obligation that our Company satisfies at a point in time and are recognized upon the delivery and acceptance of the meals sold to the customers. Our Company recognizes food catering services revenue when the following events have occurred: (a) our Company has transferred physical ordered possession of the food (b) our Company has a present right to payment (c) the customer has legal rights to the food ordered upon delivery, and (d) the customer bears significant risks and rewards of ownership of the products.

Our Company records its revenues on food catering services provided, net of good & service taxes (“GST”) upon delivery of food ordered and the risk of loss of food ordered are fully transferred to the customers. The Company is subject to GST which is levied on the majority of the products at the rate of 8% on the invoiced value of sales in Singapore. Revenue represents the amount of consideration to which we expect to be entitled in exchange for food catering services provided.

For the years ended June 30, 2022 and 2023, the total amount of GST collected from customers and remitted to government authorities was S$337,329 and S$389,421 respectively. This amount has been excluded from the revenue reported within our financial statements.

As of June 30, 2022 and 2023, the GST payable to government authorities was S$24,087 and S$10,614 respectively.

In certain circumstances, the Company receives advances from customers as prepayment on meals and services ordered and these are included in “Accounts payable, accruals and other current liabilities” as “Deposits received”. Revenue is recognized at a point in time where the customer simultaneously receives and consumes the benefits provided by the Company.

The income from ancillary delivery services is recognized upon the delivery and acceptance of the meals sold to the customers.

(m)	Cost of revenue

Cost of revenue mainly consists of raw material costs, labor costs, packaging material costs and delivery & freight cost.

(n)	General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, other miscellaneous administrative expenses.

(o)	Operating leases

Upon and hereafter the adoption of ASC 842 on January 1, 2019:

Our Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in our Company’s consolidated balance sheets. ROU assets represent our Company’s right to use an underlying asset for the lease term and lease liabilities represent our Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, our Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As our Company’s leases do not provide an implicit rate, our Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Our Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, our Company elected not to apply ASC 842 recognition requirements; and (ii) our Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

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(p)	Government Grants

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When our Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended June 30, 2022, and 2023, our Company received government subsidies of S$169,675 and S$22,270, which are recognized as government grants in the consolidated statements of income (loss).

(q)	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

(r)	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The valuation allowance should be based on management’s judgment of what is more-likely- than not considering all available information, both quantitative and qualitative. Ultimately, the realization of deferred tax assets will depend on the existence of future taxable income.

For the years ended June 30, 2023 and 2022, our Company did not have any interest and penalties associated with tax positions. As of June 30, 2023 and 2022, our Company did not have any significant unrecognized uncertain tax positions.

Our Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, our Company files tax returns that are subject to examination by the relevant tax authorities.

(s)	Related Parties

Our Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of our Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of our Company; e) management of our Company; f) other parties with which our Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-34

The consolidated financial statements shall include disclosure of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

(t)	Commitments and Contingencies

Our Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to our Company but which will only be resolved when one or more future events occur or fail to occur. Our Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against our Company or un-asserted claims that may result in such proceedings, our Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on our Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect our Company’s business, financial position, and results of operations or cash flows.

(u)	Concentration of Credit Risk

Financial instruments that potentially subject our Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management.

For accounts receivable, our Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. Our Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

(v)	Exchange Rate Risk

The reporting currency of our Company is S$, to date the majority of the revenues and costs are denominated in S$ and a significant portion of the assets and liabilities are denominated in S$. As a result, our Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and S$. If S$ depreciates against US$, the value of S$ revenues and assets as expressed in US$ financial statements will decline. Our Company does not hold any derivative or other financial instruments that expose to substantial market risk.

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(w)	Liquidity Risk

Liquidity risk is the risk that our Company will not be able to meet its financial obligations as they become due. Our Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

(x)	Fair Value Measurement

Our Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of our Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. Our Company accounts for loans receivable at cost, subject to impairment testing. Our Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

Our Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(y)	Recently Issued Accounting Pronouncements

In May 2020, the FASB issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. Our Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

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In October 2021, the FASB issued ASU 2021-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2021-08 is effective for our Company for annual and interim reporting periods beginning July 1, 2021. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. Our Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. Our Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

Except as mentioned above, our Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

NOTE － 4 DISAGGREGATION OF REVENUE

The following tables present our Company’s revenue disaggregated by business segment and geography, based on management’s assessment of available data:

	Years ended June 30,
	2022	2023
	S$	S$
Supply of budgeted prepared meals	5,264,531	4,961,215
Operation of food stall	-	236,059
Buffet catering services	-	14,496
Ancillary delivery services	2,058	2.040
	5,266,589	5,213,810

Sales at a single point in time	5,266,589	5,213,810

The Company recognizes revenue from sales of budgeted prepared meals, operation of food stall, buffet catering services and ancillary delivery services when the entity satisfied the performance obligation at a point in time generally as the food or services are delivered to the customer and accepted by customer.

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segment. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Years ended June 30,
	2022	2023
	S$	S$
Singapore	5,266,589	5,213,810
	5,266,589	5,213,810

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NOTE－5 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of June 30,
	2022	2023
	S$	S$
Accounts receivable – third parties	841,786	738,345
Less: allowance for doubtful accounts	(33,170)	(35,599)
Accounts receivable, net	808,616	702,746

For the years ended June 30, 2022 and 2023, our Company has made the allowance for doubtful accounts and charged to the statements of income (loss). Our Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

Our Company generally conducts its business with creditworthy third parties. Our Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

The movements in the allowance for doubtful accounts for the years ended June 30, 2022 and 2023 were as follows:

	As of June 30,
	2022	2023
	S$	S$
Balance at beginning of the year	-	33,170
Additions	33,170	2,429
Balance at end of the year	33,170	35,599

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	As of June 30,
	2022	2023
	S$	S$
Within 30 days	685,167	519,865
Between 31 and 60 days	123,449	3,338
Between 61 and 90 days	-	780
More than 90 days	-	178,763
Accounts receivable	808,616	702,746

NOTE－6 AMOUNT DUE FROM RELATED PARTIES

Amount due from related parties consisted of the following:

	As of June 30,
	2022	2023
	S$	S$
Due from related parties
-LRS-Premium Pte. Ltd. (1)	987,117	171,181
-Team General Construction Pte. Ltd.(2)	6,342	5,116
-Premium-Rich Engineering Pte. Ltd.(3)	-	15,960
-Hing Fatt Building & Materials Pte. Ltd.(4)	-	18,577
	993,459	210,834

(1) 60% shares held by our Company’s Chief Executive Officer, Mr Gao

(2) 60% shares held by our Company’s Chief Executive Officer, Mr Gao via Premium-Rich Engineering Pte. Ltd.

(3) 100% shares held by Mr Gao

(4) 100% shares held by Mr Gao

The amount due from related parties are unsecured, interest-free and repayable on demand.

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NOTE－7 INVENTORIES

Our Company’s inventories were as follows: -

	As of June 30,
	2022	2023
	S$	S$
Raw foods	-	40,192

NOTE – 8 DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

	As of June 30,
	2022	2023
	S$	S$
Prepayment (1)	1,242,869	581,927
Security deposit (2)	989,070	933,041
Staff loan	7,003	1,918
Other receivables	-	7,020
	2,238,942	1,523,906

(1) This amount includes prepayment paid to a related party-LRS-Premium Pte. Ltd. for the rental of Central Kitchen and equipment. (2022: S$1,230,500; 2023: S$569,252)

(2) This amount includes security deposit paid to a related party -LRS- Premium Pte. Ltd. for the security deposit paid for the rental of Central Kitchen and rental of equipment. (2022: S$878,000; 2023: S$878,000)

NOTE－9 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of June 30,
	2022	2023
	S$	S$
At cost:
Machine & equipment	244,916	258,876
Renovation	97,448	75,369
Furniture & Fittings	28,750	45,877
Office equipment	19,295	19,295
Motor Vehicles	268,919	268,919
Less: accumulated depreciation	(266,400)	(366,712)
Property and equipment, net	392,928	301,624

Depreciation expense for the years ended June 30, 2022 and 2023 were S$92,517 and S$117,288, respectively.

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NOTE－10 AMOUNT DUE TO RELATED PARTY

Amount due to related party consisted of the following:

	As of June 30,
	2022	2023
	S$	S$
Due to related party
- Premium-Rich Engineering Pte. Ltd.(1)	274,832	-
	274,832	-

(1) 100% shares held by Mr. Gao

The amount due to related party is unsecured, interest-free and repayable on demand.

NOTE－11 BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of June 30,
	repayments	interest rate	2022	2023
			S$	S$
Term loans	Within 5 years	2.5-3.25%	2,138,103	1,550,230
Trust receipts	Within 150 days	6.2%	-	200,751
			2,138,103	1,750,981

Representing: -
Within 12 months			587,945	814,093
Over 1 year			1,550,158	936,888
			2,138,103	1,750,981

As of June 30, 2022 and 2023, bank borrowing was obtained from a financial institution in Singapore, which bear annual interest at a fixed rate at 2.5-3.25% and variable rate at 6.2%. Bank borrowings are repayable in 150 days- 5 years.

Our Company’s bank borrowing is guaranteed under a personal guarantee from our Company’s Directors.

NOTE－12 RIGHT-OF-USE ASSETS

Our Company adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of the fiscal 2019, using the modified retrospective approach. Our Company determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as our Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

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Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

Our Company adopts 2.5% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 4 years.

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	As of June 30,
	2022	2023
	S$	S$
Assets
Operating lease, right-of-use asset, net	122,567	4,806,881
Total right-of-use asset	122,567	4,806,881

Liabilities
Current:
Operating lease liabilities	122,567	1,080,855
	122,567	1,080,855

Non-current:
Operating lease liabilities	-	3,726,026
	-	3,726,026

Total lease liabilities	122,567	4,806,881

As of June 30, 2022, right-of-use assets were S$122,567 and lease liabilities were S$122,567.

As of June 30, 2023, right-of-use assets were S$4,806,881 and lease liabilities were S$4,806,881.

The following tables summarize the lease expense for the years.

	Years ended June 30,
	2022	2023
	S$	S$
Operating lease cost:
Operating lease expense (per ASC 842)	186,179	728,015
Total lease expense	186,179	728,015

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of the operating leases, as reported within “general and administrative” expense on the accompanying statement of income/(loss).

Other information: -

	Years ended June 30,
	2022	2023
	S$	S$
Cash paid for amount included in the measurement of lease liabilities:
Operating cash flow from operating leases	186,179	728,015
Remaining lease term for operating leases	0.5	4
Weighted average discount rate for operating leases	2.5%	2.5%

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Future Contractual Lease Payments as of June 30, 2023

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending June 30:

Operating lease amount
S$
2024	1,186,000
2025	1,150,000
2026	1,150,000
2027	1,150,000
Thereafter	431,246
Less: interest	(260,365)
Present value of lease liabilities	4,806,881

Representing:
Current liabilities	1,080,855
Non-current liabilities	3,726,026
4,806,881

NOTE 13. ACCOUNTS PAYABLE, ACCRUALS AND OTHER CURRENT LIABILITIES

Account payable, accrued expenses and other liabilities consists of the following:

	Years ended June 30,
	2022	2023
	S$	S$
Accounts payable	343,385	751,030
Payroll payable	51,096	105,735
Accruals expense	1,441	-
Deposits received	16,575	58,173
Other payable	124,492	47,816
	536,989	962,754

NOTE－14 SHAREHOLDERS’ EQUITY

Shares

Our Company was established under the laws of Cayman Islands on May 30, 2023 with authorized share of 500,000,000 shares of par value US$0.001 each. One share was issued on May 30, 2023.

Our Company is authorized to issue one class of share.

For the sake of undertaking a public offering of the Company’s common shares, the Company has performed a series of re-organizing transactions resulting in 20,000,000 shares of common share outstanding as of December 31, 2023. The Company has accounted for these shares had they been issued and outstanding at the beginning of the first period presented. The Company only has one single class of common share that is accounted for as permanent equity.

On June 12, 2024, the Company effected a forward stock split of all issued and outstanding shares of 10,000 shares at a ratio of 1-to-2,000. As a result of the forward split, the Company now have 20,000,000 common shares issued and outstanding as of the date hereof. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to share split or dividend pursuant to ASC 260. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 2,000 for 1 share split. The shares of common stock retain a par value of $0.0000005 per share. Accordingly, an amount equal to the par value of the increased shares resulting from the stock split was reclassified from “Additional paid-in capital” to “Share”.

On June 12, 2024, Hero Global and Mr. Gao transferred their entire shareholding interest in Premium Catering to Starry Grade in consideration of our allotment and issue of one share to each of Hero Global and Mr. Gao, credited as fully paid. Upon completion of this reorganization whereby the entire share capital of Premium Catering was transferred to us, our Group comprised Starry Grade and Premium Catering as our direct and indirect wholly-owned subsidiaries, respectively. After the completion of a forward split on June 12, 2024 on the basis of 2,000 ordinary shares for every one share, our authorized share capital was changed to US$500,000 divided into 1,000,000,000,000 shares with a par value of US$0.0000005 each (the “Forward Split”). Following the completion of the Forward Split and surrender (“Surrender”) of 4,152,750 shares by Hero Global, 242,950 shares by Better Access, 276,850 shares by Trillion Able, 276,850 shares by Ms. Kong, 254,250 shares by United Source, 276,850 shares by True Sage and 169,500 shares by Mr. Gao, and prior to the offering, our total issued shares are held as to 10,547,250 shares by Hero Global, 645,750 shares by United Source, 703,150 shares by Ms. Kong, 703,150 shares by Trillion Able, 617,050 shares by Better Access, 430,500 shares by Mr. Gao and 703,150 shares by True Sage.

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The holders of our Company’s share are entitled to the following rights:

Voting Rights: Each share of our Company’s share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our Company’s shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that our Company may decide to issue in the future, holders of our Company’s share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of our Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of our Company’s share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of our Company, subject to the prior rights of the holders of our Company’s preferred stock.

Other Matters: The holders of our Company’s share have no subscription, redemption or conversion privileges. Our Company’s share does not entitle its holders to preemptive rights. All of the outstanding shares of our Company’s share are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Company’s share are subject to the rights of the holders of shares of any series of preferred stock which our Company may issue in the future.

NOTE－15 INCOME TAXES

The provision for income taxes consisted of the following:

	Years ended June 30,
	2022	2023
	S$	S$
Income tax payable	107,718	33,986

Income tax expense	33,999	-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. Our Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Our Company is an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

BVI

Starry Grade is considered to be an exempted BVI Company and are presently not subject to income taxes or income tax filing requirements in the BVI or the United States.

Singapore

Premium Catering is operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the years ended June 30, 2022 and 2023 are as follows:

	Years ended June 30
	2022	2023
	S$	S$
Income before income taxes	547,333	-
Statutory income tax rate	17%	-
Income tax expense at statutory rate	93,047	-
Tax effect of non-taxable income	(16,585)	-
Deferred tax asset not recognized	(31,882)	-
Tax exemption	(17,425)	-
Others	6,844
Income tax expense	33,999	-

Our Company did not have any significant unrecognized uncertain tax positions. Our Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended June 30, 2022 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2023.

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NOTE－16 RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the years ended June 30, 2022 and 2023, our Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

	Years ended June 30,
Nature of transactions	2022	2023
	S$	S$
Premium Rich Engineering Pte. Ltd.(1)
Amount due from you (trade)	-	37,302
Amount due from you (non-trade)	-	3,402
Amount due to you (non-trade)	274,832	24,744
Sales during the year	492,447	532,704
Expenses charged to you	7,550	2,952
Rental income charged to you	-	4,950
Direct cost charged by you	4,545	42,124
Expenses charged by you	-	99,518
Deposit received from you	-	3,600

LRS-Premium Pte. Ltd. (2)
Amount due from you (non-trade)	1,015,117	272,096
Amount due to you (non-trade)	28,000	100,915
Prepayment to you	1,230,500	569,252
Deposit paid	878,000	878,000
Rental charged by you	-	622,915
Expense charged by you	-	205,984

Hing Fatt Building & Material Pte. Ltd. (3)
Amount due from you (trade)	-	7,003
Amount due from you (non-trade)	-	11,664
Amount due to you (non-trade)	-	90
Sales during the year	-	6,484
Rental charged to you	-	10,800
Expense charged by you	-	90

Team General Construction Pte. Ltd. (4)
Amount due from you (trade)	6,342	5,181
Amount due to you (non-trade)	-	65
Sales during the year	56,800	106,037
Expenses charged to you	1,360	47
Expense charged by you	-	385

(1) 100% shares held by our Company’s Chief Executive Officer, Mr Gao

(2) 60% shares held by Mr Gao

(3) 100% shares held by Mr Gao

(4) 60% shares held by our Company’s Chief Executive Officer, Mr Gao via Premium Rich Engineering Pte. Ltd.

Apart from the transactions and balances detailed elsewhere in these accompanying financial statements, our Company has no other significant or material related party transactions during the years presented.

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NOTE－17 CONCENTRATIONS OF RISK

Our Company is exposed to the following concentrations of risk:

(a)	Major customers

For the year ended June 30, 2022, there was one single customer A who accounted approximately for 15% of our Company’s revenues.

For the year ended June 30, 2023, there were two single customers B and C who accounted approximately for 12% and 10% respectively of our Company’s revenues.

(b)	Major vendors

For the year ended June 30, 2022, no vendor who accounted for 10% or more of our Company’s purchases and the year ended June 30, 2023, two vendors who accounted for 10% or more of our Company’s purchases.

(c)	Credit risk

Financial instruments that potentially subject our Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. As of June 30, 2022 and 2023, bank and cash balances of S$141,551 and S$117,527 respectively was maintained at financial institutions in Singapore, of which these were subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, our Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value.

Our Company has adopted a policy of only dealing with creditworthy counterparties. Our Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

Our Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received,

As of June 30, 2022, there was no outstanding from a single customer A whose account receivable balances of total amounts.

As of June 30, 2023, there was S$122,861 and S$37,302 outstanding respectively from two single customers B and C whose account receivable balances of total amounts.

(d)	Interest rate risk

As our Company has no significant interest-bearing assets, our Company’s income and operating cash flows are substantially independent of changes in market interest rates.

Our Company’s interest-rate risk arises from lease and bank borrowings. Our Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of June 30, 2022, the lease and borrowings were at fixed interest rates. As of June 30, 2023, the lease and four borrowings were at fixed interest rates with one borrowing was at variable interest rate.

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(e)	Economic and political risk

Our Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence our Company’s business, financial condition, and results of operations.

(f)	Liquidity risk

Liquidity risk is the risk that our Company will not be able to meet its financial obligations as they become due. Our Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE－18 COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, our Company may be involved in various legal proceedings and claims in the ordinary course of business. Our Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of June 30, 2022 and 2023, our Company has no material commitments or contingencies.

NOTE－19 SUBSEQUENT EVENTS

On July 1, 2023, the Company signed a loan facility agreement with Hero Global for a loan facility of up to US$500,000 in connection with the paying of expenses of obtaining a listing of our shares. It is interest free and unsecured. The amount drawndown and outstanding under the loan as at the date of this prospectus is approximately US$420,000 and is repayable on the earlier of our listing or October 31, 2024.

Except as disclosed above and elsewhere, in accordance with the requirements of ASC Topic 855, our Company has evaluated all significant events that occurred subsequent to the consolidated balance sheet date and up to the approval of these consolidated financial statements, and conclude that there are no other significant events to report.

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Premium Catering (Holdings) Limited

2,000,000 shares

PROSPECTUS

Dated September 25, 2024